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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 10-K

                               [X] Annual Report Pursuant to Section 13 or
          15(d) of
                                        the Securities Exchange Act of 1934

                    For the fiscal year ended December 31, 1994
          Commission file
                    number 1-1569

                                                        or

                             [ ] Transition Report Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                        American Premier Underwriters, Inc.
                              (Exact name of registrant as specified in its charter)

                                   Pennsylvania
          23-6000765
                         (State or other jurisdiction of           (I.R.S.
          Employer
                          incorporation or organization)
          Identification No.)

                             One East Fourth Street
                                Cincinnati, Ohio
          45202
                      (Address of principal executive offices)         (Zip
          Code)

                    Registrant's telephone number, including area code:
          (513)
                    579-6600

                    Securities registered pursuant to Section 12(b) of the
          Act:

                                                               Name of each
          exchange
                    on
                       Title of each class                       which
          registered
                       -------------------

          ----------------

                    Common Stock, $1 par value. . . . . . . . . New York
          Stock
                    Exchange

                    Securities registered pursuant to Section 12(g) of the
          Act:

                                                       None

                         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
                    Securities Exchange Act of 1934 during the preceding 12 months
                    (or
                    for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No___

                         Indicate by check mark if disclosure of delinquent filers
                    pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the
                    best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form
                    10-K
                    or any amendment to this Form 10-K. [ ]

                         At March 23, 1995, the aggregate market value of the regis-
                    trant's voting stock held by non-affiliates was $552 million.

                         Indicate the number of shares outstanding of each of the
                    registrant's classes of common stock, as of the latest practicable date.

                                Class                   Outstanding at
          March 23, 1995
                                -----
          ----------------------------
                        Common Stock, $1 par value            41,668,536
          shares*

                         The following document has been incorporated by reference
                    into the Parts of this Report indicated:

                         Proxy statement involving the election of directors
                         which the registrant or its successor intends to file
                         with the Commission within 120 days after December
          31,
                         1994 (Part III)

                    ----------------------------

                         * As of March 23, 1995, 1,374,745 additional shares of
                    Common Stock remained to be distributed pursuant to the registrant's 1978 Plan of Reorganization.


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                                                 TABLE OF CONTENTS




           Page

           ----

                    PART I

                    Item   1.   Business. . . . . . . . . . . . . . . . . .
          .   1

                                Introduction. . . . . . . . . . . . . . . .
          .   1

                                Description of Businesses . . . . . . . . .
          .   2

                                      Insurance . . . . . . . . . . . . . .
          .   3

                                      Non-Insurance Assets. . . . . . . . .
          .  13

                                General . . . . . . . . . . . . . . . . . .
          .  14

                                Employees . . . . . . . . . . . . . . . . .
          .  15

                    Item   2.   Properties. . . . . . . . . . . . . . . . .
          .  15

                    Item   3.   Legal Proceedings . . . . . . . . . . . . .
          .  16

                    Item   4.   Submission of Matters to a Vote of Security
                                  Holders . . . . . . . . . . . . . . . . .
          .  20

                    Executive Officers of the Registrant. . . . . . . . . .
          .  20

                    PART II

                    Item   5.   Market for Registrant's Common Equity and
                                  Related Stockholder Matters . . . . . . .
          .  22

                    Item   6.   Selected Financial Data . . . . . . . . . .
          .  23

                    Item   7.   Management's Discussion and Analysis of
                                  Financial Condition and Results of
                                  Operations. . . . . . . . . . . . . . . .
          .  25

                    Item   8.   Financial Statements and Supplementary Data
          .  39

                    Item   9.   Changes in and Disagreements with
          Accountants
                                  on Accounting and Financial Disclosure. .
          .  39

                    PART III

                    Item  10.   Directors and Executive Officers of the
                                  Registrant  . . . . . . . . . . . . . . .
          .  39

                    Item  11.   Executive Compensation. . . . . . . . . . .
          .  39

                    Item  12.   Security Ownership of Certain Beneficial
                                  Owners and Management . . . . . . . . . .
          .  39

                    Item  13.   Certain Relationships and Related
                                  Transactions  . . . . . . . . . . . . . .
          .  39

                    PART IV

                    Item  14.   Exhibits, Financial Statement Schedules,
                                  and Reports on Form 8-K . . . . . . . . .
          .  40

                                                      PART I

                    Item 1.  Business

                                                   INTRODUCTION

                         American Premier Underwriters, Inc. (the
          "Company"), the
                    Registrant, was incorporated in the Commonwealth of Pennsylvania in 1846. In March 1994, the Company changed its name from The
                    Penn Central Corporation to American Premier
          Underwriters, Inc.
                    in order to better reflect its identity as a property and
                    casualty insurance specialist.

                         The Company's principal operations are conducted by a group of non-standard private passenger automobile insurance companies
                    (the "NSA Group") and by Republic Indemnity Company of
          America
                    ("Republic Indemnity"), a California workers' compensation insurance company.  See "Description of
          Businesses--Insurance."

                         On March 23, 1995, the Company's shareholders approved the
                    Company's acquisition (the "Acquisition") of all of the common stock of American Financial Corporation ("AFC"). Consummation of
                    the Acquisition is pending receipt of a private letter ruling from the Internal Revenue Service regarding the continuation of the Company's federal income tax consolidated group.
          Upon
                    consummation of the Acquisition, the Company will become a wholly owned subsidiary of American Premier Group, Inc. ("New American
                    Premier"), a new holding company formed by the Company for the purpose of acquiring all of the common stock of AFC. Pursuant to the terms of the Acquisition, (a) the Company will merge with a subsidiary of New American Premier and each of the 41.7 million shares of the Company's common stock expected to be then
                    outstanding will be converted into one share of New
          American
                    Premier common stock, (b) AFC will merge with another subsidiary of New American Premier and each share of AFC common stock will be converted into 1.435 shares of New American Premier common stock (after giving effect to a litigation settlement) and (c)
                    the Company and AFC will become wholly owned subsidiaries of New
                    American Premier.

                         The 28.3 million common shares of New American Premier to be issued in the Acquisition to the common shareholders of AFC, consisting of Carl H. Lindner, members of his family and trusts for their benefit, will constitute approximately 55.2% of the common stock of New American Premier expected to be then
                    outstanding. Mr. Lindner is Chairman of the Board and Chief
                    Executive Officer of both the Company and AFC and will continue in that role with New American Premier. AFC beneficially owns approximately 18.7 million shares (or approximately 44.8% of the outstanding shares) of the Company's common stock, which in effect will be acquired by New American Premier upon consummation of the Acquisition. Accordingly, the net increase in outstanding shares resulting from the Acquisition will be 9.6 million shares.

                    The Acquisition was approved by the Company's Board of Directors based on the recommendation of a special committee of the
                    Company's independent directors. In making its recommendation, the Special Committee relied on an opinion of Furman
          Selz
                    Incorporated that the number of New American Premier shares to be issued to the shareholders of AFC was fair to the shareholders of the Company (other than AFC) from a financial point of view.

                         AFC is engaged principally in multi-line property and
                    casualty insurance businesses through its wholly-owned
          Great
                    American Insurance Group.  Approximately 54% of the
          Great
                    American Insurance Group's net written premiums for 1994 came from specialty lines, with the balance being produced by
                    commercial and personal lines. AFC also owns 80% of American
                    Annuity Group, Inc., which through its Great American
          Life
                    Insurance Company subsidiary sells tax-deferred annuities
                    principally to employees of educational institutions.
          AFC's
                    assets also include a 46% interest in Chiquita Brands International, Inc., a world-wide marketer and producer of
                    bananas and other food products, and a 37.5% interest in
                    Citicasters Inc., which owns a group of radio and television broadcast stations.

                         Largely due to its divestitures of non-insurance assets over the past two years, the Company had $658.5 million of cash, short-term investments and marketable securities (other than those held by its insurance operations) at February 28, 1995.
                    One of the strategic objectives of the Acquisition was to provide an opportunity to redeploy most of these Parent Company assets to produce a higher rate of return than has been available on the instruments in which they have been invested. This objective is expected to be achieved through the utilization of up to
                    approximately $625 million of such assets for the early retirement of relatively expensive AFC and Company debt.  Any
                    such assets used to retire AFC debt are expected to be provided for such purpose principally in the form of interest-bearing loans by the Company to AFC or New American Premier.

                         In June 1994, the Company sold its last major remaining
                    non-insurance asset, consisting of notes and stock issued by
                    General Cable Corporation ("General Cable") that the Company had retained in its 1992 spin-off of General Cable stock to the
                    Company's shareholders, for $176.7 million as part of the
                    acquisition of all of General Cable's stock by Wassall PLC. See
                    Note 3 of the Notes to Financial Statements of the Company and
                    its subsidiaries in Item 8 of this Report ("Notes to Financial
                    Statements").

                         Between January 1, 1994 and February 13, 1995, the Company
                    purchased 5,359,297 shares of its common stock for approximately
                    $135.3 million in open market and privately negotiated transactions. As a result of the Acquisition, all of the
                    Company's outstanding common stock will be owned by New American
                    Premier.

                         Management expects that the Company's 1994 consolidated
                    Federal income tax return will report a remaining net operating loss carryforward currently estimated at $505 million, which will expire at the end of 1996 unless previously utilized, and
                    remaining capital loss carryforwards estimated at $325 million, which will expire in various amounts between 1995 and 1999 unless previously utilized. See Note 7 of the Notes to Financial
                    Statements.


                                             DESCRIPTION OF BUSINESSES

                         Set forth below is a narrative description of the business operations of the Company's Insurance segment, which is the only reportable industry segment for which financial information is presented in the financial statements in Item 8 of this Report.
                    In addition, information is presented with respect to the
                    Company's "Non-Insurance Assets."

                                                     Insurance

                      Introduction

                         The Company's principal operations are conducted through
                    specialty property and casualty insurance subsidiaries that underwrite and market non-standard automobile and workers'
                    compensation insurance.

                         The Company's primary objective in its insurance operations is to achieve underwriting profitability, in addition to earning income from investment of premiums. The Company has met this objective in each of the five full years that it has owned its insurance operations. In 1994, these operations had an overall generally accepted accounting principles ("GAAP") combined ratio of 97.0% (representing a 3.0% underwriting profit). On a
                    statutory basis, the combined ratio was 98.5%, as compared with a property and casualty statutory insurance average of 109.4% (as estimated by A.M. Best Company ("A.M. Best")).  The
          Company
                    experienced net earned premium growth of 22.3% in 1994 while maintaining underwriting profitability. Management's philosophy is to refrain from writing business that is not expected to produce an underwriting profit even if it is necessary to limit premium growth to do so.

                         The overall profitability of the Company's insurance
                    business is a function of both its underwriting profitability and the performance of its investment portfolio. See "Liquidity and
                    Capital Resources--Investing and Financing Activity" and
                    "Analysis of Continuing Operations--Insurance" in "Management's
                    Discussion and Analysis of Financial Condition and
          Results of
                    Operations" in Item 7 of this Report ("Management's
          Discussion
                    and Analysis") and Note 4 of the Notes to Financial
          Statements
                    for information regarding investments and investment income of the Company's Insurance segment.

                      Non-Standard Automobile Insurance

                         General. The NSA Group is engaged in the writing of
                    insurance coverage on private passenger automobile physical damage and liability policies for "non-standard risks." The NSA
                    Group has four principal operating units comprised of Atlanta
                    Casualty Company, Windsor Insurance Company, Infinity Insurance
                    Company and Leader National Insurance Company and their respective subsidiaries ("Atlanta Casualty", "Windsor", "Infinity" and "Leader National", respectively) and includes a
                    total of thirteen domestic insurance companies.
          Atlanta
                    Casualty, Windsor, Infinity and Leader National are rated A+
                    (Superior), A+ (Superior), A (Excellent) and A-
          (Excellent),
                    respectively, by A.M. Best, which rates insurance companies based upon factors of concern to policyholders.

                         Non-standard risks are those individuals who are unable to obtain insurance through standard market carriers due to factors such as age, record of prior accidents, driving violations, particular occupation or type of vehicle. Premium rates for non-standard risks are generally higher than for standard risks.
                    Total private passenger automobile insurance premiums written by insurance carriers in the United States in 1994 have been
                    estimated by A.M. Best to be approximately $98 billion. Because it can be viewed as a residual market, the size of the non-standard private passenger automobile insurance market changes with the insurance environment and grows when
                    standard coverage becomes more restrictive. Although this
                    factor, as well as industry differences in the criteria which distinguish standard from non-standard insurance, make it
                    difficult to make estimates of non-standard market size, NSA
                    Group management believes that the voluntary non-standard market has accounted for approximately 12% to 16% of total private passenger automobile insurance premiums written in recent years.
                    State "assigned risk" plans also service this market as an alternative to voluntary private insurance.

                         The NSA Group's net written premiums increased from $902
                    million in 1993 to $1,154 million in 1994.  The NSA
          Group
                    attributes its premium growth in recent years primarily to entry into additional states, increased market penetration in its existing states, overall growth in the non-standard market and the purchase of Leader National. Management of the Company believes the non-standard market has experienced growth in recent years as standard insurers have become more restrictive in the types of risks they will write. The NSA Group writes business in
                    41 states and holds licenses to write policies in 48 states and the District of Columbia.  See "Results of
          Operations--Insurance
                    --NSA Group" in Management's Discussion and Analysis regarding conditions which arose in 1994 which may affect the rate of the

                    NSA Group's future premium growth.

                         The U.S. geographic distribution of the NSA
          Group's gross
                    written premiums in 1994 compared to 1993, which includes Leader
                    National's gross written premiums from its May 1993 date of acquisition by the Company, was as follows:

                                                           Years Ended
          December 31,


                                                          1994
             1993


                                                            (Dollars in
          millions)
                      Texas .....................  $  145.2   13.1%      $
          96.5
                    10.7%
                      Georgia ...................     128.5   11.6
          110.7
                    12.3
                      Florida ...................     126.0   11.4
          121.1
                    13.5
                      California ................      72.0    6.5
          54.0
                    6.0
                      Arizona ...................      63.3    5.7
          53.7
                    6.0
                      Tennessee .................      60.4    5.4
          41.3
                    4.6













                      Indiana ...................      45.2    4.1
          29.3
                    3.3
                      Alabama ...................      44.2    4.0
          34.2
                    3.8
                      Oklahoma ..................      38.9    3.5
          28.1
                    3.1
                      Mississippi ...............      38.7    3.5
          28.4
                    3.2
                      All Other U.S. ............     346.5   31.2
          301.3
                    33.5

                      TOTAL......................  $1,108.9  100.0%
          $898.6
                    100.0%


                    In addition, the Company owns 51% of the stock of a 1993 start-up insurance company in the United Kingdom which specializes in non-standard automobile insurance. During 1994, this company had gross written premiums of $63.1 million ($23.7 million in 1993), of which $26.6 million ($9.8 million in 1993) was assumed by one of the Company's wholly owned insurance subsidiaries.

                         The NSA Group management believes that it has achieved
                    underwriting success over the past several years as compared to the automobile insurance industry as a whole due, in part, to the refinement of various risk profiles,
                    thereby dividing the consumer market into more defined segments which can either be excluded from coverage or priced properly.
                    The NSA Group also generally writes policies of short duration which allow more frequent rating evaluations of individual risks, providing management greater flexibility in the ongoing assessment of the business. In addition, the NSA Group has
                    implemented cost control measures both in the underwriting and claims handling areas.  See "Results of
          Operations--Insurance--
                    NSA Group" in Management's Discussion and Analysis for information regarding the underwriting profitability of the NSA
                    Group over the past three years.

                         Marketing. Each of the four principal units in the NSA
                    Group is responsible for its own marketing, sales, underwriting and claims processing. Sales efforts are primarily directed toward independent agents to convince them to select an NSA Group insurance company for their customers. These units each write policies through approximately 5,000 to 12,000 independent agents.

                         Of the approximately 1,010,000 NSA Group policies in force at December 31, 1994, approximately 11% had policy limits in excess of $50,000 per occurrence. Most NSA Group policies are written for policy periods of six months or less, and some are as short as one month.

                         Reinsurance. Due in part to the limited exposure on
                    individual policies, none of the insurance carriers in the NSA
                    Group is involved to a material degree in reinsuring risks with third party insurance companies.  Risks written by NSA
          Group
                    companies in excess of certain limits are in some cases reinsured with a major reinsurance company. In general, the risk retained by the NSA Group companies is $500,000 of ultimate net loss for each occurrence and certain portions of ultimate net losses in excess of such limits. Reinsurance premiums paid by the NSA Group in 1994 amounted to less than 1% of net written premiums of the
                    NSA Group for the period. See Notes 4 and 15 of the Notes to
                    Financial Statements for further information regarding reinsurance.

                         Competition. A large number of national, regional and local insurers write non-standard private passenger automobile
                    insurance coverage. Insurers in this market generally compete on the basis of price (including differentiation on liability limits, variety of coverages offered and deductibles), geographic availability and ease of enrollment and, to a lesser extent, reputation for claims handling, financial stability and customer service. NSA Group management believes that sophisticated data analysis for refinement of risk profiles has helped the NSA Group to compete successfully on the basis of price without negatively affecting underwriting profitability. The NSA Group attempts to provide selected pricing for a wider spectrum of risks and with a greater variety of payment options, deductibles and limits of liability than are offered by many of its competitors.
          The NSA
                    Group does not issue any participating policies and does not pay dividends to policyholders, except for Leader National, which paid policyholders $31,000 in dividends in 1994 pursuant to certain commercial vehicle programs.

                         Regulation. Like all insurance companies, including
                    Republic Indemnity discussed below under "Workers' Compensation
                    Insurance," the NSA Group insurance companies are subject to regulation in the jurisdictions in which they do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers
                    governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates.
                    Material transactions between insurance subsidiaries and their parents and affiliates generally must be disclosed and prior approval of the applicable insurance regulatory authorities generally is required for any such transaction which may be deemed to be extraordinary. In addition, while regulations differ from state to state, they typically restrict the maximum amount of dividends that may be paid by an insurer to its
                    shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on
                    earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends that may be paid by the NSA Group to the Company during 1995 without seeking regulatory clearance is $40.1
                    million.

                         Most states have created insurance guarantee associations to provide for the payment of claims for which insolvent insurers are liable but which cannot be paid out of such insolvent
                    insurers' assets. In applicable states, insurance companies, including the NSA Group companies, are subject to assessment by such associations, generally to the extent of such companies' pro rata share of such claims based on premiums written in the particular line of business in the year preceding the assessment, and subject to certain ceilings on the amount of such assessments in any year. In 1994, the NSA Group companies paid assessments to such associations aggregating approximately
          $800,000.

                         In addition, many states have created "assigned risk" plans, joint underwriting associations and other similar arrangements to provide state mandated minimum levels of automobile liability coverage to drivers whose driving records or other relevant characteristics make it difficult for them to obtain insurance in the voluntary market. Automobile liability insurers in those states are required to sell such coverage to a proportionate number (generally based on the insurer's share of the automobile liability insurance market in such state) of those drivers applying for placement as assigned risks. Assigned risks
                    accounted for less than 1% of net written premiums of the NSA
                    Group companies in 1994. Premium rates for assigned risk
                    business are established by the regulators of the particular state plan and are frequently inadequate in relation to the risks insured, resulting in underwriting losses.

                         In 1994, the NSA Group received approximately $72.0 million in net written premiums from California. Prior to 1989, automobile insurance rates in California, other than assigned
                    risk rates discussed above, were not subject to approval by any governmental agency and generally were determined by competitive market forces. In November 1988, Proposition 103 was approved by the California voters. It mandated important changes in the
                    California insurance market, including the requirement that insurance companies roll back automobile insurance rates to 80%
                    of the November 1987 levels, maintain those rates for one year and obtain prior approval of rates beginning in 1989.
          The
                    Company's acquisition of the NSA Group in 1990 was structured to protect the Company against the consequences of any rate rollback applied to the acquired operations. As for the prior approval requirements, the company through which
                    the NSA Group obtained the majority of its net written premiums in California increased its rates in August 1989; disposition of its applications for additional rate increases had, as with other companies, been suspended pending adoption of regulations
                    implementing Proposition 103. However, current legislation in
                    California generally provides that applications for rate
                    increases made on or after July 1, 1993 will be deemed approved after 180 days unless disapproved by the Department of Insurance.

                    The Company is unable to predict whether or at what level future rate increases, when applied for, may be approved. Over time, the failure to receive appropriate rate increases could result in reduced underwriting profitability in California for the NSA
                    Group. In addition, the Company could experience loss of premium volume in California as a result of actions it would take to maintain such profitability.

                         The operations of the NSA Group are dependent on the laws
                    and regulations of the states in which its insurance companies are domiciled or licensed or otherwise conduct business, and changes in those laws and regulations have the potential to materially affect the revenues and expenses of the NSA
          Group.
                    The Company is unable to predict whether or when
          Proposition
                    103-type initiatives or similar laws or regulations may be adopted or enacted in other states or what the impact of such developments would be on the future operations and revenues of its insurance businesses in such states.

                      Workers' Compensation Insurance

                         General. Republic Indemnity is engaged in the sale of
                    workers' compensation insurance in California. It also began writing in Arizona in 1993 and obtained approximately 1% of its gross written premiums from that state in 1994.
          Republic
                    Indemnity is currently rated A+ (Superior) by A.M.
          Best.

                         Workers' compensation insurance policies provide coverage
                    for workers' compensation and employer's liability.
          The workers'
                    compensation portion of the coverage provides for statutorily prescribed benefits that employers are required to pay to
                    employees who are injured in the course of employment including, among other things, temporary or permanent disability benefits, death benefits, medical and hospital expenses and expenses of vocational rehabilitation. The benefits payable and the duration of such benefits are set by statute, and vary with the nature and severity of the injury or disease and the wages, occupation and age of the employee. The employer's liability portion of the coverage provides protection to an employer for its liability for losses suffered by its employees which are not included within the statutorily prescribed workers' compensation coverage.
                    Republic
                    Indemnity generally issues policies for one-year periods.

                         Workers' compensation insurance operations are affected by employment trends in their markets, litigation activities, legal and medical costs, use of vocational rehabilitation programs and the provision of benefits for traditionally non-occupational injuries, such as stress and trauma claims. While higher claims costs are ultimately reflected in premium rates, there historically has been a time lag of varying periods between the
                    incurrence of higher claims costs and premium rate adjustments, which may unfavorably affect underwriting results.

                         See "Results of Operations--Insurance--Republic Indemnity"
                    in Management's Discussion and Analysis for information regarding the underwriting profitability of Republic Indemnity over the past three years.

                         Marketing.  Republic Indemnity writes insurance
          through
                    approximately 630 independent property and casualty
          insurance
                    brokers. In 1994, none of these produced more than 4.4% of total premiums.  The largest three of these produced
          approximately 9%
                    of total premiums.  Republic Indemnity has in excess of
          12,650
                    policies in force, the largest of which represents less than
                    1% of net premiums written.

                         Reinsurance. In its normal course of business and in
                    accordance with industry practice, Republic Indemnity reinsures a portion of its exposure with other insurance companies so as to limit its maximum loss arising out of any one occurrence.
                    Reinsurance does not legally discharge the original insurer from primary liability. Republic Indemnity retains the first $1.5 million of each loss, the next $1.5 million of each loss is reinsured with a major reinsurance company, the next $2 million of each loss is shared equally by Republic Indemnity and the reinsurance company and the remaining $145 million of each loss is covered by reinsurance provided by a group of more than 50 reinsurance companies. Premiums for reinsurance ceded by

                    Republic Indemnity in 1994 were 0.9% of net written premiums for the period. Republic Indemnity does not assume reinsurance, except as an accommodation to policyholders who have a small percentage of their employees outside the state of California.
                    See Notes 4 and 15 of the Notes to Financial Statements for
                    further information on reinsurance.

                         Competition. Republic Indemnity competes with both the
                    California State Compensation Insurance Fund (the "State Fund")
                    and over 275 other companies writing workers' compensation insurance in California. In 1993, the State Fund wrote approximately $1.7 billion in direct written premiums, which was
                    approximately 19.0% of the insured workers' compensation market in California. In addition, many employers are self-insured.
                    According to published sources, no other company wrote in excess of $545 million in direct written premiums in 1993.
          Republic
                    Indemnity wrote $469 million in statutory direct written premiums in 1993. With a market share of approximately 5.2% in 1993, not including risks self-insured by employers, Republic
          Indemnity
                    believes that it is currently the third largest writer of
                    workers' compensation insurance in California, including the
                    State Fund.

                         Approximately 89% of net premiums written by Republic
                    Indemnity in 1994 were from the sale of policies that provide for the discretionary payment of dividends to policyholders as a refund of premiums paid when Republic Indemnity's experience with such policyholders has been more favorable than certain specified levels and Republic Indemnity has had favorable financial
                    results.

                         Prior to the repeal of the California workers' compensation insurance minimum rate law effective January 1, 1995 discussed under "--Regulation" below, competition was based primarily on an insurer's reputation for paying dividends to policyholders.
                    Management believes that Republic Indemnity's record and
                    reputation for paying relatively high policyholder dividends have enhanced its competitive position in the past. With the repeal of the minimum rate law effective January 1, 1995, the premium rate levels offered by an insurer, rather than its reputation for paying policyholder dividends, have
                    become the most important factor affecting competition.
          For
                    further discussion of the impact of such repeal on Republic
                    Indemnity, see "Results of
          Operations--Insurance--Republic
                    Indemnity" in Management's Discussion and Analysis.

                         Other competitive factors include loss control services,
                    claims service, service to brokers and commission schedules.
                    While many companies, including certain of the largest writers, specialize in the writing of California workers' compensation insurance, Republic Indemnity believes it has a competitive advantage over certain other companies offering all lines of insurance in that its specialization in the workers' compensation field enables it to concentrate on that business with a favorable effect upon operations. Republic Indemnity may be at a competitive disadvantage when businesses that purchase general
                    property and casualty insurance are encouraged by other insurers to place their workers' compensation insurance as part of an overall insurance package. Although Republic Indemnity is one of the largest writers of workers' compensation insurance in
                    California, certain of its competitors are larger and/or have greater resources than Republic Indemnity.

                         Regulation. Republic Indemnity's insurance activities are
                    regulated by the California Department of Insurance for the benefit of policyholders. The Department of Insurance has broad regulatory, supervisory and administrative powers along the lines of those promulgated by most states relating to the activities of their domestically incorporated insurers and the conduct of all insurance business within their respective jurisdictions, as described more fully under "Non-Standard Automobile
          Insurance"
                    above. Prior to January 1, 1995, minimum premium rates for workers' compensation insurance were determined by the California
                    Insurance Commissioner (the "Insurance Commissioner") based in part upon recommendations of the Workers' Compensation Insurance
                    Rating Bureau of California.

                         In July 1993, California enacted legislation (the
          "Reform
                    Legislation") effecting an immediate overall 7% reduction in workers' compensation insurance premium rates and replacing the workers' compensation insurance minimum rate law, effective
                    January 1, 1995, with a procedure permitting insurers to use any rate within 30 days after filing it with the Insurance Commissioner unless the rate is disapproved by the
          Insurance
                    Commissioner.  On December 1, 1993, the Insurance
          Commissioner
                    ordered an additional 12.7% minimum premium rate decrease
                    effective January 1, 1994 for new and renewal policies entered into on and after January 1, 1994.  On September 21,
          1994, the
                    Insurance Commissioner approved an additional 16% minimum premium rate decrease effective October 1, 1994 for all new and renewal policies with anniversary dates on or after October 1, 1994 as well as the unexpired portion of policies incepting on or after
                    January 1, 1994.  See "Results of Operations--Insurance

                    --Republic Indemnity" in Management's Discussion and Analysis for
                    a discussion of the impact on Republic Indemnity of these rate reductions and the repeal of the minimum rate law.

                         As a result of the Reform Legislation's provisions
                    permitting employers to require injured workers to obtain medical services from "managed" health care organizations under prescribed circumstances, several health care organizations have
                    become affiliated, contractually and otherwise, with certain workers' compensation insurers. During 1994, Republic Indemnity entered into a managed care arrangement with a health care organization.  The

                    Company continues to evaluate the implications of these provisions, as well as the resulting affiliations, but is unable
                    to predict their ultimate impact on its workers' compensation insurance operations.

                         While Republic Indemnity has operated on a profitable basis, no assurances can be given that it could continue to do so in the face of adverse conditions in the California workers' compensation market.

                         Shareholder dividends paid within any twelve-month
          period
                    from a California property and casualty insurance company to its parent without regulatory approval cannot exceed the greater of
                    10% of the insurer's statutory policyholders' surplus as of the preceding December 31, or 100% of its net income for
          the
                    preceding calendar year, a limitation during 1995 of
          $42.2
                    million in the aggregate for Republic Indemnity.

                         Due to the existence of the State Fund, California does not require licensed insurers to participate in any involuntary pools or assigned risk plans for workers' compensation insurance.
                    California has guarantee regulations to protect policyholders of insolvent insurance companies. In California, an insurer cannot be assessed an amount greater than 1% of its premiums written in the preceding year, and the full amount is required to be
                    recovered through a mandated surcharge to policyholders.
                    Premiums written under workers' compensation policies are subject to assessment only with respect to covered losses incurred by the insolvent insurer under workers' compensation policies.
          There
                    were no such assessments for policy year 1994.

                         Proposition 103, which is described more fully under
                    "Non-Standard Automobile Insurance" above, does not affect workers' compensation insurance as directly as other lines of business principally because its rate rollback feature does not apply to workers' compensation insurance.

                      Reinsurance Subsidiary

                         Penn Central Reinsurance Company, a subsidiary of the
                    Company, commenced the writing of reinsurance in 1990.
          Earned
                    premiums in 1994 and 1993 were approximately $2.2 million and
                    $10.7 million, respectively.

                      Liability for Property-Casualty Losses and Loss
          Adjustment
                      Expenses

                         The consolidated financial statements of the Company and its subsidiaries in Item 8 of this Report include the estimated liability for unpaid losses and loss adjustment expenses ("LAE")
                    of the Company's insurance subsidiaries. The liabilities for losses and LAE are determined using actuarial and statistical procedures and represent undiscounted estimates of the ultimate net cost of all unpaid losses and LAE incurred through December
                    31 of each year. These estimates do not represent an exact calculation of liabilities but rather involve actuarial projections at a given time of what the Company expects the
                    ultimate settlement and administration of claims will cost based on facts and circumstances then known, estimates of incurred but not reported losses, predictions of future events, estimates of future trends in claims' severity and judicial theories of liability as well as other factors such as inflation and are subject to the effect of future trends on claim settlement.
                    These estimates are continually reviewed and adjusted as
                    experience develops and new information becomes known. In light of present facts and current legal
                    interpretations, management believes that adequate provision has been made for loss and LAE reserves. However, establishment of appropriate reserves is an inherently uncertain process, and there can be no certainty that currently established reserves will prove adequate in light of subsequent actual experience.
                    Future loss development could require reserves for prior periods to be increased, which would adversely impact earnings in future periods.

                         Increases in claim payments are caused by a number of
                    factors that vary with the individual types of policies written.
                    Future costs of claims are projected based on historical trends adjusted for changes in underwriting standards, policy provisions, the anticipated effect of inflation and general
                    economic trends. These anticipated trends are monitored based on actual development and are reflected in estimates of ultimate claim costs.

                         The following table provides an analysis of changes in the estimated liability for losses and LAE over the past three years, net of all reinsurance activity, in accordance with
          GAAP:

                                                               1994
          1993
                    1992
                                                                 (Dollars
          in
                    millions)







                    Balance at beginning of year, net of
                      reinsurance.........................   $ 916.3
          $763.5
                    $663.9

                    Provision for losses and LAE
                      occurring in the current year.......   1,169.5
          914.7
                    706.8
                    Net decrease in provision for claims
                      occurring in prior years............     (78.8)
          (57.8)
                    (20.2)
                                                             1,090.7
          856.9
                    686.6
                    Payments for losses and LAE occurring during:
                      Current year........................     553.6
          413.0
                    294.7
                      Prior years ........................     386.5
          345.1
                    292.3
                                                               940.1
          758.1
                    587.0

                    Loss and LAE reserves of subsidiaries
                      purchased ..........................      13.1
          54.0













                    --

                    Balance at end of year, net of
                      reinsurance.........................   1,080.0
          916.3
                    763.5

                    Reinsurance receivable on unpaid
                      losses and LAE at end of year (1)...      50.9
          45.1
                    --
                    Balance at end of period, gross of
                      reinsurance receivable (1) .........  $1,130.9
          $961.4
                    $763.5

                    ------------------------

                    (1) New accounting rules effective in 1993 require that
                    insurance
                         liabilities be reported without deducting reinsurance
                    amounts.
                         See Note 1 of Notes to Financial Statements.


                         The decreases in the provision for claims occurring in prior years result from reductions in the estimated ultimate losses and
                    LAE related to such claims.

                         The difference between the liability for losses and LAE
                    reported in the annual statements filed with the state insurance departments in accordance with statutory accounting principles and that reported in the consolidated financial statements in
                    Item 8 of this Report in accordance with GAAP is $62.5 million at
                    December 31, 1994, which is comprised of a $50.9 million
                    reinsurance receivable on unpaid losses and LAE at December 31,
                    1994 plus an $11.6 million liability for losses and LAE (net of
                    $4.2 million of reinsurance) of a consolidated foreign subsidiary at December 31, 1994.

                         The following table presents the development of the
                    liability for losses and LAE net of reinsurance for 1989 (the year the Company acquired its first insurance subsidiary) through
                    1994. The top line of the table shows the estimated liability for unpaid losses and LAE recorded at the end of the indicated
                    years. The second line shows the liability as re-estimated at
                    December 31, 1994. The remainder of the table presents development as percentages of the estimated liability.
          The
                    development results from additional information and experience in subsequent years. The middle line shows a cumulative redundancy which represents the aggregate percentage decrease in the
                    liability initially estimated. The lower portion of the table indicates the cumulative amounts paid as of successive periods as a percentage of the original liability.

                                                  1989     1990     1991
          1992
                    1993    1994
                                                              (Dollars in
          millions)
                    Liability for unpaid
                      losses and LAE:
                       As originally estimated   $369.1   $601.7   $663.9
          $763.5
                    $916.3 $1,080.0
                       As re-estimated at
                        December 31, 1994        $312.6   $539.1   $600.2
          $671.1
                    $837.5

                    Liability re-estimated
                      as of:
                       One year later .....       97.0%    96.5%    97.0%
          92.4%
                    91.4%
                       Two years later ....       89.7%    93.0%    93.4%
          87.9%
                       Three years later ..       85.7%    91.0%    90.4%
                       Four years later ...       85.5%    89.6%
                       Five years later ...       84.7%













                    Cumulative Redundancy..       15.3%    10.4%     9.6%
          12.1%
                    8.6%   N/A

                    Cumulative paid as of:
                       One year later .....       19.5%    43.0%    44.1%
          40.6%
                    40.9%
                       Two years later ....       49.1%    64.4%    64.5%
          59.3%
                       Three years later ..       64.6%    75.2%    74.2%

                       Four years later ...       71.4%    79.8%
                       Five years later ...       75.1%


                         The preceding table does not present accident or policy year development data. As indicated in the preceding table, the
                    Company has developed redundancies for all periods presented.
                    These redundancies were offset, in part, by deficiencies related to workers' compensation in the 1990 and 1991 accident years.
                    Furthermore, in evaluating the re-estimated liability and
                    cumulative redundancy, it should be noted that each percentage includes the effects of changes in amounts for prior periods.
                    For example, a redundancy related to losses settled in 1994, but incurred in 1989, would be included in the re-estimated liability and cumulative redundancy percentage for each of the years 1989 through 1993.  Conditions and trends that have affected

                    development of the liability in the past may not necessarily exist in the future. Accordingly, it is not appropriate to extrapolate future redundancies based on this table.

                                               Non-Insurance Assets

                      Businesses Divested

                         During 1994 and 1995, the Company completed the divestiture of all of its non-insurance subsidiaries.

                         In March 1994, the Company sold its Sperry Rail unit, which provided track testing services for the railroad industry, for
                    $9.8 million in cash. In May 1994, the Company sold its Marathon
                    Power Technologies Company unit, which manufactured vented-cell nickel-cadmium aircraft batteries, for $10.6 million in cash plus a $2.5 million note. In June 1994, the Company sold its 53.5%
                    common stock interest in DI Industries, Inc., which provided onshore contract oil and gas well drilling services, for $14.5 million in cash. In February 1995, the Company sold its
                    Apparatus unit, which manufactured aerial lift trucks, for $7.3 million in cash plus an $8.5 million note, subject to a post-
                    closing adjustment.

                         See Note 3 of Notes to Financial Statements for information with respect to the revenues, operating income and carrying value of the businesses sold.

                      Other

                         Coal Properties. The Company and a subsidiary own fee
                    interests in coal properties in Illinois, Ohio and Pennsylvania.
                    Most of these properties are leased at various royalty rates to coal mining companies under long-term arrangements, including fixed-term leases with renewal options and exhaustion leases.
                    The Company does not produce, prepare or sell coal or conduct mining operations.

                         Eight mines operated by lessees of the leased coal
                    properties supply steam coal for electrical utilities or
                    industrial customers. The future level of royalties above
                    certain minimum and advance royalties from the reserves presently under lease will depend upon the rate of mining, the change in certain price indices and, in some instances, the sales price of the coal. During 1994, the leased coal properties produced royalties of $6.2 million.

                         GCT and Related Development Rights. Subsidiaries of the
                    Company own Grand Central Terminal ("GCT") in New York City and
                    rights (the "Development

                    Rights") to develop or transfer approximately 1.7 million square feet of floor space in the GCT area. The Development Rights are derived from such subsidiaries' ownership of the land upon which
                    GCT is constructed. Utilization or transfer of such rights requires the approval of certain New York City agencies. If required governmental approvals are obtained, the floor space may be developed on certain sites in the vicinity of GCT, in each case subject to the requirements of applicable law.

                         The Company leases GCT (but not the Development Rights) and its related Harlem and Hudson rail lines to the Metropolitan
                    Transportation Authority of the State of New York (the
          "MTA").
                    In April 1994, the Company agreed to extend the end of the term lease from the year 2032 to 2274 and to grant an option to the
                    MTA to purchase the leased property in 25 years. In return, the
                    Company received consideration having an estimated present value of $55 million, consisting principally of a $5 million cash payment and an increase in future rental payments to the Company of approximately $2 million per year. Under the agreement with the MTA, the Company relinquished its right to construct an office building over GCT. However, the Company retained its rights to transfer the Development Rights from GCT to other sites in the surrounding area.

                         The Company has been party to a contract, originally entered into in 1983, for the sale of 1.5 million square feet of
                    Development Rights to a partnership controlled by The
          First
                    Boston Corporation (the "Partnership") for use at one or more sites neighboring GCT. Litigation brought by the Partnership challenging the New York City Planning Commission's denial of a special permit to transfer a portion of such Development Rights to a particular site was dismissed in 1991. That dismissal became final in May 1994 and, as a result, the contract will expire in accordance with its terms in May 1995.

                         Real Estate. Subsidiaries of the Company own certain land
                    and rights associated with the potential development of areas adjacent to, and above, the rail line at the Scarsdale, New York commuter railroad station. The Village of Scarsdale has designated a subsidiary of the Company as preferred developer for
                    the construction of a residential and retail use project adjacent to such station. Pursuant to the agreement with the MTA
                    discussed above under "GCT and Related Development
          Rights," in
                    April 1994, subsidiaries of the Company transferred all other rights to develop areas adjacent to, or above, the Harlem and
                    Hudson rail lines to the MTA.

                         The Company also has a program for the sale of real estate assets that relate to its former rail operations and other surplus land and facilities.

                         Oil and Gas Properties. The Company owns certain oil and
                    gas properties, located primarily in Oklahoma.

                         Management Company.  Buckeye Management Company, a
                    subsidiary of the Company, manages as the sole general partner of, and owns a 2% economic interest in, Buckeye Partners, L.P., which owns and operates refined petroleum products and crude oil pipelines in the northeast and midwestern United
          States.

                                                      GENERAL

                         Compliance with federal, state and local environmental
                    protection laws
                    during 1994 had no material effect upon the Company's capital expenditures, earnings or competitive position, and management anticipates no such material effects resulting from compliance during 1995. However, certain claims are pending against the
                    Company relating to environmental conditions allegedly attributable to the railroad operations of its predecessor, Penn
                    Central Transportation Company, as described below under Item
                    3--"Legal Proceedings."

                                                     EMPLOYEES

                         As of February 28, 1995, the approximate number of employees of the Company and its consolidated subsidiaries was:

                    Insurance .......................................
           3,600
                    Non-Insurance ...................................
             600
                    Corporate........................................
             100


                    Total ...........................................
           4,300


                         Approximately 170 of these employees, all in Non-Insurance businesses, are covered by collective bargaining agreements.


                    Item 2.  Properties

                         The Company's operations are conducted principally within
                    the United States, and the Company believes that its principal facilities, all of which are owned unless otherwise noted, are maintained in good operating condition and are adequate for the present needs of its operations.

                         The principal facilities by reportable industry segment and other operations are as follows:

                                                     Insurance

                      Non-Standard Automobile

                         The NSA Group's principal offices are leased facilities
                    located in Birmingham, Alabama (68,000 square feet), Atlanta
                    (81,000 square feet) and Norcross (147,000 square feet), Georgia and Independence, Ohio (43,000 square feet). These leases expire in 2005, 1998, 2000 and 1998, respectively.

                      Workers' Compensation

                         Republic Indemnity leases office space in Encino
          (72,000
                    square feet), San Francisco (57,000 square feet), San
          Diego
                    (11,000 square feet) and Sacramento (9,000 square feet),
                    California, and Phoenix, Arizona (3,000 square feet) under agreements expiring in 1996, 2001, 1998, 1996 and 2000,
                    respectively.

                                               Non-Insurance Assets

                      Coal Properties

                         The Company and a subsidiary own fee interests in
                    approximately 161,000 acres of coal properties in Illinois, Ohio and Pennsylvania.  Approximately

                    105,000 acres of these properties remain leased at various royalty rates to coal mining companies under long-term arrangements, including fixed-term leases with renewal options
                    and exhaustion leases.

                      GCT and Related Development Rights

                         Subsidiaries of the Company own GCT and rights to develop
                    floor space in the Grand Central Terminal area of New York City, as discussed under Item 1--"Description of Business--Non-
                    Insurance Assets--GCT and Related Development Rights."

                      Real Estate

                         The Company's real estate inventory at December
          31, 1994
                    included approximately 13,000 acres of real estate
          (including
                    approximately 50 acres with surplus facilities formerly used in divested operations) spread throughout 13 states.

                      Oil and Gas Properties

                         All of the Company's oil and gas properties are located in the United States.  As of December 31, 1994, the
          Company had
                    interests in 56 gross (27 net) producing oil wells and 4 gross (1 net) producing gas wells and 4,800 gross (2,238 net) developed and 12,007 gross (2,929 net) undeveloped acres.


                    Item 3.  Legal Proceedings

                                            Pre-Reorganization Matters

                         The following matters arose out of railroad operations
                    disposed of by the Company's predecessor, Penn Central Transportation Company ("PCTC"), prior to its bankruptcy
                    reorganization in 1978 and, accordingly, any ultimate liability arising therefrom in excess of previously established loss accruals would be attributable to pre-reorganization events and circumstances. In accordance with the Company's pre-reorganization accounting policy, any such ultimate liability
                    will reduce the Company's capital surplus and shareholders'
                    equity, but will not be charged to income. See Note 1 of the
                    Notes to Financial Statements. This accounting policy will not be available to New American Premier, which is the Company's parent as a result of the Acquisition described under
                    Item 1--"Business--Introduction," in its consolidated financial statements.

                      USX Litigation

                         In May 1994, USX Corporation ("USX") and its former
                    subsidiary, Bessemer and Lake Erie Railroad Company
          ("B&LE"),
                    filed actions (the "Actions") in the U.S. District Court for the

                    Western District of Pennsylvania in Pittsburgh and in the Ohio
                    State Court of Common Pleas for Cuyahoga County, Ohio against the
                    Company, as successor to the railroad business operated by PCTC prior to 1976. In both Actions, USX and B&LE seek indemnification and contribution for all or a portion of the
                    approximately $600 million that USX paid on B&LE's behalf in satisfaction of a judgment entered in 1991 against B&LE
          (the
                    "B&LE Judgment")
                    in certain litigation (the "Iron Ore Litigation") before the U.S.
                    District Court for the Eastern District of Pennsylvania in
                    Philadelphia that has been upheld on appeal and become final.
                    The B&LE Judgment was rendered against B&LE for its participation in an unlawful antitrust conspiracy among certain railroads commencing in the 1950's and continuing through the 1970's to deny competitive rail rates for the transportation of iron ore from certain lower Lake Erie docks to steel producing areas in the Midwest. USX and B&LE allege in both Actions that B&LE's liability for the B&LE Judgment was attributable to PCTC's alleged activities in furtherance of the conspiracy.

                         The Company believes that both Actions are without merit.
                    The Company was originally, like B&LE, a co-defendant in the Iron
                    Ore Litigation. However, all claims against the Company in the
                    Iron Ore Litigation were dismissed in the 1980's based on rulings that PCTC could not be held liable for such claims because (1)
                    any liability based on PCTC's activities prior to October 24,
                    1978 was discharged by the consummation order in PCTC's bankruptcy reorganization proceedings (the "Bankruptcy Consummation Order") and (2) there was no evidence that
          PCTC or
                    the Company engaged in any activities in furtherance of the alleged conspiracy during the period following October 24, 1978.
                    The Company believes that, as a matter of law, USX and B&LE cannot avoid the effect of that dismissal by bringing its actions for indemnification and contribution, and that the Actions will also be dismissed. In addition, the Company has other substantial defenses which it believes are independent bases for
                    dismissal of the Actions, including the jury findings in the Iron
                    Ore Litigation that B&LE's participation in the alleged conspiracy was intentional, which the Company believes would bar
                    any claims for indemnification or contribution against the
                    Company.

                         In June 1994, the Company petitioned the U.S. District Court for the Eastern District of Pennsylvania for an order directing
                    USX and B&LE to dismiss the Actions because they violate the
                    Bankruptcy Consummation Order, which contains an injunction against the assertion of claims against the Company based on
                    PCTC's pre-consummation conduct.

                         In October 1994, the District Court enjoined USX and B&LE
                    from continuing the Actions against the Company, ruling that their claims are barred by the Bankruptcy Consummation
          Order.
                    USX and B&LE have appealed the District Court's ruling to the
                    U.S. Court of Appeals for the Third Circuit.

                      Environmental Matters

                         The Company is a party or named as a potentially responsible party in a number of proceedings and claims by regulatory
                    agencies and private parties under various environmental
                    protection laws, including the Comprehensive
          Environmental
                    Response, Compensation and Liability Act ("CERCLA"), seeking to impose responsibility on the Company for hazardous waste
                    remediation costs at certain railroad sites formerly owned by
                    PCTC and at certain other sites where hazardous waste allegedly generated by PCTC's railroad operations is present. It is
                    difficult to estimate the Company's liability for remediation costs at these sites for a number of reasons, including the number and financial resources of other potentially responsible parties involved at a given site, the varying availability of evidence by which to allocate responsibility among such parties, the wide range of costs for possible remediation alternatives, changing technology and the period of time over which these matters develop. Nevertheless, the Company believes that its previously established loss
                    accruals for potential pre-reorganization environmental liabilities at such sites (including those established as a
                    result of the Special Court decision discussed below) are
                    adequate to cover the probable amount of such liabilities, based on the Company's estimates of remediation costs and related expenses at such sites and its estimates of the portions of such costs that will be borne by other parties. Such estimates are based on information currently available to the Company and are subject to future change as additional information becomes available. Such estimates do not assume any recovery from the
                    Company's insurance carriers, although the Company does intend to seek reimbursement from certain insurers for such remediation costs as the Company incurs.

                         In August 1994, the Special Court created by the
          Regional
                    Rail Reorganization Act of 1973 (the "Rail Act") ruled, in a decision that has become final, that CERCLA claims against the
                    Company with respect to the railroad sites it transferred to
                    Consolidated Rail Corporation ("Conrail") in 1976 pursuant to the
                    Rail Act are not barred by the terms of the transfer or by the settlement of the valuation proceedings related to the transfer.
                    In terms of potential liability to the Company, the most
                    significant of the sites affected by the Special Court decision is the railyard at Paoli, Pennsylvania ("Paoli Yard") formerly owned by PCTC. A Record of Decision issued by the U.S. Environmental Protection Agency in 1992 presented a final
                    selected remedial action for clean-up of polychlorinated
                    biphenyls ("PCB's") at Paoli Yard having an estimated cost of approximately $28 million.  As a result of the Special
          Court
                    decision, the Company has accrued a substantial portion of such estimated clean-up costs in its financial statements (in addition to related expenses) but has not accrued the entire amount because it believes it is probable that other parties, including
                    Conrail, will be responsible for substantial percentages of the clean-up costs by virtue of their operation of electrified railroad cars at Paoli Yard that discharged PCB's at higher levels than discharged by cars operated by PCTC.

                         In management's opinion, the outcome of the foregoing
                    environmental claims and contingencies will not, individually or in the aggregate, have a material adverse effect on the financial condition of the Company. In making this assessment, management has taken into account previously established loss accruals in its financial statements and probable recoveries from third parties.

                                                   Other Matters

                         AFC (which owns approximately 44.8% of the Company's
                    outstanding common stock), the Company and the Company's
                    directors are defendants in nine actions (the "Actions") filed by shareholders of the Company shortly following the December 12,

                    1994 public announcement of the definitive agreement for the proposed Acquisition described under Item
          1--"Business--
                    Introduction." Of the Actions, six are class actions and one is a derivative action pending in the Court of Common
          Pleas of
                    Hamilton County, Ohio, and two are class actions pending in the
                    Court of Common Pleas of Philadelphia County, Pennsylvania. The
                    Actions generally allege that the Acquisition would result in self-dealing transactions which dilute the equity interests of the Company's shareholders, and involve the purchase of AFC at a price which is excessive and unfair to the Company's public shareholders. Prior to the Settlement described below, the
                    Actions sought to (1) enjoin preliminarily and permanently the
                    Acquisition until full disclosure of all material facts has been made; (2) establish an
                    independent special committee to evaluate the terms of the proposed Acquisition and employ appropriate procedural safeguards to protect the interests of the Company's public shareholders;
                    (3) rescind the Acquisition or pay unspecified rescissory
                    damages; and (4) recover unspecified compensatory and rescissory damages and court costs and attorneys' fees.

                         As a result of negotiations between counsel for plaintiffs and representatives of defendants, the parties have executed a memorandum of understanding which settles all of the claims in all of the Actions, subject to court approval and confirmatory discovery (the "Settlement"). The defendants in the Actions deny any liability, that they acted or failed to act in any manner that could rise to a claim of breach of fiduciary duty, or that they have violated any law. The defendants have agreed to the
                    Settlement solely to avoid the burden and expense of further litigation and to facilitate the consummation of the Acquisition, which they believe is in the best interests of the Company's public shareholders.  The Settlement requires that Carl
          H.
                    Lindner and the members of his family (who collectively own all of AFC's outstanding common stock) reduce the number of shares of
                    New American Premier common stock that they will receive in the
                    Acquisition by 290,000 shares and required certain revisions to the Proxy Statement/Prospectus mailed to the Company's shareholders in connection with the Acquisition. The
          Company's
                    public shareholders will benefit from the Settlement because there will be fewer shares of New American Premier common stock outstanding. The defendants have agreed not to oppose the
                    application of plaintiffs' counsel to the Court for up to
                    $2,000,000 in fees and up to $100,000 in costs to be paid by New
                    American Premier.

                         On January 18, 1995, an Information was filed against
                    Buckeye Pipe Line Company ("Buckeye") in the U.S. District Court
                    for the Western District of Pennsylvania by the U.S. Government
                    charging Buckeye with two misdemeanor violations of environmental laws. Buckeye is a subsidiary of the Company which operates refined petroleum products pipelines. The charges arose from an incident on March 30, 1990 in which a landslide in western
                    Pennsylvania ruptured one of Buckeye's pipelines, and petroleum products flowed into a tributary of the Allegheny
          River.  The
                    Information alleges violation of the strict liability provisions of the Rivers and Harbors Act and negligence under the Clean
                    Water Act. This matter is not considered material to the
                    Company's financial condition or results of operations, but is included herein to comply with Securities and Exchange Commission rules requiring disclosure of environmental proceedings brought by governmental entities involving potential sanctions exceeding
                    $100,000.

                    Item 4.  Submission of Matters to a Vote of Security
          Holders

                         Not applicable.


                    Executive Officers of the Registrant

                         The persons named below are executive officers of the
                    Company who have been elected to serve in the capacities
                    indicated at the pleasure of the Company's Board of Directors.

                          Name, Age and               Principal Business
          Affiliations
                    Positions with the Company             During Past Five
          Years

                    Carl H. Lindner, 75               Mr. Lindner has been
          Chairman
                      Chairman of the Board and       of the Board and
          Chief Execu-
                        Chief Executive Officer       tive Officer of the
          Company
                                                      for more than five
          years and is
                                                      Chairman of the Board
          and Chief
                                                      Executive Officer of
          New
                                                      American Premier,
          which will be
                                                      the Company's parent.
          During
                                                      the past five years,
          Mr.
                                                      Lindner has been
          Chairman of
                                                      the Board and Chief
          Executive
                                                      Officer of AFC.  He
          is also
                                                      a director of

          American Annuity
                                                      Group, Inc., American
          Financial
                                                      Enterprises, Inc.,
          Chiquita
                                                      Brands International,
          Inc. and
                                                      Citicasters Inc.  Mr.
          Lindner
                                                      is Carl H. Lindner
          III's
                                                      father.

                    Carl H. Lindner III, 41           Mr. Lindner has been
          President
                      President and Chief Operating   and Chief Operating
          Officer of
                        Officer and a Director        the Company since
          February 1992
                                                      and is President and
          Chief
                                                      Operating Officer and
          a direc-
                                                      tor of New American
          Premier.
                                                      He served as Vice
          Chairman of
                                                      the Board of the
          Company from
                                                      October 1991 to
          February 1992.
                                                      During the past five
          years, Mr.
                                                      Lindner has been
          President of
                                                      Great American
          Insurance
                                                      Company, a property
          and casu-
                                                      alty insurance
          company owned by
                                                      AFC.

                    Neil M. Hahl, 46                  Mr. Hahl has been
          Senior Vice
                      Senior Vice President           President of the
          Company for
                        and a Director                more than five years
          and is
                                                      Senior Vice President
          and a
                                                      director of New
          American
                                                      Premier.  He is also
          a director
                                                      of Buckeye Management
          Company.

                    Robert W. Olson, 49               Mr. Olson has been
          Senior Vice
                      Senior Vice President,          President, General
          Counsel and
                        General Counsel and           Secretary of the
          Company for
                        Secretary and a Director      more than five years
          and is
                                                      Senior Vice
          President, General
                                                      Counsel and Secretary
          and a
                                                      director of New
          American
                                                      Premier.

                          Name, Age and               Principal Business
          Affiliations
                    Positions with the Company             During Past Five
          Years

                    Robert F. Amory, 49               Mr. Amory has been
          Vice Presi-
                      Vice President and Controller   dent and Controller
          of the
                                                      Company for more than
          five
                                                      years and is Vice
          President and
                                                      Controller of New
          American
                                                      Premier.

                    R. Bruce Brumbaugh, 42            Mr. Brumbaugh has
          been Vice
                      Vice President -- Risk          President -- Risk
          Management of
                        Management                    the Company for more
          than five
                                                      years.

                    Richard A. Carlson, 43            Mr. Carlson was
          elected Vice
                      Vice President and              President in February
          1994 and,
                        Assistant General Counsel     prior thereto, had
          been Staff
                                                      Vice President since
          January
                                                      1990 and Assistant
          General
                                                      Counsel since April
          1988.

                    Michael L. Cioffi, 42             Mr. Cioffi was
          elected Vice
                      Vice President and              President in February
          1993
                        Assistant General Counsel     and, prior thereto,
          had been
                                                      Staff Vice President
          since
                                                      January 1990 and
          Assistant
                                                      General Counsel since
          February
                                                      1988.

                    Robert E. Gill, 48                Mr. Gill has been
          Vice Presi-
                      President--Taxes                dent--Taxes of the
          Company for
                                                      more than five years.

                    Philip A. Hagel, 50               Mr. Hagel has been
          Vice Presi-
                      Vice President and Treasurer    dent and Treasurer of
          the
                                                      Company for more than
          five
                                                      years.

                    Michael D. Krause, 42             Mr. Krause has been
          President
                      President - Non-Standard        of the Company's
          Non-Standard
                        Automobile Insurance Group    Automobile Insurance
          Group
                                                      since October 1994.
          Mr. Krause
                                                      has been President of
          Windsor
                                                      Insurance Company, a
          non-
                                                      standard automobile
          insurance
                                                      subsidiary of the
          Company, for
                                                      more than five years.
          Mr.
                                                      Krause is deemed to
          be an
                                                      "executive officer"
          of the
                                                      Company, as that term
          is
                                                      defined in Rule 3b-7
          of the

                                                      Securities Exchange
          Act of
                                                      1934, because of the
          nature of
                                                      his responsibilities
          as an
                                                      officer of
          subsidiaries of the
                                                      Company.

                                                      PART II




                    Item 5.    Market for Registrant's Common Equity and
          Related
                               Stockholder Matters


                         The Company's common stock is listed and traded principally on
                    the New York Stock Exchange. On March 23, 1995, there were approximately 15,624 holders of record of the Company's
          Common
                    Stock.
                         During each of the first three quarters of 1993, the
                    Company's
                    Board of Directors declared dividends of $.21 per share, and during
                    the fourth quarter of 1993 declared a dividend of $.22 per share.

                    The Board declared dividends of $.22 per share in each of the first
                    three quarters of 1994, $.25 per share in the fourth quarter of
                    1994, the latter of which was paid in January 1995, and $.25 per share in the first quarter of 1995, payable in April
          1995.
                         The following table sets forth the high and low stock prices of the Company's Common Stock for the last two years, as reported on the New York Stock Exchange Composite Tape.


                                              1994                1993
                                          High      Low      High       Low

                    First Quarter       $33 1/4   $23 3/8   $28 5/8   $23
          1/2
                    Second Quarter       30        23 3/4    33 7/8    25
          1/2
                    Third Quarter        27 5/8    23 3/4    39 3/4    30
          3/8
                    Fourth Quarter       27        21 5/8    34 1/8    29


                         The Company's policy is to pay quarterly dividends on its
                    common stock in amounts determined by its Board of Directors. It is expected that New American Premier will adopt this policy.
                    The
                    ability of New American Premier to pay dividends will be
                    dependent
                    upon, among other things, the availability of dividends and payments under intercompany tax allocation agreements from its insurance company subsidiaries.

                    Item 6.    Selected Financial Data

                    (Dollars in millions, Except Per Share Amounts and
          Ratios)
                                                    1994      1993
          1992
                    1991      1990
                    Income Statement Data:(1)
                    Net Written Premiums         $1,635.5   $1,378.9
          $1,067.3  $
                    864.6  $  345.1
                    Insurance Revenues:
                         Premiums Earned         $1,557.9   $1,273.6  $
          998.7  $
                    845.6  $  342.0
                         Net Investment Income      129.9      114.7
          105.0
                    97.9      51.6
                         Net Realized Gains
                              (Losses)                 -        17.5
          23.6
                    26.5      (9.0)
                    Loss on Sale of General Cable
                      Corporation Securities        (75.8)        -
          -
                    -         -
                    Other Revenues                  155.4      357.5
          297.6
                    305.4     395.3
                              Total Revenues     $1,767.4   $1,763.3
          $1,424.9
                    $1,275.4  $  779.9

                    Income from Continuing Operations
                      before Income Taxes:
                         Insurance Operations    $  164.7   $  167.4  $
          143.5  $
                    144.5  $   36.8
                         Other Operations          (123.5)      22.7
          (59.4)
                    (65.1)     58.8
                                                 $   41.2   $  190.1  $






          84.1  $
                    79.4  $   95.6
                    Income from Continuing
                      Operations(2)              $     .8   $  242.7  $
          50.9  $
                    50.2  $   62.9
                    Income from Continuing Operations
                      Per Share(2)               $    .02   $   5.03  $
          1.08  $
                    1.03  $   1.03

                    Balance Sheet Data
                      (at year-end):(1)
                    Investments Held by Insurance
                      Operations                 $1,870.6   $1,602.7
          $1,304.2
                    $1,121.9  $  997.2
                    Cash, Short-term Investments and
                      Marketable Securities Other
                         Than Those of Insurance
                         Operations                 758.0      611.2
          395.1
                    537.3     458.6
                    Total Assets                  4,194.0    4,049.6
          3,486.2













                    3,330.0   3,280.1
                    Unpaid Losses and Loss Adjustment
                      Expenses, Policyholder Dividends
                      and Unearned Premiums       1,673.5    1,425.5
          1,069.0
                    889.5     823.4
                    Debt                            507.3      523.2
          656.1
                    665.9     516.2
                    Common Shareholders' Equity   1,548.7    1,722.3
          1,502.8
                    1,479.0   1,634.2
                    Book Value Per Share of
                         Common Stock               33.46      36.30
          32.40
                    31.23     31.00
                    Total Debt to Total Capital       25%        23%
          30%
                    31%       24%
                    Certain Financial Ratios
                      and Other Data:
                    Cash Dividends Declared Per Share
                      of Common Stock            $    .91   $    .85  $
          .81  $
                    .71  $    .53
                    Statutory Surplus of Insurance
                      Operations(3)              $  643.6   $  567.3  $
          453.6  $
                    392.9  $  345.0
                    Statutory Net Written Premiums to
                      Statutory Surplus(3,4)          2.5x       2.4x
          2.3x
                    2.3x      2.2x
                    GAAP Combined Ratio              97.0%      96.2%
          97.5%
                    97.0%     99.9%
                    Statutory Combined Ratio(3)      98.5%      94.0%
          96.5%
                    98.5%    100.1%
                    Industry Statutory Combined
                         Ratio for Property and
                         Casualty Insurers(5)       109.4%est. 106.9%
          115.8%
                    108.8%    109.6%


                    (1) The Company's principal non-standard automobile insurance operations were acquired on December 31, 1990 in a business acquisition accounted for as a purchase. Results of
                         operations of the acquired businesses are included from the effective date of the acquisition and the net assets of the acquired companies are included as of December 31, 1990.
                         Year-to-year comparisons are also affected by business
                         dispositions and by restructuring provisions and certain
                         unusual charges.  See Note 3 of Notes to Financial
                    Statements
                         and  "Management's Discussion and Analysis -
          Results of
                         Operations" for further information.
                    (2) The 1993 results include a $132 million, or $2.74 per share, tax benefit attributable to an increase in the Company's net deferred tax asset. See Note 7 of Notes to Financial
                         Statements and "Management's Discussion and
          Analysis -
                    Results
                         of Operations".
                    (3) Statutory information is based on domestic insurance
                         operations only.
                    (4) For 1990, the writings to surplus ratio is based on
                    statutory
                         surplus of Republic Indemnity only, excluding the statutory surplus of the NSA Group which was acquired on December 31,
                         1990, and a reinsurance subsidiary which had insignificant written premiums.
                    (5) Industry information was derived from Best Week Property/Casualty Supplement (January 11, 1995
          edition).

                    Item 7.
                          Management's Discussion and Analysis of Financial

                          Condition and Results of Operations


                         Management's Discussion and Analysis discusses the Company's financial condition and results of operations for each of the three
                    years in the period ended December 31, 1994. The following is a description of the Company's Insurance segment and other
                    operations. Amounts presented in the discussion and analysis relate only to continuing operations unless otherwise indicated.
                         On March 23, 1995, the Company's shareholders approved the acquisition of all of the common stock of American
          Financial
                    Corporation ("AFC"). Consummation of the acquisition is pending receipt of a private letter ruling from the Internal
          Revenue
                    Service regarding the continuation of the Company's federal income
                    tax consolidated group. Upon consummation of the acquisition, the
                    Company will become a wholly owned subsidiary of American Premier
                    Group, Inc. ("New American Premier"), a new corporation formed by the Company for the purpose of acquiring all of the common stock of
                    AFC.  As part of such acquisition (the "Acquisition"),
          (a) each
                    outstanding share of Company Common Stock will be converted into one share of New American Premier common stock and each outstanding share of AFC common stock will be converted into 1.435 shares of
                    New American Premier common stock and (b) the Company and AFC will
                    become subsidiaries of New American Premier. See Note 2 of Notes to Financial Statements.


                    INSURANCE
                         The Insurance segment consists primarily of a group of
                    non-standard private passenger automobile insurance companies
                    (the
                    "NSA Group") and a business which sells workers' compensation insurance principally in California ("Republic Indemnity"). The non-standard automobile insurance companies insure risks not typically accepted for standard automobile insurance coverage because of the applicant's driving record, type of vehicle, age
                    or
                    other criteria.


                    NON-INSURANCE OPERATIONS
                         These operations included the manufacture of a variety of
                    industrial products and the providing of other industrial
                    services
                    as well as energy and real estate operations. In connection with the Company's previously announced divestiture effort, all of the industrial businesses have been sold. Two were sold during 1993, two in 1994 and one in February of 1995. Also during 1994, the
                    Company sold its majority interest in operations which provided onshore oil and gas contract drilling and well workover services.
                    These businesses did not comprise reportable industry segments of the Company and, accordingly, are not reportable as discontinued
                    operations.

                    LIQUIDITY AND CAPITAL RESOURCES
                         The Company's management believes the following information may be useful in understanding the liquidity and capital
                    resources
                    of the Company.

                    (Dollars in Millions, Except Per Share Amounts)
                    As of and for the years ended December 31,      1994
           1993
                     1992
                    Cash, Parent Company short-term investments
                      and Parent Company fixed maturity
                      securities                                  $838.5
          $669.2
                    $498.8
                    Deduct items not readily available for
                      corporate purposes:
                        Cash held by the insurance operations      (36.3)
          (23.2)
                    (26.8)
                        Securities held in bank escrow accounts    (21.2)
          (20.2)
                    (65.5)
                        Private placement notes                    (23.0)
          (14.6)
                    (11.4)
                    Cash, short-term investments and marketable
                      securities                                  $758.0
          $611.2
                    $395.1

                    Total debt as a percentage of total capital      25%
            23%
                      30%

                    Book value per share of Common Stock          $33.46
          $36.30
                    $32.40
                    Net cash provided by continuing operating
                      activities                                  $307.6






          $304.1
                    $217.9

                         The $146.8 million increase during 1994 in the cash, short-
                    term investments and marketable securities included in
          the
                    preceding table was principally attributable to the
          sale for
                    $176.7
                    million of the Company's General Cable Corporation
          ("General
                    Cable") subordinated notes ("General Cable Notes") and
          General
                    Cable common stock to Wassall PLC ("Wassall"). See Note
          3 of
                    Notes
                    to Financial Statements for additional information on the General
                    Cable transaction. The Company also received aggregate proceeds of
                    $34.9 million from the divestiture of three of its non-insurance businesses. These increases in cash, short-term investments and marketable securities were partially offset by purchases of shares
                    of Company Common Stock for $47.7 million and the Company's redemption of all of its outstanding 9 1/2 percent subordinated debentures for $16.2 million plus accrued interest.
          During the
                    period subsequent to December 31, 1994 through February 13, 1995, the Company purchased 3.3 million shares of its Common Stock for
                    $82.8 million.
                         One of the strategic objectives of the Acquisition of AFC is to provide an opportunity to redeploy most of the Company's substantial Parent Company investment assets to produce a higher rate of return than has been available on the short-term fixed maturity instruments in which they have been invested.
          This
                    objective is expected to be achieved through the utilization of up
                    to approximately $625 million of the Parent Company investment portfolio to retire relatively expensive AFC and Company
                    long-term
                    debt. Any such assets used to retire AFC debt are expected to be provided for such purpose principally in the form of interest-
                    bearing loans by the Company to AFC or New American
          Premier.

                         The Company's Federal income tax loss carryforward is
                    available to offset taxable income and, as a result, the
                    Company's
                    requirement to currently pay Federal income tax is substantially eliminated.  It is expected that the 1994 consolidated
          Federal
                    income tax return will report a remaining net operating loss carryforward currently estimated at approximately $505 million, which will expire at the end of 1996 unless previously utilized.
                    After the Acquisition, it is anticipated that the Company's federal
                    income tax consolidated group will continue to exist, but will not
                    include any companies not presently in the group, except for New
                    American Premier. Accordingly, it is expected that the Company's
                    Federal income tax loss carryforward will continue to offset taxable income of members of the continuing group through 1996, if
                    not fully utilized prior thereto.

                    Net Cash Provided by Continuing Operating Activities

                         During each of the three years in the period ended December
                    31, 1994, the Company's continuing operations provided significant financial resources and sufficient cash flow to meet
          its
                    operating
                    requirements.  Management expects that the Company's
          operating
                    cash
                    flow and financial resources will continue to be adequate to meet its operating needs in the short-term and long-term (i.e., more than twelve months) future. If funds generated from operations, including dividends from subsidiaries, are insufficient to meet debt service charges and other corporate expenses in any period, the Company would be required to meet such charges through short-
                    term bank borrowings or sales of assets.  Cash flows of
          the
                    Company
                    may be influenced by a variety of factors, including changes in the
                    property and casualty insurance industry, the insurance regulatory environment and general economic conditions. Operating cash flow of the insurance operations is dependent primarily on the growth of
                    written premiums, the requirements for claim payments
          and the
                    rate
                    of return achieved on the insurance investment
          portfolio.
                         Cash provided by operating activities in 1994 was
          $3.5
                    million
                    higher than in 1993.  This increase resulted primarily
          from an
                    increase of $13.8 million in the insurance operations' operating cash flow. While the NSA Group and Republic Indemnity continued
                    to
                    experience growth in written premiums during 1994, the favorable impact of such growth on the operating cash flow has
          been
                    partially
                    offset by an increase in claims payments at the NSA
          Group
                    resulting
                    from business expansion in previous periods and by an increase in policyholder dividend payments at Republic Indemnity
          resulting
                    from
                    favorable loss development. Also contributing to the
          favorable
                    operating cash flow comparison are  higher interest
          receipts on
                    the
                    Parent Company investment portfolio and lower interest payments due
                    to debt reductions in 1993. In addition, in connection with the
                    Company's sale of its General Cable Notes and common stock, the
                    Company received a $19.2 million payment from Wassall
          in
                    consideration of assuming responsibility for certain actual and potential liabilities.  For further information
          regarding such
                    liabilities, see Note 11 of Notes to Financial Statements. These
                    favorable variances were partially offset by lower operating cash flow from the Company's non-insurance operations. Operating cash flow for 1993 also included net proceeds of $15.6
          million
                    resulting
                    from the settlement of certain litigation relating to a previously owned subsidiary which was included in the Company's
          1992
                    spin-off
                    to its shareholders of substantially all of the Company's General
                    Cable stock (the "General Cable Spin-off") and $26.0 million from payment of a note relating to the prior sale of an
          offshore
                    drilling rig.
                         During 1994 and 1993, the insurance operations
          generated
                    operating cash flow of  $341.6 million and $327.8
          million,
                    respectively, of which approximately 92 percent and 66 percent, respectively, was reinvested in the insurance
          operations to
                    support
                    underwriting activities.  The remaining amount, net of
          capital
                    contributions
                    where applicable, was paid to the Parent Company
          through
                    dividends
                    and intercorporate tax allocation payments. The increase in the amount of operating cash flow retained by the insurance operations in 1994, as compared with 1993, is attributable to
          higher 1994
                    capital requirements to support net written premium growth in the
                    NSA Group and variations in the timing of
          intercorporate tax
                    allocation payments.  The Company's insurance
          subsidiaries are
                    restricted as to the amount of stockholder dividends they can pay to the Company without prior regulatory approval. Under
          these
                    restrictions, the maximum amount of dividends which can be paid to
                    the Company during 1995 by these subsidiaries is $83.8 million.
                         Cash provided by operating activities in 1993 was
          $86.2
                    million higher than in 1992. This increase was primarily due to an
                    increase in the insurance operations' operating cash flow at
                    Republic Indemnity and, to a lesser extent, at the NSA
          Group.
                    Proceeds from payment of the note relating to the prior sale of an
                    offshore drilling rig and the previously mentioned litigation settlement relating to a former subsidiary which was included in the General Cable Spin-off, as well as lower interest payments due
                    to the redemption of the Company's 11 percent subordinated debentures in July 1993, also contributed to the improved
                    operating
                    cash flow. These favorable variances were partially offset by a settlement payment resulting from the termination of a reinsurance contract, lower operating cash flow from the Company's industrial
                    operations and lower interest receipts on the Parent
          Company
                    investment portfolio.

                    Investing and Financing Activity

                         During 1994, the Company's insurance operations made net
                    purchases of investments of $275.4 million and net purchases of investments for the Parent Company investment portfolio totalled
                    $129.1 million. The Company also used $47.7 million for
                    purchases
                    of shares of Company Common Stock, $40.6 million for the payment of
                    Common Stock dividends, $22.1 million for capital expenditures,
                    $16.2 million to redeem all of its outstanding 9 1/2 percent subordinated debentures and $13.9 million for the purchase of two small insurance companies. During this same period, the Company received $176.7 million from the sale of its General Cable Notes and stock to Wassall, $34.9 million from the sale of three of its non-insurance businesses and $19.1 million for shares of Company
                    Common Stock issued pursuant to the exercise of employee stock options.

                         At December 31, 1994, the Parent Company investment
                    portfolio
                    held unrated or less than investment grade corporate debt
                    securities with carrying values of $27.2 million. At that date, the
                    Company's insurance operations held $129.1 million of such unrated
                    or less than investment grade debt securities and preferred stocks.
                    As a group, unrated or less than investment grade investments may be expected to generate higher average yields than investment grade
                    securities. However, the risk of loss from default by the
                    borrower
                    may be greater with respect to such securities because these issuers usually have higher levels of indebtedness and may be more
                    sensitive to adverse economic conditions than are investment grade
                    issuers. In addition, there is only a thinly traded secondary market for such securities and market quotations are available from
                    a limited number of dealers. In order to manage its risk
                    associated with these investments, the Company limits its
                    investment in unrated or less than investment grade securities of any one issuer and regularly monitors the condition of the issuers
                    and their industries. At December 31, 1994, the largest
                    investment
                    of the Company and its insurance operations in such securities of any one issuer totalled $37.5 million.

                         During 1993, sales of the Parent Company's shares of common stock of Tejas Gas Corporation ("Tejas")and limited partnership units of Buckeye Partners L.P. ("Buckeye Units"), sales
          of the
                    Company's defense services operations and two of the
          Company's
                    industrial businesses and payment by General Cable of its short-
                    term note, issued in connection with the General Cable Spin-off, provided approximately $294 million in the aggregate.
          In
                    addition,
                    the Company received $24.0 million from the sale of
          shares of
                    Company Common Stock pursuant to the exercise of employee stock options.  During this same period, the Company used
          $133.3
                    million
                    to redeem all of its outstanding 11 percent
          subordinated
                    debentures, $52.8 million for the payment of the purchase price contingency relating to the acquisition of the NSA
          Group and
                    $38.0
                    million to acquire Leader National Insurance Company
          ("Leader
                    National"). The Company also used $38.2 million for the payment of
                    Common Stock dividends, $17.5 million for capital expenditures
                    and
                    $4.5 million for the purchase of an investment in an insurance company located in the United Kingdom. The Company's insurance operations made net purchases of investments of $179.9 million during 1993 and the Company used approximately $165.5 million for net purchases of investments for the Parent Company investment portfolio.
                         The Company's principal source of cash from investing and
                    financing activities during 1992 was maturities of the Parent
                    Company investment portfolio (net of purchases of investments)
                    which provided $113.2 million. In addition to $25 million
                    transferred to General Cable as part of the General
          Cable
                    Spin-off,
                    the Company used cash of $36.8 million for Common Stock dividends,
                    $36.8 million for purchases of shares of Company Common
          Stock,
                    $14.6 million for capital expenditures and $13.1 million for the repayment of debt. The Company's insurance operations made net purchases of investments totalling $164.3 million.
                         During each of the three years in the period ended December
                    31, 1994, the Company's continuing operations did not have large capital spending requirements. The Company presently has no plans
                    or commitments for material capital expenditures.


                    Borrowing Facilities and Debt Obligations

                         Because of the Company's balances of cash and short-term
                    investments and its positive cash flow from operating activities, the current borrowing requirements for the Company's existing businesses are not significant. At December 31, 1994, the
                    Company's total debt to total capital ratio was 25 percent as compared with 23 percent at year-end 1993. After taking into consideration the Company's purchases of its Common Stock which have been made subsequent to December 31, 1994, the Company's total
                    debt to total capital ratio at December 31, 1994 would be 26 percent. Total capital as defined for this ratio consists of debt,
                    minority interests in subsidiaries and common shareholders'
                    equity.
                    The Company is in compliance with all of its debt covenants, none of which are materially restrictive.
                         Under certain circumstances, the holders of the Company's
                    outstanding subordinated notes (see Note 6 of Notes to Financial
                    Statements) can require the Company to purchase all or part of such
                    notes at par plus accrued interest (the "Put Right").
          The
                    Acquisition of AFC, if followed by a ratings downgrade by either of
                    two rating agencies, would trigger the Put Right. Both agencies have placed the notes under review for possible ratings downgrade as a result of the Acquisition. The Company is unable to predict whether either or both of these agencies will in fact downgrade the
                    notes or to what extent, if any, holders of the notes would exercise their Put Right.

                    Adjustments of Estimated Pre-reorganization Liabilities

                         During 1994, 1993 and 1992, the Company increased
          its
                    accruals
                    for its net probable liability for claims and
          contingencies
                    arising
                    from events and circumstances preceding the Company's
          1978
                    reorganization. In 1994, the Company accrued $52.0 million consisting of pre-reorganization environmental and occupational injury and disease claims and related expenses offset by a credit representing the net present value of installment payments to be paid by Chicago Union Station ("CUSCO") to the Company resulting from a judgment against CUSCO in favor of the Company.
          The
                    environmental claims consist of a number of proceedings and claims
                    seeking to impose responsibility on the Company for hazardous waste
                    remediation costs at certain railroad sites formerly owned by the
                    Company's railroad predecessor, Penn Central
          Transportation
                    Company
                    ("PCTC"), and at certain other sites where hazardous waste was allegedly generated by PCTC's railroad operations. The occupational injury and disease claims include pending and expected claims by
                    former employees of PCTC of injury or disease allegedly caused by exposure to excessive noise or asbestos in the railroad
                    workplace.
                    In 1993, the Company accrued $14.0 million for pre-reorganization environmental claims and related expenses. In 1992, the Company accrued $15.0 million for pre-reorganization occupational injury and disease and environmental claims and related expenses.
                    Consistent with the Company's reorganization accounting policy, such amounts were charged to capital surplus rather than income.
                    See Notes 1, 11 and 12 to Notes of Financial
          Statements.
                         There are a number of factors which affect the Company's
                    estimate of its liability for future environmental remediation costs, including the number and financial resources of potentially responsible parties at a given site, the varying availability of
                    evidence by which to allocate responsibility among such parties, the wide range of costs for possible remediation alternatives, changing technology and the period of time over which these matters
                    develop. Although it is difficult to estimate future environmental liabilities, the Company believes that the accruals for potential
                    pre-reorganization environmental liabilities at December 31, 1994 are adequate based on the Company's estimates of remediation costs
                    and related expenses as well as its estimates of the portions of those costs that will be borne by other parties.
                         The net probable liabilities for
          pre-reorganization
                    occupational injury and disease claims and related expenses are based on the accumulation of estimates for reported claims, estimates of unreported claims based on past experience,
                    estimates
                    of probable recoveries from insurance carriers and estimates of expenses for investigating such claims. These liabilities are subject to the impact of changes in amounts required to settle claims and frequency and other factors. The Company believes that
                    the amounts recorded at December 31, 1994 are adequate for pre-
                    reorganization occupational injury and disease liabilities.
                         The Company's estimates for environmental and occupational injury and disease liabilities are based on information currently available to the Company and are subject to change in future periods as additional information becomes available.

                    RESULTS OF OPERATIONS

                    Analysis of Continuing Operations

                         The Company reported income from continuing
          operations for
                    1994 of $.8 million, or $.02 per share, which includes
          a net
                    realized capital loss of $1.53 per share, principally comprised of
                    a $75.8 million loss from the disposal of the General Cable Notes which were previously owned by the Company.
                         Income from continuing operations for 1993 was
          $242.7
                    million,
                    or $5.03 per share, which includes tax benefits of
          $132.0
                    million,
                    or $2.74 per share, attributable to increases in the
          Company's
                    net
                    deferred tax asset and a net realized capital gain of
          $43.6
                    million, or $.90 per share, which included gains from
          the
                    Company's
                    sales of its Tejas shares and Buckeye Units and
          provisions for
                    losses on the sales of certain non-insurance
          operations.  Income
                    from continuing operations for 1992 was $50.9 million, or $1.08 per
                    share, which included a net realized capital gain of
          $12.3
                    million,
                    or $.26 per share.
                         The Company's 1994 after-tax results increased to
          $74.5
                    million, or $1.55 per share, excluding the net realized capital loss, from $67.1 million, or $1.39 per share, for 1993, excluding the unusual deferred tax benefits and net realized capital gain.
                    This increase primarily resulted from higher investment income from
                    the insurance operations' investment portfolio and lower interest expense, partially offset by a reduction in interest and dividend income from the Parent Company investment portfolio and lower underwriting results. In 1993, the Company recognized approximately
                    $25.4 million of interest income on the General Cable Notes. The
                    Company's 1994 earnings do not include any interest income on the
                    General Cable Notes.
                         The 1993 income from continuing operations of $67.1 million, or $1.39 per share, increased from $38.6 million, or $.82 per share, reported in 1992, excluding the net realized capital gain.
                    The increase was principally due to improved operating results in the Company's insurance operations and higher interest and dividend
                    income generated from the Parent Company investment portfolio. In
                    1992, the Company recognized approximately $12.7 million of interest income on the General Cable Notes.

                    Insurance

                         Earned premiums of the insurance operations increased to

                    $1,557.9 million in 1994 as compared with $1,273.6 million for
                    1993. The increase was primarily due to an increase in earned premiums at the NSA Group and, to a lesser extent, at Republic
                    Indemnity. Investment income before realized gains and losses on sales of investments also increased due to higher average
                    investment balances primarily due to increased written premiums, partially offset by a decrease in the average yield on the insurance operations' investment portfolio. Operating income in
                    1994 was $165.4 million as compared with $167.4 million in 1993.
                    The 1993 results include net realized gains from sales of
                    investment securities of $17.5 million. There were no realized gains from such sales in 1994. See Note 4 of Notes to Financial
                    Statements for further information regarding gross realized and unrealized investment gains and losses. Excluding such gains, the insurance operations experienced an increase in operating income of
                    $15.5 million primarily due to an increase in underwriting profit at Republic Indemnity and higher investment income, partially offset by lower underwriting profit at the NSA Group.

                         Earned premiums of the insurance operations
          increased to
                    $1,273.6 million in 1993 as compared with $998.7 million for 1992 due to increases at both the NSA Group and Republic
          Indemnity.
                    Investment income before realized gains and losses on
          sales of
                    investments also increased due to higher average
          investment
                    balances, partially offset by a decrease in the average yield on the insurance operations' investment portfolio. Operating income in 1993 increased to $167.4 million from $143.5 million in 1992, primarily due to improved underwriting results at
          Republic
                    Indemnity and higher investment income, partially offset by lower net realized gains. Net realized gains from sales of investment securities in the insurance operations' portfolio totaled $17.5 million for 1993 compared with $23.6 million for 1992.
                         Underwriting profitability of the insurance
          operations is
                    measured by the combined ratio which, on a generally
          accepted
                    accounting principles ("GAAP") basis, is calculated as
          the
                    quotient
                    of (a) the sum of insurance losses and loss adjustment expenses
                    ("LAE"), policyholder dividends and commissions and
          other
                    insurance
                    expenses, excluding amortization of cost in excess of net assets acquired, divided by (b) premiums earned, as reflected
          in the
                    accompanying financial statements.  Underwriting
          results are
                    considered profitable when the combined ratio is under
          100
                    percent.

                    The GAAP combined ratio was 97.0 percent in 1994, 96.2 percent in
                    1993 and 97.5 percent in 1992.


                    NSA Group

                         In general, automobile coverage written by the NSA Group is sold to drivers who have not been accepted for coverage by a writer
                    of standard risks due to driving history, type of automobile, age of insured or other factors. Because it can be viewed as a residual market, the size of the non-standard private passenger automobile insurance market changes with the insurance environment.
                    Management of the Company believes the non-standard market has experienced growth in recent years as standard insurers have become more restrictive in the types of risks they will
                    write.
                    During the past three years, the NSA Group continued to obtain new
                    licenses to write business in additional jurisdictions.
          Total
                    number of licenses held by the NSA Group has grown by approximately
                    69 percent during this time period. Entering additional states, increased market penetration in its existing states and the purchase of Leader National have been primarily responsible for the
                    significant premium growth achieved by the NSA Group during the last three years.
                         The NSA Group management believes it has achieved
                    underwriting
                    success over the past several years as compared to the automobile insurance industry as a whole due, in part, to the refinement of various risk profiles, thereby dividing the consumer market into more defined segments which can either be excluded from coverage
                    or
                    priced properly. The NSA Group also generally writes policies of short duration which allow more frequent rating evaluations of individual risks, providing management greater flexibility in the ongoing assessment of the business. In addition, the NSA Group has
                    implemented cost control measures both in the underwriting and claims handling areas.

                         The following table presents certain information with
                    respect
                    to the NSA Group's insurance operations.

                                                           (Dollars in
          Millions)
                     Years Ended December 31,         1994          1993
           1992
                     Net Written Premiums          $1,154.1       $901.9
          $660.4

                     Net Earned Premiums            1,071.9       $804.4
          $594.8

                     Loss and LAE                     813.7        575.8
          414.8
                     Underwriting Expenses            256.3        204.4
          156.7
                     Underwriting Profit           $    1.9       $ 24.2
          $ 23.3

                     GAAP Ratios:
                          Loss and LAE Ratio           75.9%       71.6%
           69.7%
                          Underwriting Expense
                               Ratio                   23.9         25.4
           26.4
                          Combined Ratio               99.8%        97.0%
           96.1%

                     Statutory Ratios: (1)
                          Loss and LAE Ratio           76.0%        72.5%
           69.7%
                          Underwriting Expense
                               Ratio                   23.7         24.4
           26.1
                          Combined Ratio               99.7%        96.9%
           95.8%

                     Total Private Passenger Automobile
                       Insurance Industry Statutory
                       Combined Ratio(2)              102.7%est.   101.7%
          102.0%






                     (1)  Based on domestic insurance operations only.

                     (2) Industry information was derived from Best Week Property/Casualty Supplement (January 11, 1995
          edition).
                          The comparison shown is to the private passenger automobile insurance industry. Although the
          Company
                          believes that there is no reliable regularly published
                          combined ratio data for the non-standard automobile
                          insurance industry, the Company believes that such a
                          combined ratio would present a less favorable comparison
                          in that it would be lower than the private passenger
                          automobile industry average shown above.

                         Despite increasing competitive pressures from other insurers during 1994, the NSA Group experienced growth in net
          written
                    premiums of approximately 28 percent as compared to
          1993,
                    principally due to increased penetration within the NSA Group's existing markets. The net written premium growth rate during the latter half of 1994 was somewhat lower than that
          experienced
                    during
                    the first six months of the year. Underwriting conditions in the private passenger automobile insurance marketplace were affected by
                    competitive conditions and the pricing policies of
          insurers.
                    Also,
                    improving economic conditions contributed to increased
          driving
                    activity resulting in an increase in the frequency of accidents
                    and
                    severity of loss claims. These trends caused a deterioration in the
                    NSA Group's underwriting profit margins during 1994.
          Also
                    contributing to the decline in underwriting profit for 1994 were losses resulting from hailstorm damage in Texas. These
          factors
                    were
                    partially offset by underwriting profit from the Company's entry into certain foreign and domestic markets, as well as
          improved
                    underwriting margins in several of the Company's
          markets where
                    the
                    book of business has matured and a greater portion of
          written
                    premium is derived from renewal policies.
                    The underwriting expense ratio
                    improved during 1994 as a result of cost containment measures and reductions in commission rates.
                         In response to the declining underwriting margins, the NSA
                    Group began to increase premium rates in certain states
          in
                    mid-1994
                    and has continued this action into 1995. Although such new rate levels had little effect on earned premium and
          underwriting
                    profit
                    during 1994, the higher rate levels should have an impact during
                    1995 as the premiums written under the new rates are
          earned.
                    However, the rate of written and earned premium growth
          during
                    1994
                    may not be sustained in the future as a result of such rate increases coupled with competitive pressures in the non-standard automobile insurance industry.
                         The growth in net written premiums of
          approximately 37
                    percent
                    during 1993 was principally due to the pursuit of business in new markets and the acquisition of Leader National. The increase in the combined ratio for 1993 was primarily caused by rate
                    adjustments which more favorably affected 1992 underwriting results
                    and an increase in losses in the 1993 first quarter resulting from
                    a more severe winter than in the prior period.
          Partially
                    offsetting these factors was a decrease in the underwriting expense
                    ratio as growth in earned premiums outpaced associated expenses.


                    Republic Indemnity

                         Republic Indemnity's workers' compensation insurance
                    operations are highly regulated by California state authorities.
                    In July 1993, California enacted significant changes in the workers' compensation insurance system (the "Reform Legislation")
                    which have affected Republic Indemnity's results of operations.
                    In
                    addition, these insurance operations are affected by employment trends in their markets, litigation activities, legal and medical costs, use of vocational rehabilitation programs and the
                    provision
                    of benefits for traditionally non-occupational injuries, such as stress and trauma claims. While changes in claims costs are ultimately reflected in premium rates, there historically has been
                    a time lag of varying periods between the incurrence of higher or lower claims costs and premium rate adjustments, which may result in periods of unfavorable or favorable underwriting results.
                    Management believes that Republic Indemnity's stringent underwriting standards, disciplined claims philosophy, expense
                    containment and reputation with insureds have combined to produce superior underwriting results as compared to the industry in general.
                         The Reform Legislation effected an immediate overall 7
                    percent
                    reduction in workers' compensation insurance premium rates and replaced the workers' compensation insurance minimum rate law, effective January 1, 1995, with a procedure permitting insurers to
                    use any rate within 30 days after filing it with the Insurance
                    Commissioner unless the rate is disapproved by the Insurance
                    Commissioner.
                         On December 1, 1993, the Insurance Commissioner ordered an additional 12.7 percent minimum premium rate decrease effective
                    January 1, 1994 for new and renewal policies entered into on or after January 1, 1994. On September 21, 1994, the
          Insurance
                    Commissioner approved an additional 16 percent minimum premium rate
                    decrease effective October 1, 1994 for all new and renewal policies
                    with anniversary dates on or after October 1, 1994 as well as the unexpired portion of policies incepting on or after January 1,
                    1994.
                          The mandated premium rate reductions have already impacted
                    Republic Indemnity's results of operations. In addition,
                    Republic
                    Indemnity has encountered extremely competitive pricing in the marketplace as a result of the repeal of the 34 workers' compensation minimum rate law effective
          January 1, 1995.

                    Management intends to maintain its stringent underwriting
                    standards
                    and pricing discipline, which are likely to have at least a temporary adverse effect on premium volume and profitability.
                    Historically, Republic Indemnity's policyholder dividends have been
                    among the highest in the industry. To meet future pricing
                    competition, Republic Indemnity has the option of quoting
                    business
                    without indication of policyholder dividends. While this option may serve to partially mitigate the adverse effects of these developments, the Company is unable to predict their ultimate impact on its workers' compensation insurance operations.
                         As a result of the Reform Legislation's provisions
                    permitting
                    employers to require injured workers to obtain medical services from "managed" health care organizations under prescribed
                    circumstances, several health care organizations have become affiliated, contractually and otherwise, with certain workers'
                    compensation insurers. During 1994, Republic Indemnity entered into a managed care arrangement with a health care organization.
                    The Company continues to evaluate the implications of these provisions, as well as the resulting affiliations, but is unable to
                    predict their ultimate impact on its workers' compensation insurance operations.
                         While Republic Indemnity has operated on a profitable basis, no assurances can be given that it could continue to do so in the face of adverse conditions in the California workers' compensation market.

                         The following table presents certain information with
                    respect
                    to Republic Indemnity's insurance operations.

                                                          (Dollars in
          Millions)
                     Years Ended December 31,             1994      1993
           1992
                     Net Written Premiums               $479.5    $465.8
          $397.0

                     Net Earned Premiums                $483.8    $458.5
          $394.1

                     Loss and LAE                        276.7     270.2
          261.8
                     Underwriting Expenses                88.3      70.6
           63.3
                     Policyholder Dividends               75.7      93.2
           67.5
                     Underwriting Profit                $ 43.1    $ 24.5
          $  1.5

                     GAAP Ratios:













                          Loss and LAE Ratio              57.2%     59.0%
           66.4%
                          Underwriting Expense Ratio      18.3      15.4
           16.1
                          Policyholder Dividend Ratio     15.6      20.3
           17.1
                          Combined Ratio                  91.1%     94.7%
           99.6%

                     Statutory Ratios:
                          Loss and LAE Ratio              57.2%     59.0%
           69.1%
                          Underwriting Expense Ratio      18.3      15.4
           16.0
                          Total Loss and Expense Ratio    75.5      74.4
           85.1
                          Policyholder Dividend Ratio     20.4      13.7
           11.6
                          Combined Ratio                  95.9%     88.1%
           96.7%

                     Total Workers' Compensation Insurance
                       Statutory Combined Ratio(1)        99.0%est.109.1%
          121.5%

                     (1) Industry information was derived from Best Week Property/Casualty Supplement (January 11, 1995
          edition).

                         During 1994, Republic Indemnity experienced lower growth in earned and net written premiums largely due to the aforementioned mandatory premium rate reductions, and during the fourth quarter of
                    1994, Republic Indemnity experienced a decline in net
          written
                    premiums of approximately 9.5 percent compared with the
          1993
                    period. Nevertheless, the number of policies in force was
                    approximately 11 percent higher at December 31, 1994 than at the end of 1993, reflecting Republic Indemnity's favorable competitive position in the industry in 1994.
                         The decrease in Republic Indemnity's 1994 loss and LAE ratio as compared with 1993 was mainly attributable to favorable loss development relating to prior years' claims activity, partially offset by an increase in the frequency of claims and the impact of
                    the 1994 rate reductions. The decrease in policyholder dividends during 1994 was due in part to a decrease in net premiums written by Republic Indemnity that were eligible for policyholder
                    dividend
                    consideration as well as increases in commission rates.
          The
                    sizes
                    of such rates are factors in the determination of potential policyholder dividend payments. During 1994, the underwriting expense ratio increased mainly due to higher commission expenses coupled with the decline in the earned premium growth rate.
                          During 1993, the increase in both earned and net written
                    premiums of approximately 17 percent was primarily due to
                    improvement in the Company's relative competitive position in the industry resulting in part from the withdrawal of several
                    workers'
                    compensation carriers from the Los Angeles, California market. In addition, the California State Fund, the largest writer of workers'
                    compensation insurance in California, reduced its policyholder dividends during 1992 making its program less attractive to the market. During this same period, Republic Indemnity's underwriting results benefited from a decrease in the frequency and severity
                    of
                    losses, in part due to a reduction in fraudulent claims, and a lower underwriting expense ratio as compared with the prior year.



                    Interest and Dividend Income

                         Interest and dividend income of the Parent Company
                    investments
                    decreased $15.0 million in 1994, as compared with 1993, due primarily to the absence of interest income on the General Cable
                    Notes in 1994 as a result of their sale. In 1993, the Company recognized approximately $25.4 million of interest income on the

                    General Cable Notes.  For further information, see Note
          3 of
                    Notes
                    to Financial Statements. The decrease in interest income due to the sale of the General Cable Notes was partially offset by higher
                    interest income on the Parent Company investment portfolio attributable to an increase in both average investment balances
                    and
                    average yields as compared with 1993.
                         Interest and dividend income of the Parent Company
                    investments
                    increased $7.9 million in 1993, as compared with 1992, due primarily to an increase in interest income on the General Cable
                    Notes largely attributable to the inclusion of a full year of interest in 1993 as compared with 1992. The increase in interest income due to the General Cable Notes was partially offset by lower
                    interest income on the Parent Company investment portfolio attributable to a decrease in average yields as compared with
                    1992.

                    Interest and Debt Expense

                         Interest and debt expense for 1994 decreased $9.6 million, compared with 1993, due primarily to the Company's redemption of all $133.3 million principal amount of its 11 percent subordinated debentures during the 1993 third quarter.
                         Interest and debt expense for 1993 decreased $6.8 million
                    compared with 1992 due primarily to the above-mentioned redemption.


                    Other Expense (Income) - Net

                    Other expense (income) - net consists of the following:

                                                              (In Millions)
                    For the Years Ended December 31,           1994
          1993
                    1992
                    Settlement of claims and
                      contingencies, net                     $   .5    $
          6.3    $
                    6.5
                    Minority interests in earnings
                      of consolidated subsidiaries               .4
          (1.5)
                    (1.4)
                    Taxes other than income                     7.2
          6.7
                    6.7
                    Other                                       3.1
          4.1
                    4.3
                      Total                                  $ 11.2    $
          15.6    $
                    16.1

                         The component, "Settlement of claims and contingencies,
                    net",
                    in the above table includes expense in 1993 which was primarily attributable to a $2 million provision for environmental costs relating to the Company's previously-owned petroleum products pipeline operations and to certain litigation settlements.
                         The expense reported in such component in 1992 was primarily attributable to a $4 million provision recorded in connection with
                    the settlement of post-reorganization environmental claims relating
                    to a previously-owned battery manufacturing facility.


                    Income Taxes

                         For 1994, the Company recorded income tax expense of $40.4 million as compared with an income tax benefit of $52.6 million for
                    1993 and income tax expense of $33.2 million for 1992. The 1993 benefit was attributable to an increase of $132.0 million in the
                    Company's net deferred tax asset due to revisions to
          the
                    estimated
                    future taxable income during the Company's tax loss carryforward period.  For more information concerning these
          adjustments, see
                    Note 7 of Notes to Financial Statements.
                         As of December 31, 1994, the Company's gross
          deferred tax
                    asset was $481.2 million, which after a valuation
          allowance of
                    $213.5 million resulted in a net deferred tax asset of
          $267.7
                    million. The net deferred tax asset represents the portion of the
                    gross deferred tax asset which management believes is more likely than not to be realized consistent with the recognition criteria as
                    set forth in Statement of Financial Accounting Standards No. 109,
                    "Accounting for Income Taxes".
                         Management believes that it is more likely than not that the net deferred tax asset at December 31, 1994 will be realized primarily through the generation of taxable income during the loss
                    carryforward period. This belief derives from an analysis of estimated future taxable income based on certain assumptions concerning future events during the loss carryforward period.
                    The
                    estimate of future taxable

                    income used in determining the net deferred tax asset is not necessarily indicative of the Company's future results of
                    operations. As is the case with any estimate of future results, there will be differences between assumed and actual economic and business conditions of future periods. Moreover, the estimate may
                    also be affected by unpredictable future events, including but not
                    necessarily limited to changes in the Company's capital structure and future acquisitions and dispositions. Therefore, the
                    analysis
                    of estimated future taxable income will be reviewed and updated periodically, and any required adjustments, which may increase or decrease the net deferred tax asset, will be made in the period in
                    which the developments on which they are based become known.

                    Item 8.  Financial Statements and Supplementary Data

                             The consolidated financial statements of the Company and
                             its subsidiaries and an index thereto are included on
                             pages F-1 through F-32 of this Report.
          Selected
                             quarterly financial data is included in Note
          16 of the
                             Notes to Financial Statements.

                    Item 9. Changes in and Disagreements with Accountants on
                             Accounting and Financial Disclosure

                             Not applicable.


                                                     PART III

                    Item 10. Directors and Executive Officers of the
          Registrant

                             Except to the extent included in Part I under the
                             caption "Executive Officers of the
          Registrant," the
                             information called for by Item 10 is
          incorporated by
                             reference to the definitive proxy statement involving
                             the election of directors which the Company or New
                             American Premier, as the Company's successor, intends
                             to file with the Commission pursuant to
          Regulation 14A
                             under the Securities Exchange Act of 1934 not later than
                             120 days after December 31, 1994.

                    Item 11. Executive Compensation

                             The information called for by Item 11 is incorporated by
                             reference to the definitive proxy statement involving
                             the election of directors which the Company or New
                             American Premier, as the Company's successor, intends to
                             file with the Commission pursuant to
          Regulation 14A
                             under the Securities Exchange Act of 1934 not later than
                             120 days after December 31, 1994.

                    Item 12. Security Ownership of Certain Beneficial
          Owners and
                             Management

                             The information called for by Item 12 is incorporated by
                             reference to the definitive proxy statement involving
                             the election of directors which the Company or New
                             American Premier, as the Company's successor, intends to
                             file with the Commission pursuant to
          Regulation 14A
                             under the Securities Exchange Act of 1934 not later than
                             120 days after December 31, 1994.

                             As a result of the Acquisition, Carl H.
          Lindner and
                             members of his family will own approximately
          55.2% of
                             the outstanding common stock of New American
          Premier and
                             effectively control New American Premier and the
                             Company.  Carl H. Lindner, Chairman of the
          Board and

                             Chief Executive Officer of the Company, is
          Chairman
                             of the Board and Chief Executive Officer of New American
                             Premier and AFC. See Item 1--"Introduction" and
                             "Executive Officers of the Registrant" in Part
          I.

                    Item 13. Certain Relationships and Related Transactions

                             The information called for by Item 13 is incorporated by
                             reference to the definitive proxy statement involving
                             the election of directors which the Company or New
                             American Premier, as the Company's successor, intends to
                             file with the Commission pursuant to
          Regulation 14A
                             under the Securities Exchange Act of 1934 not later than
                             120 days after December 31, 1994.

                                                      PART IV

                    Item 14. Exhibits, Financial Statement Schedules, and Reports on
                             Form 8-K

                          (a) The following documents are filed as a part of this
                              report:

                              (1) and (2) Financial Statements and
          Financial State
                                  ment Schedules--see Index to Financial
          Statements
                                  and Financial Statement Schedules
          appearing on
                                  Page F-1.

                              (3) Exhibits:

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                    (2)             ---Agreement and Plan of Acquisition
          and       *
                                       Reorganization by and among American
                                       Premier Group, Inc., the Company,
          American
                                       Premier Sub, Inc., American
          Financial
                                       Corporation and AFC Sub, Inc. dated
          as
                                       of December 9, 1994, as amended,
          incor-
                                       porated by reference to Exhibit 2 to
          the
                                       Registration Statement on Form S-4
                                       No. 33-56813 (effective February 17,
          1995)
                                       of American Premier Group, Inc.

                    (3)       (i)   ---Amended and Restated Articles of
          Incor-     *
                                       poration of the Company, as amended
                                       effective March 25, 1994,
          incorporated by
                                       reference to Exhibit (3)(i) to the
          Company's
                                       Annual Report on Form 10-K for 1993.

                             (ii)   ---By-Laws of the Company, as amended

                                       February 15, 1995.

                    (4)(i)          ---Order No. 3708 of the United States
          Dis-    *
                                       trict Court for the Eastern District
          of
                                       Pennsylvania in In the Matter of
          Penn
                                       Central Transportation Company,
          Debtor,
                                       Bankruptcy No. 70-347 dated August
          17,
                                       1978 directing the consummation of
          the
                                       Plan of Reorganization for Penn
          Central
                                       Transportation Company, incorporated
          by
                                       reference to Exhibit 4 to Form 8-K
          Current
                                       Report of Penn Central
          Transportation
                                       Company for August 1978.

                    (4)(ii)  (a)    ---(i) Indenture dated as of August 1,
          1989    *
                                       between the Company and Morgan
          Guaranty
                                       Trust Company of


                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                                       New York, as Trustee, regarding the
                                       Company's Subordinated Debt
          Securities
                                       (the "Indenture"), incorporated by
                                       reference to Exhibit 4.1 to the
          Company's
                                       Form 8-K Current Report dated August
          10,
                                       1989.

                                    ---(ii) Instrument of Resignation of
          Trustee   *
                                       and Appointment and Acceptance of
          Successor
                                       Trustee and Appointment of Agent
          dated as
                                       of November 15, 1991 among the
          Company,
                                       Morgan Guaranty Trust Company of New
          York
                                       as Resigning Trustee and Star Bank,
          N.A.
                                       as Successor Trustee, incorporated
          by
                                       reference to Exhibit (4)(ii)(d)(ii)
          to the
                                       Company's Annual Report on Form 10-K
          for
                                       1991.

                                    ---(iii) Officer's Certificate Pursuant
          to     *
                                       Sections 102 and 301 of the
          Indenture
                                       relating to authentication and
          designation
                                       of the Company's 9-3/4% Subordinated
          Notes
                                       due August 1, 1999, to which is
          attached
                                       the Form of Note, incorporated by
          reference
                                       to Exhibit 4.2 to the Company's Form
          8-K
                                       Current Report dated August 10,
          1989.

                                    ---(iv) Officer's Certificate Pursuant
          to      *
                                       Sections 102 and 301 of the
          Indenture
                                       relating to authentication and
          designation
                                       of the Company's 10-5/8%
          Subordinated Notes
                                       due April 15, 2000, to which is
          attached
                                       the Form of Note, incorporated by
          reference
                                       to Exhibit 4.1 to the Company's Form
          8-K
                                       Current Report dated April 19, 1990.

                                    ---(v) Officer's Certificate Pursuant
          to       *
                                       Sections 102 and 301 of the
          Indenture
                                       relating to authentication and
          designation
                                       of the Company's 10-7/8%
          Subordinated Notes
                                       due May 1, 2011, to which is
          attached the
                                       Form of Note, incorporated by
          reference
                                       to Exhibit 4.1 to the Company's Form
          8
                                       amendment dated May 8, 1991 to the
          Company's
                                       Form 8-K Current Report dated May 7,
          1991.


                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                    (10)(i)         ---Stock Purchase Agreement, dated as
          of       *
                                       June 10, 1993, among the Company,
          PCC
                                       Technical Industries, Inc. and
          Tracor,
                                       Inc., incorporated by reference to
                                       Exhibit (99) to the Company's
          Current
                                       Report on Form 8-K dated May 26,
          1993.

                    The following Exhibits (10)(iii)(a) through
          (10)(iii)(g) are
                    compensatory plans and arrangements in which directors or
                    executive officers participate:

                        (iii)  (a)  ---(i) The Company's Stock Option Plan,
          as     *
                                       amended March 25, 1992, incorporated
          by
                                       reference to Exhibit (10)(iii)(a)(i)
          to
                                       the Company's Annual Report on Form
          10-K
                                       for 1992.

                                    ---(ii) Amendment to the Company's
          Stock       *
                                       Option Plan adopted by the Company's
                                       Board of Directors on March 24,
          1993,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(a)(ii) to the Company's
          Annual
                                       Report on Form 10-K for 1992.

                                    ---(iii) Forms of stock option
          agreements      *
                                       used to evidence options granted
          under the
                                       Company's Stock Option Plan to
          officers and
                                       directors of the Company,
          incorporated by
                                       reference to Exhibit
          (10)(iii)(a)(iii) to
                                       the Company's Annual Report on Form
          10-K
                                       for 1992.

                                    ---(iv) The Company's Stock Option Loan
          Pro-  *
                                       gram, as amended February 8, 1991,
          incorpor-
                                       rated by reference to Exhibit
          (10)(iii)(a)(v)
                                       to the Company's Annual Report on
          Form 10-K
                                       for 1990.

                               (b)  ---The Company's Annual Incentive
          Compensa-    *
                                       tion Plan, as amended February 12,
          1992,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(b) to the Company's Annual
          Report
                                       on Form 10-K for 1991.

                               (c)  ---Description of the Company's
          retirement     *
                                       program for outside directors, as
          adopted
                                       by the Company's Board of Directors
          on
                                       March 23, 1983, incorporated by
          reference
                                       to Exhibit (10)(iii)(i) to the
          Company's
                                       Annual Report on Form 10-K for 1982.



                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                               (d)  ---The Company's Employee Stock
          Redemption     *
                                       Program, as adopted by the Company's
          Board
                                       of Directors on March 28, 1985,
          incorpor-
                                       ated by reference to Exhibit
          (10)(iii)(j)
                                       to the Company's Annual Report on
          Form 10-K
                                       for 1984.

                               (e)  ---(i) Severance Agreement dated March
          29,     *
                                       1987 between the Company and Alfred
          W.
                                       Martinelli, a director of the
          Company,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(a)(i) to the Company's
          Form 10-Q
                                       Quarterly Report for the Quarter
          Ended
                                       March 31, 1987.

                                    ---(ii) Consulting Agreement dated as
          of       *
                                       March 29, 1987 between the Company
          and
                                       Alfred W. Martinelli, incorporated
          by
                                       reference to Exhibit
          (10)(iii)(a)(ii)
                                       to the Company's Form 10-Q Quarterly
                                       Report for the Quarter Ended March
          31,
                                       1987.

                                    ---(iii) Letter agreement amending the
          fore-   *
                                       going Consulting and Severance

          Agreements
                                       dated December 9, 1991 between the
          Company
                                       and Alfred W. Martinelli,
          incorporated by
                                       reference to Exhibit
          (10)(iii)(e)(iii)
                                       to the Company's Annual Report on
          Form 10-K
                                       for 1991.

                                    ---(iv) Letter agreement amending the
          fore-
                                       going Consulting and Severance
          Agreements
                                       dated June 29, 1994 between the
          Company
                                       and Alfred W. Martinelli.

                               (f)  ---Letters dated April 9, 1987 from the
          Com-   *
                                       pany to each of Neil M. Hahl and
          Robert W.
                                       Olson, officers of the Company, with
                                       respect to severance arrangements,
          as
                                       supplemented by letters dated June
          26,
                                       1987 to each such officer,
          incorporated by
                                       reference to Exhibit (10)(iii)(a) to
          the
                                       Company's Form 10-Q Quarterly Report
          for
                                       the Quarter Ended June 30, 1987.


                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                               (g)  ---(i) Excess of Loss Agreement,
          effective     *
                                       March 31, 1988, between Republic
          Indemnity
                                       Company of America and Great
          American
                                       Insurance Company, incorporated by
          refer-
                                       ence to Exhibit (g)(1) to Amendment
          No. 1
                                       to Schedule 13E-3, dated January 17,
          1989,
                                       relating to Republic American
          Corporation
                                       filed by Republic American
          Corporation, the
                                       Company, RAWC Acquisition Corp.,
          American
                                       Financial Corporation and Carl H.
          Lindner
                                       (the "Schedule 13E-3 Amendment").

                                    ---(ii) First Amendment to Excess of
          Loss      *
                                       Agreement, effective March 31, 1988,
                                       between Republic Indemnity Company
          of
                                       America and Great American Insurance
                                       Company, incorporated by reference
          to
                                       Exhibit (g)(2) to the Schedule 13E-3
                                       Amendment.

                               (h)  ---(i) Business Assumption Agreement,
                *
                                       effective as of December 31, 1990,
          between
                                       Stonewall Insurance Company and
          Dixie
                                       Insurance Company (now Infinity
          Insurance

                                       Company), incorporated by reference
          to
                                       Exhibit (10)(iii)(o)(i) to the
          Company's
                                       Annual Report on Form 10-K for 1990.

                                    ---(ii) Quota Share Agreements,
          effective      *
                                       December 31, 1990, between Stonewall
                                       Insurance Company and Dixie
          Insurance
                                       Company (now Infinity Insurance
          Company),
                                       incorporated by reference to Exhibit
                                       (10)(iii)(o)(ii) to the Company's
          Annual
                                       Report on Form 10-K for 1990.

                                    ---(iii) Management Agreement,
          effective as    *
                                       January 1, 1991, by and between
          Dixie
                                       Insurance Company (now Infinity
          Insurance
                                       Company) and Stonewall Insurance
          Company,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(o)(iii) to the Company's
          Annual
                                       Report on Form 10-K for 1990.

                                    ---(iv) Assumption and Bulk Reinsurance
          Agree-
                                       ment, effective December 31, 1994,
          between
                                       Stonewall Insurance Company and
          Infinity
                                       Insurance Company.

                    ------------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                               (i)  ---Excess of Loss Agreements, effective
                *
                                       December 31, 1990, between Great
          American
                                       Insurance Company and each of
          Atlanta
                                       Casualty Company, Dixie Insurance
          Company
                                       (now Infinity Insurance Company) and
          Windsor
                                       Insurance Company, incorporated by
          reference
                                       to Exhibit (10)(iii)(p) to the
          Company's
                                       Annual Report on Form 10-K for 1990.

                               (j)  ---Premium Payment Agreement, effective
          as     *
                                       of January 1, 1991, by and between
          Great
                                       American Insurance Company and the
          Company,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(q) to the Company's Annual
          Report
                                       on Form 10-K for 1990.

                    (11)            ---Supplemental information regarding
          computa-
                                       tions of net income per share
          amounts.

                    (12)            ---Calculation of ratio of earnings to
          fixed
                                       charges.

                    (21)            ---List of subsidiaries of the Company.

                    (23)            ---Consent of Deloitte & Touche LLP.

                    (27)            ---Financial data schedule.

                +

                    (28)            ---Information from reports provided to
          state
                                       regulatory authorities.

                         (b) Reports on Form 8-K filed during the quarter ended
                              December 31, 1994:

                              Current Report on Form 8-K (Items 5 and 7) dated
                              December 9, 1994.


                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                         + Copy included in Report filed electronically with the
                    Securities and Exchange Commission.

                         For the purposes of complying with the amendments to the
                    rules governing Form S-8 (effective July 13, 1990) under the
                    Securities Act of 1933, the undersigned registrant hereby
                    undertakes as follows, which undertaking shall be incorporated by reference into registrant's Registration Statement on Form
                    S-8 No. 2-81422 (filed January 20, 1983), registrant's
          Post-
                    Effective Amendment No. 1 to Registration Statement on Form S-8
                    No. 2-72453 (filed December 23, 1983), registrant's Registration
                    Statement on Form S-8 No. 33-34871 (filed May 11, 1990) and registrant's Registration Statement on Form S-8 No.
          33-48700
                    (filed June 17, 1992):

                              Insofar as indemnification for liabilities arising
                         under the Securities Act of 1933 may be permitted to
                         directors, officers and controlling persons of the registrant pursuant to the foregoing provisions,
          or
                         otherwise, the registrant has been advised that in the
                         opinion of the Securities and Exchange Commission such
                         indemnification is against public policy as expressed in the
                         Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such
                         liabilities (other than the payment by the registrant of
                         expenses incurred or paid by a director, officer or
                         controlling person of the registrant in the successful
                         defense of any action, suit or proceeding) is asserted by
                         such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been
                         settled by controlling precedent, submit to a court of
                         appropriate jurisdiction the question whether such
                         indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

                         Pursuant to the requirements of Section 13 or 15(d) of the
                    Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  AMERICAN PREMIER
          UNDERWRITERS, INC.

                                                    (Registrant)


                                                  By        Carl H. Lindner

          --------------------------------
                                                            Carl H. Lindner
                                                       Chairman of the
          Board and
                                                        Chief Executive
          Officer


                    Date:  March 29, 1995


                         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



                    Date:  March 29, 1995         By      Theodore H.
          Emmerich

          --------------------------------
                                                          Theodore H.
          Emmerich

                                                               Director


                    Date:  March 29, 1995         By        James E. Evans

          --------------------------------
                                                            James E. Evans
                                                               Director


                    Date:  March 29, 1995         By          Neil M. Hahl

          --------------------------------
                                                              Neil M. Hahl

                                                 Senior Vice President and
          a Director
                                                     (Principal Financial
          Officer)



                    Date:  March 29, 1995         By         Thomas M. Hunt

          --------------------------------
                                                             Thomas M. Hunt

                                                                Director


                    Date:  March 29, 1995         By        Carl H. Lindner


          --------------------------------
                                                            Carl H. Lindner

                                                    Chairman of the Board
          and Chief
                                                    Executive Officer and a
          Director

                    Date:  March 29, 1995         By       Carl H. Lindner
          III

          --------------------------------
                                                           Carl H. Lindner
          III
                                                                Director


                    Date:  March 29, 1995         By        S. Craig
          Lindner

          --------------------------------
                                                            S. Craig
          Lindner
                                                                Director


                    Date:  March 29, 1995         By        William R.
          Martin

          --------------------------------
                                                            William R.
          Martin
                                                                Director


                    Date:  March 29, 1995         By       Alfred W.
          Martinelli

          --------------------------------
                                                           Alfred W.
          Martinelli
                                                                 Director


                    Date:  March 29, 1995         By         Robert W.
          Olson

          --------------------------------
                                                             Robert W.
          Olson
                                                                Director

                    Date:  March 29, 1995         By         Robert F.
          Amory

          --------------------------------
                                                             Robert F.
          Amory
                                                      Vice President and
          Controller
                                                      (Principal Accounting
          Officer)

                                     AMERICAN PREMIER UNDERWRITERS, INC.

                       Index to Financial Statements and Financial
          Statement
                    Schedules




          Page
                    Number

                    Independent Auditors' Report
           F-2


                    American Premier Underwriters, Inc. and
                         Consolidated Subsidiaries:

                         Statement of Income-
                              For the years ended December 31, 1994,
                              1993 and 1992
           F-3

                         Balance Sheet-
                           December 31, 1994 and 1993
           F-4

                         Statement of Cash Flows-
                              For the years ended December 31, 1994,
                              1993 and 1992
           F-5

                         Notes to Financial Statements
           F-6

                         Schedule III - Condensed Financial Information of

                              Registrant
           S-1

                         Schedule VIII - Valuation and Qualifying Accounts

                         Schedules other than those listed above are omitted because they are either not applicable or not required or the information is included in the consolidated financial statements or notes thereto.





                    INDEPENDENT AUDITORS' REPORT


                    American Premier Underwriters, Inc.

                         We have audited the financial statements and financial
                    statement schedules of American Premier Underwriters, Inc. and
                    Consolidated Subsidiaries listed in the accompanying
          Index to
                    Financial Statements and Financial Statement Schedules.
          These
                    financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is
                    to express an opinion on these financial statements and financial statement schedules based on our audits.
                         We conducted our audits in accordance with generally
                    accepted
                    auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the
                    financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
          An audit
                    also
                    includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
                         In our opinion, such financial statements present fairly, in all material respects, the financial position of American Premier
                    Underwriters, Inc. and Consolidated Subsidiaries at December 31,
                    1994 and 1993, and the results of its operations and its cash flows
                    for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.
                    Also,
                    in our opinion, such financial statement schedules, when
                    considered
                    in relation to the basic financial statements taken as a whole, present fairly in all material respects the information shown therein.
                         As discussed in Note 7 to the financial
          statements, in 1992
                    the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.



                    Deloitte & Touche LLP
                    Cincinnati, Ohio

                    February 15, 1995
                    (March 23, 1995 with respect
                    to the acquisition of American
                    Financial Corporation as discussed
                    in Note 2 to the financial
                    statements)

                      AMERICAN PREMIER UNDERWRITERS, INC. AND CONSOLIDATED
                    SUBSIDIARIES
                                             STATEMENT OF INCOME

                                                             For the years
          ended
                    December 31,
                    (In Millions, Except Per Share Amounts)         1994
           1993
                     1992
                    Net written premiums                         $1,635.5
          $1,378.9
                    $1,067.3

                    Revenues
                      Insurance operations
                         Premiums earned                         $1,557.9
          $1,273.6
                    $  998.7
                         Net investment income                      129.9
           114.7
                     105.0
                         Net realized gains                           -
            17.5
                      23.6
                      Other operations
                         Net sales                                  116.9
           198.3
                     255.4
                         Interest and dividend income                38.4
            53.4
                      45.5
                         Loss on sale of General Cable
                          Corporation securities                    (75.8)
              -
                      -
                         Net realized gains (losses)                   .1
           105.8
                      (3.3)
                                                                  1,767.4
          1,763.3
                    1,424.9
                    Expenses






                      Insurance operations
                         Losses                                     939.3
           726.9
                     579.5
                         Loss adjustment expenses                   151.4
           130.0
                     107.1
                         Commissions and other insurance expenses   356.0
           288.3
                     229.7
                         Policyholder dividends                      75.7
            93.2
                      67.5
                      Other operations
                         Cost of sales                               70.1
            88.9
                     143.8
                         Operating expenses                          45.3
           105.7
                     107.3
                         Corporate and administrative expenses       20.0
            20.2
                      20.2
                         Interest and debt expense                   53.2
            62.8
                      69.6
                         Provision for loss on sale of subsidiaries













                           and asset impairment                       4.0
            41.6
                        -
                         Other expense (income), net                 11.2
            15.6
                      16.1
                                                                  1,726.2
          1,573.2
                    1,340.8

                    Income from continuing operations before
                      income taxes                                   41.2
           190.1
                      84.1
                    Income tax (expense) benefit                    (40.4)
            52.6
                     (33.2)

                    Income from continuing operations                  .8
           242.7
                      50.9

                    Discontinued operations:
                        Income from discontinued operations            -
             2.8
                       1.7
                        Loss on disposal                              (.5)
           (13.5)
                        -
                    Cumulative effect of accounting change             -
              -
                     252.8
                    Net income                                   $     .3
          $  232.0
                    $  305.4

                    Earnings per share data:
                         Continuing operations                   $    .02
          $   5.03
                    $   1.08
                         Discontinued operations                     (.01)
            (.22)
                       .04
                         Cumulative effect of accounting change        -
              -
                      5.36
                                                                 $    .01






          $   4.81
                    $   6.48

                    Weighted average number of common shares         48.0
            48.2
                      47.2

                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                    AMERICAN PREMIER UNDERWRITERS, INC. AND CONSOLIDATED SUBSIDIARIES
                    BALANCE SHEET


                    December 31,
                    (In Millions, Except Share Data)
           1994
                     1993
                    Assets:
                    Investments held by insurance operations
                         Fixed maturity securities
                              Held for investment - stated at amortized
                                cost (market $1,244.5 and $1,173.0)
          $1,317.9
                    $1,113.0
                              Available for sale - stated at market
                                (cost $524.1 and $408.7)
           501.0
                     432.8
                         Short-term investments
            51.7
                      56.9

          1,870.6
                    1,602.7
                    Parent Company investments
                         Fixed maturity securities
                              Held for investment - stated at amortized
                                cost (market $271.5 and $251.7)
           279.3
                     248.9
                              Available for sale - stated at market
                                (cost $328.0 and $ - )
           323.4
                       -
                         Short-term investments
           199.1
                     387.9
                         General Cable Corporation notes
             -
                     286.8






                         Equity in affiliates
            11.7
                      20.1

           813.5
                     943.7

                    Cash
            36.7
                      32.4
                    Accrued investment income
            46.6
                      43.4
                    Agents' balances and premiums receivable
           343.8
                     289.9
                    Reinsurance receivable
            52.7
                      47.6
                    Other receivables
            42.2
                      51.4
                    Deferred policy acquisition costs
            92.1
                      77.4
                    Cost in excess of net assets acquired
           394.5
                     406.8













                    Deferred tax asset
           267.7
                     295.8
                    Other assets
           233.6
                     258.5
                        Total
          $4,194.0
                    $4,049.6



                    Liabilities And Common Shareholders' Equity:
                    Unpaid losses and loss adjustment expenses
          $1,130.9
                    $  961.4
                    Policyholder dividends
           102.4
                     111.8
                    Unearned premiums
           440.2
                     352.3
                    Debt
           507.3
                     523.2
                    Minority interests in subsidiaries
             6.2
                      15.1
                    Accounts payable and other liabilities
           458.3
                     363.5
                      Total liabilities
          2,645.3
                    2,327.3

                    Common Stock, $1.00 par value - outstanding or
                      issuable 46,282,157 and 47,446,094 shares
            46.3
                      47.4
                    Capital surplus
           662.2
                     746.2
                    Retained earnings (from October 25, 1978)
           867.5
                     912.3
                    Net unrealized gains (losses) on investments
           (27.3)






                      16.4
                      Total common shareholders' equity
          1,548.7
                    1,722.3
                        Total
          $4,194.0
                    $4,049.6

                                SEE ACCOMPANYING NOTES TO FINANCIAL
          STATEMENTS.

                      AMERICAN PREMIER UNDERWRITERS, INC. AND CONSOLIDATED
                    SUBSIDIARIES
                                           STATEMENT OF CASH FLOWS

                                                                  For the
          years ended
                    December 31,
                    (In Millions)
          1994
                    1993      1992
                    Cash flows of operating activities:
                      Income from continuing operations               $
          .8  $
                    242.7  $   50.9
                      Adjustments to reconcile income from continuing
                       operations to net cash provided by continuing
                       activities
                         Deferred Federal income tax
          36.3
                    (57.9)     28.9
                         Depreciation, depletion and amortization
          27.5
                    32.8      33.5
                         Net (gain) loss on disposals of businesses,
                           investments and property, plant and
                           equipment
          76.9
                    (80.6)    (19.2)
                         Changes in assets and liabilities, excluding
                            effects of acquisitions and divestitures
                            of businesses
                              Increase in receivables
          (54.8)
                    (96.9)    (47.2)
                              (Increase) decrease in other assets
          (5.4)
                    6.7       8.3
                              Increase (decrease) in accounts payable and
                                other liabilities
          (7.0)
                    12.7     (16.9)
                              Increase in unpaid losses and loss adjustment






                                expenses
          155.2
                    94.8      99.6
                              Increase (decrease) in policyholder
                                dividends
          (9.4)
                    30.4      11.7
                              Increase in unearned premiums
          82.1
                    105.7      68.6
                          Litigation settlement
          -
                    15.6        -
                          Other, net
          5.4
                    (1.9)      (.3)
                                   Net cash flows of operating
                                     activities
          307.6
                    304.1     217.9

                    Cash flows of investing activities:
                      Purchases of available for sale investments
          (508.8)













                    (158.6)       -
                      Maturities and sales of available for sale
                         investments
          103.6
                    149.4        -
                      Purchases of held for investment securities
          (341.0)
                    (576.9)       -
                      Maturities of held for investment securities
          144.0
                    548.0        -
                      Purchases of investments
          (263.4)
                    (344.1) (1,401.1)
                      Sales and maturities of investments
          318.5
                    278.4     963.7
                      Net (increase) decrease in short-term investments
          142.6
                    (37.2)    361.3
                      Sale of General Cable Corporation securities
          176.7
                    -         -
                      Sales of businesses
          31.6
                    89.7        -
                      Acquisitions of businesses, net of cash acquired
          (13.9)
                    (95.3)       -
                      Capital expenditures
          (22.1)
                    (17.5)    (14.6)
                      Other, net
          10.2
                    (1.4)      2.0
                                   Net cash flows of investing
                                     activities
          (222.0)
                    (165.5)    (88.7)

                    Cash flows of financing activities:
                      Repayment of debt
          (17.5)
                    (135.1)    (13.1)
                      Common Stock dividends
          (40.6)
                    (38.2)    (36.8)






                      Exercise of stock options and conversion of Career
                         Shares
          19.1
                    24.0      12.6
                      Purchases of Company Common Stock
          (47.7)
                    (1.9)    (36.8)
                      Issuance of debt
          1.2
                    1.8       3.1
                      Other, net
          4.2
                    (1.3)       .2
                                   Net cash flows of financing
                                     activities
          (81.3)
                    (150.7)    (70.8)

                    Net cash flows from continuing operations
          4.3
                    (12.1)     58.4
                    Net cash (to) from discontinued operations
          -
                    8.3     (36.6)
                    Increase (decrease) in cash
          4.3
                    (3.8)     21.8
                    Cash - beginning of year
          32.4
                    36.2      14.4













                    Cash - end of year                                $
          36.7  $
                    32.4  $   36.2

                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                     AMERICAN PREMIER UNDERWRITERS, INC. AND CONSOLIDATED
                    SUBSIDIARIES
                    NOTES TO FINANCIAL STATEMENTS


                    1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                    Principles of Consolidation
                         All majority-owned subsidiaries are consolidated, with the exception of the Company's defense services operations sold in
                    August 1993 and those businesses included in the 1992 Spin-off to the Company's shareholders of the Company's principal manufacturing operations which have been classified as discontinued
          operations.

                    The Company's only industry segment is specialty property and casualty insurance. Intercompany transactions and balances are eliminated. Certain amounts in the consolidated financial
                    statements for years prior to 1994 have been reclassified to conform to the current presentation.


                    Revenue Recognition
                         Premiums are earned ratably over the terms of the insurance policies, net of reinsurance ceded.


                    Earnings Per Share
                         For the years ended December 31, 1994 and 1993, earnings per share are calculated on the basis of the weighted average number of
                    shares of common stock outstanding during the period
          and the
                    dilutive effect of assumed conversion of common stock equivalents
                    (stock options and Career Shares).   For 1992, the
          assumed
                    conversion of common stock equivalents was not deemed dilutive
                    and
                    is therefore not reflected in the earnings per share presentation for that period.


                    Investments
                         Effective January 1, 1994, the Company adopted Statement of
                    Financial Accounting Standards ("SFAS") No. 115, "Accounting for
                    Certain Investments in Debt and Equity Securities".
          The adoption
                    of SFAS No. 115 did not have a material effect on the Company's financial position or results of operations.
                         Investments in fixed maturity securities which will be held for indefinite periods of time are classified as available for sale
                    and are stated at market value, with net unrealized gains or losses
                    (net of deferred income taxes) credited or charged to shareholders' equity. Investments in fixed maturity securities which the

                    Company
                    has both the intent and the ability to hold to maturity are stated
                    at cost, adjusted for amortization of discount or premium unless there is an impairment of value which is determined to be other than temporary, in which case they are carried at estimated net realizable value. In certain limited circumstances, such as significant individual issuer credit deterioration, a major business combination or disposition or if required by insurance
                    or
                    other regulators, the Company may
                    dispose of such investments prior to their scheduled maturities.
                    Short-term investments are carried at amortized cost which approximates market value. The Company uses the "specific
                    identification" method of determining the cost of investments sold.
                    For further information, see Notes 4 and 5.


                    Cost in Excess of Net Assets Acquired
                         The excess of the acquisition cost over the net
          assets of
                    businesses acquired ("Goodwill") is being amortized
          using the
                    straight-line method over periods not exceeding 40
          years.  At
                    December 31, 1994 and 1993, accumulated amortization of cost in excess of net assets acquired totaled $52.7 million and
          $42.9
                    million, respectively.
                         The Company's management continually monitors whether
                    significant changes in certain industry and regulatory conditions or prolonged trends of declining profitability have occurred which
                    would lead the Company to question the recoverability of the carrying value of its Goodwill. The Company's evaluation of its recorded Goodwill would be based primarily on estimates of future earnings, as well as all other available factors which may provide
                    additional evidence relevant to the assessment of recoverability of its Goodwill.

                    Deferred Policy Acquisition Costs
                         Deferred policy acquisition costs applicable to unearned
                    premiums are computed on a basis which gives recognition to underwriting expenses (commissions, premium taxes and certain other
                    underwriting costs), loss, loss adjustment expense and policyholder dividend ratios and the anticipated expenses necessary to
                    maintain
                    policies in force. The deferred costs are limited to the
                    difference between unearned premiums and expected related losses, loss adjustment expenses and policyholder dividends, with
                    subsequent amortization to income occurring ratably over the terms
                    of the related policies. Limits on deferred costs are calculated separately for significant lines of business without any
                    consideration for anticipated investment income.


                    Unpaid Losses and Loss Adjustment Expenses
                         The liabilities stated for unpaid losses and loss adjustment expenses are based on (a) the accumulation of case estimates for losses reported on the direct business written; (b) estimates received from ceding reinsurers and insurance pools and associations; (c) estimates of unreported losses based on past
                    experience, and (d) estimates of expenses for investigating and adjusting claims based on experience. These liabilities are subject to the impact of changes in claim amounts and frequency
                    and
                    other factors. In spite of the variability inherent in such estimates, management believes that the recorded liabilities for unpaid losses and loss adjustment expenses are adequate. Changes in estimates of the liabilities for unpaid losses and loss adjustment expenses are included in income in the period in which determined.

                    Policyholder Dividends
                         Dividends payable to policyholders represent management's
                    estimate of amounts payable on participating policies which share in favorable underwriting results. The estimate is accrued during
                    the period in which the related premium is earned.
          Changes in
                    estimates are included in income in the period determined.
                    Policyholder dividends do not become legal liabilities unless and until declared by the boards of directors of the insurance companies.


                    Unearned Premiums
                         Unearned premiums represent that portion of premiums written which is applicable to the unexpired terms of policies in force, generally computed by the application of daily pro rata fractions.
                    On reinsurance assumed, unearned premiums are based on reports received from the ceding reinsurers and insurance pools and associations.

                    Reinsurance
                         Portions of the Company's policy coverages are reinsured
                    under
                    contracts with various reinsurers. The more significant
                    contracts
                    represent excess of loss treaties designed to limit the Company's potential liability on significant policy coverages. Reinsurance contracts do not relieve the Company from its obligations to policyholders. Effective January 1, 1993, the Company adopted
                    SFAS
                    No. 113, "Accounting and Reporting for Reinsurance of
          Short-
                    Duration and Long-Duration Contracts". This statement requires ceding insurers to (a) report separately as assets estimated reinsurance receivables arising from reinsurance contracts and amounts paid to reinsurers relating to the unexpired portions of such contracts and (b) include corresponding amounts in unpaid losses and loss adjustment expenses on a gross basis.
          Prior to
                    the
                    adoption of SFAS No. 113, assets related to reinsurance activities were recorded as reductions to the liabilities stated
          for unpaid
                    losses and loss adjustment expenses and unearned premiums. The adoption of SFAS No. 113 did not have a material impact on the
                    Company's results of operations. Financial statements of prior periods have not been restated to reflect the provisions of this statement.
                         Income on reinsurance contracts is recognized based on
                    reports
                    received from ceding reinsurers and insurance pools and associations.


                    Capital Surplus
                         Adjustments to claims and contingencies arising from events
                    or
                    circumstances preceding the Company's 1978 reorganization are reflected in capital surplus if the adjustments are not clearly attributable to post-reorganization events or circumstances.
                    Such
                    pre-reorganization claims and contingencies consist principally of
                    personal injury claims by former employees of the Company's predecessor and claims relating to the generation, disposal or release into the environment of allegedly hazardous substances arising out of railroad operations disposed of prior to the 1978 reorganization.

                    Fair Value of Financial Instruments
                         Financial instruments are defined as cash, evidence of an
                    ownership interest in an entity, or contracts relating to the receipt, delivery or exchange of financial instruments.
          The
                    estimated fair value amounts of the Company's financial instruments have been determined by the Company using available market
                    information and appropriate valuation methodologies.
          However,
                    considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in current market transactions. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. In addition, the fair value
                    estimates presented herein are based on pertinent information available to management as of December 31, 1994.
          Although
                    management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been
                    comprehensively revalued for purposes of these financial
                    statements
                    since that date and, therefore, current estimates of fair value may
                    differ significantly from the amounts presented herein.
          The
                    terms
                    "fair value" and "market value" are used interchangeably in the financial statements and the notes thereto. Unless otherwise denoted, stated values of financial instruments approximate fair value.


                    2.   SUBSEQUENT EVENT - ACQUISITION OF AMERICAN
          FINANCIAL
                         CORPORATION

                         On March 23, 1995, the Company's shareholders approved the acquisition of all of the common stock of American
          Financial
                    Corporation ("AFC"). Consummation of the acquisition is pending receipt of a private letter ruling from the Internal
          Revenue
                    Service regarding the continuation of the Company's federal income
                    tax consolidated group. Upon consummation of the acquisition, the
                    Company will become a wholly owned subsidiary of American Premier
                    Group, Inc. ("New American Premier"), a new corporation formed by the Company for the purpose of acquiring all of the common stock of
                    AFC. Under the terms of the acquisition, (a) the Company will merge with a subsidiary of New American Premier and each of the
                    41.7 million shares of Company Common Stock expected to be then outstanding will be converted into one share of New
          American
                    Premier Common Stock, and (b) AFC will merge with another
                    subsidiary of New American Premier and each share of AFC Common
                    Stock will be converted into 1.435 shares of New American Premier
                    Common Stock (after giving effect to a litigation settlement).
                    As
                    a result of the acquisition, the Company and AFC each will become wholly owned subsidiaries of New American Premier and New
                    American
                    Premier will be the Company's successor as the issuer of publicly held common stock. AFC owns approximately 18.7 million shares of the Company's common stock (representing 44.8 percent of the outstanding shares), which will be treated as having been
                    acquired
                    by New American Premier in the acquisition. Upon completion of the
                    acquisition, the former shareholders of AFC, consisting of Carl
                    H.
                    Lindner, members of his family and trusts for their benefit, will own 28.3 million of New American Premier common shares, representing approximately 55.2 percent of the approximately 51.3
                    million New American Premier common shares expected to be then outstanding. Accordingly, the net increase in outstanding shares resulting from the acquisition will be approximately
          9.6 million
                    shares. Mr. Lindner is chairman and chief executive officer of both the Company and AFC and will continue in that role with New
                    American Premier. The acquisition was previously approved by the
                    Company's Board of Directors based on the recommendation of a special committee of the Company's independent directors. In making its recommendation, the special committee relied

                    on an opinion of Furman Selz Incorporated that the number of New
                    American Premier shares to be issued to the shareholders of AFC was
                    fair to the shareholders of the Company (other than AFC) from a financial point of view.


                    3.     DIVESTITURES

                    Sale of Non-insurance Businesses
                         The intended divestitures of businesses announced
          in
                    December
                    1992 included five small diversified industrial companies, four of
                    which were sold during 1993 and 1994 for aggregate
          proceeds of
                    $30.9 million. The remaining business was sold in February 1995 for cash and notes of $15.8 million, subject to a
          post-closing
                    adjustment. A provision of $4.0 million for the anticipated loss on this sale was recorded in 1994. On June 2, 1994, the Company sold its 53.5 percent interest in operations which
          provide
                    onshore
                    oil and gas contract drilling and well workover
          services for
                    $14.5
                    million in cash. No gain or loss was recognized on the transaction. For 1994, the operations sold and to be sold had
                    aggregate sales of $94.8 million and a pre-tax loss of
          $9.4
                    million.
                         On November 9, 1993, the Company sold all of its 1,982,646 shares of the common stock of Tejas Gas Corporation ("Tejas") in an
                    underwritten public offering for net proceeds of $106.6 million.
                    The Company's pre-tax gain from the sale was
          approximately $80.0
                    million.
                         On August 25, 1993, the Company sold its defense
          services
                    operations, excluding certain real estate being retained for sale by the Company, to Tracor, Inc. for $94 million in cash, subject to
                    a post-closing working capital adjustment.  As a result
          of the
                    sale, the defense services operations have been
          classified as
                    discontinued operations for all periods presented.
                         On May 25, 1993, the Company sold all of its
          2,308,900
                    limited
                    partnership units of Buckeye Partners, L.P. ("Buckeye Units") in an
                    underwritten public offering for net proceeds of $71.6 million, of
                    which $10.7 million was related to Buckeye Units held in the insurance operations' investment portfolio and $60.9 million was attributable to Buckeye Units held in the Parent
          Company
                    investment
                    portfolio. The Company's pre-tax gain from the sale was
                    approximately $18.5 million. Of this amount, $2.8 million is related to the insurance operations' investments and accordingly, is included in "net realized gains" from insurance investments.
                    The balance of $15.7 million, attributable to the Parent Company investments, is included in "net realized gains
          (losses)".


                    Spin-off of Principal Manufacturing Operations
                         On July 1, 1992, substantially all of the stock of the
                    Company's subsidiary, General Cable Corporation
          ("General
                    Cable"),
                    which had been formed to own the Company's wire and cable, materials handling machinery and equipment and marine equipment manufacturing businesses (the "General Cable
          Businesses"), was
                    spun
                    off to the Company's shareholders (the "Spin-off"). As a result of
                    the Spin-off, the General Cable Businesses were classified as discontinued operations.
                         As part of the Spin-off, the Company retained a $255 million
                    9.98 percent subordinated note due 2007 issued by General Cable
                    (the "General Cable Note"), a

                    $36.9 million short-term note of General Cable (the "Short-term
                    Note") and approximately 11.6 percent of the General Cable shares
                    ("Retained Shares").  During 1993, General Cable paid
          the $31.8
                    million of interest due on the General Cable Note with additional
                    9.98 percent subordinated notes ("Interest Notes") in
          lieu of
                    cash
                    and repaid the Short-term Note in full, together with
          accrued
                    interest, with cash on July 2, 1993.
                         On February 14, 1994, as a result of General
          Cable's sale of
                    its Marathon LeTourneau unit to a subsidiary of Rowan Companies,
                    Inc. ("Rowan"), General Cable delivered to the Company cash and promissory notes issued by Rowan totalling $52.1
          million as a
                    partial payment of the General Note and Interest Notes (collectively, the "General Cable Notes"). As a result of these
                    receipts, the Company credited General Cable with $48.1 million of
                    principal and interest on the General Cable Notes.
                         On June 9, 1994, as part of an agreement for the purchase of all of the outstanding shares of General Cable by
          Wassall PLC
                    ("Wassall"), the Company sold to Wassall the then
          outstanding
                    $253.5 million principal amount of the General Cable
          Notes and
                    the
                    Retained Shares for $169.8 million and $6.9 million, respectively.
                    Also as part of the agreement, the Company received a
          $19.2
                    million
                    payment from Wassall in consideration of assuming responsibility for certain actual and potential environmental and other
                    liabilities (the "Indemnity Payment"). For further information regarding such liabilities, see Note 11. Immediately prior to the
                    sale of General Cable to Wassall, AFC, which owned 40.5% of the
                    Company's common stock, also owned 45.6% of the outstanding common
                    stock of General Cable. The Chairman of the Board and Chief
                    Executive Officer of the Company was the Chairman of the Board of
                    General Cable. The transaction was approved by the Company's
                    Board
                    of Directors based on the recommendation of a special committee of
                    the Company's independent directors. In making its recommendation, the special committee relied on an opinion of
          Donaldson, Lufkin &
                    Jenrette Securities Corp. that the aggregate consideration to be received by the Company in the transaction was fair to the
                    Company
                    from a financial point of view. The Company recorded a loss of approximately $75.8 million in 1994 for the disposition of the
                    General Cable Notes and Retained Shares, and the Company did not
                    accrue interest income on the General Cable Notes during 1994.
                         The principal pro forma effect on the Company's 1992 pre-tax income from continuing operations, assuming the Spin-off had occurred on January 1, 1991, is the inclusion of interest income attributable to the General Cable Note and Short-Term
          Note for
                    the
                    six months ended June 30, 1992. Assuming a prime rate of 6 percent
                    per annum for the Short-Term Note, such income would have added
                    $13.8 million, or $.18 per share, for 1992.

                    Discontinued Operations

                         Discontinued operations includes the following:

                         Years Ended December 31,            1994      1993
              1992

                         Revenues:
                              Defense services businesses   $   -
          $274.8
                    $414.0
                              General Cable Businesses          -         -

                    469.3
                                                            $   -
          $274.8
                    $883.3
                         Pre-tax Income (Loss):
                              Defense services businesses   $   -     $
          4.8    $
                    18.9
                              General Cable Businesses          -         -

                    (19.5)
                                                            $   -     $
          4.8    $
                    (.6)
                         Income (Loss) from
                           Discontinued Operations:
                              Defense services businesses   $  (.5)
          $(10.7)   $
                    11.2
                              General Cable Businesses          -         -

                    (9.5)
                                                            $  (.5)
          $(10.7)   $
                    1.7
                         Income (Loss) Per Share from
                           Discontinued Operations:
                              Defense services businesses   $ (.01)   $
          (.22)   $






                    .24
                              General Cable Businesses          -         -

                    (.20)
                                                            $ (.01)   $
          (.22)   $
                    .04

                         The loss from discontinued operations in 1993 includes a
                    loss
                    on disposal of the defense services businesses of $13.5 million,
                    or
                    $.28 per share, primarily attributable to a reduction of deferred tax assets.  For 1992, results of the General Cable
          Businesses
                    were
                    for the six months ended June 30, 1992, up to the Spin-off date.

                    4.     INSURANCE OPERATIONS

                    Investments of Insurance Operations
                         The insurance operations' investments in fixed maturity
                    securities at December 31, consisted of the following:

                                                                   Gross
           Gross
                                                       Amortized Unrealized
                    Unrealized   Market
                             1994                        Cost      Gains
           Losses
                       Value
                                                                       (In
          Millions)
                    Held for investment
                      Corporate securities             $1,012.9  $    3.1
          $   57.6
                    $  958.4
                      Public utilities                    207.5        .3
            14.9
                     192.9
                      Mortgage-backed securities           80.9        .2
             4.1
                      77.0
                      State and local obligations           8.0        .5
              -
                       8.5
                      Foreign securities                    8.6        -
              .9
                       7.7
                        Total held for investment       1,317.9       4.1
            77.5
                    1,244.5

                    Available for sale
                      Corporate securities                310.4       1.6
            16.1
                     295.9
                      Public utilities                     16.8        -
             1.1
                      15.7






                      Mortgage-backed securities           57.9        .1
             3.1
                      54.9
                      U.S. government securities           81.7        .2
             3.1
                      78.8
                      State and local obligations           2.8        -
              -
                       2.8
                      Foreign securities                   52.6        -
             1.6
                      51.0
                        Total available for sale          522.2       1.9
            25.0
                     499.1

                        Total fixed maturity
                          securities                   $1,840.1  $    6.0
          $  102.5
                    $1,743.6

                                                                   Gross
          Gross
                                                       Amortized Unrealized
                    Unrealized   Market
                              1993                       Cost      Gains
           Losses
                       Value
                                                                      (In
          Millions)
                    Held for investment
                      Corporate securities             $  826.7  $   50.8
          $    2.6
                    $  874.9
                      Public utilities                    192.1       7.5
              .5
                     199.1
                      Mortgage-backed securities           85.9       3.6
              -
                      89.5
                      State and local obligations           8.3       1.2
              -
                       9.5
                        Total held for investment       1,113.0      63.1
             3.1
                    1,173.0

                    Available for sale
                      Corporate securities                267.2      17.4
             1.8
                     282.8
                      Public utilities                     22.1       1.1
              .2
                      23.0
                      Mortgage-backed securities           62.1       4.2
              .1
                      66.2
                      U.S. government securities           51.5       3.3
              -
                      54.8
                      State and local obligations           5.7        .2
              -
                       5.9






                        Total available for sale          408.6      26.2
             2.1
                     432.7

                        Total fixed maturity
                          securities                   $1,521.6  $   89.3
          $    5.2
                    $1,605.7


                         At December 31, 1994, the insurance operations' investments included unrated or less than investment grade
          corporate
                    securities
                    with a carrying value of $129.1 million (market value
          $127.6
                    million). Investments of insurance operations also include a net receivable for securities sold but not settled of $1.9 million at
                    December 31, 1994 and $.1 million at December 31, 1993.
                         The amortized cost and market value of the insurance
                    operations' investments in fixed maturity securities at December
                    31, 1994 are shown below by contractual maturity.
          Expected
                    maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations.
                                                                    (In
          Millions)
                                                                 Amortized
          Market
                                                                   Cost
          Value
                    Held for investment
                      Due in one year or less                    $     .4
          $     .4
                      Due after one year through five years         270.2
           265.7
                      Due after five years through ten years        778.0
           727.8
                      Due after ten years                           188.4
           173.6
                                                                  1,237.0
          1,167.5
                      Mortgage-backed securities                     80.9
            77.0
                         Total held for investment                1,317.9
          1,244.5

                    Available for sale
                      Due in one year or less                        40.1

            40.1
                      Due after one year through five years         132.6
           129.2
                      Due after five years through ten years        238.8
           223.8
                      Due after ten years                            52.8
            51.1
                                                                    464.3
           444.2
                      Mortgage-backed securities                     57.9
            54.9
                         Total available for sale                   522.2
           499.1

                         Total fixed maturity securities         $1,840.1
          $1,743.6

                         At December 31, 1994 and 1993, short-term investments
                    consisted principally of U.S. Treasury securities and commercial paper.


                    Investment Income of Insurance Operations

                         Investment income consisted of the following:

                                                              (In Millions)
                    Years Ended December 31,            1994      1993
          1992
                    Income from fixed maturity
                      securities                       $133.1    $117.4
          $105.6
                    Income from equity securities          -         .5
           2.1
                    Gross investment income             133.1     117.9
          107.7
                    Investment expenses                  (3.2)     (3.2)
          (2.7)
                    Net investment income              $129.9    $114.7
          $105.0


                         Realized gains (losses) consisted of the following:

                                                               (In
          Millions)
                    Years Ended December 31,            1994      1993
          1992
                    Gross realized gains on:
                       Fixed maturity securities       $  3.3    $ 15.6
          $ 23.3
                       Equity securities                   -        2.8
           1.5

                    Gross realized losses on:
                       Fixed maturity securities         (3.3)      (.9)
          (1.2)
                       Equity securities                   -         -
            -
                    Net realized gains (losses)        $   -     $ 17.5
          $ 23.6


                         Income from fixed maturity securities includes income from short-term investments. Proceeds from sales of investments in fixed maturity securities during 1994, 1993 and 1992, excluding proceeds from sales at or near maturity, totaled $75.3 million,
                    $155.9 million and $409.4 million, respectively.
          During 1994,
                    $55.8 million of proceeds from these sales were from securities classified as available for sale and $19.5 million were from securities classified as held for investment. All such sales of held for investment securities were made as a result of significant deterioration in the issuers' credit rating. The gross realized
                    gains (losses) attributable to sales of fixed maturity securities, excluding sales at or near maturity, were:

                                                                 (In
          Millions)
                                                                      1994

                                                            Available
          Held for
                                                             for Sale
          Investment
                    Gross realized gains                     $  1.2
          $  1.6
                    Gross realized losses                      (2.6)
           (.2)
                      Net realized gains (losses)            $ (1.4)
          $  1.4



                    Restrictions on Transfers of Funds and Assets
                         The Company's insurance operations are subject to state
                    regulations which limit, by reference to specified measures of statutory operating results and policyholders' surplus, the dividends that can be paid to the Company without prior regulatory approval. Under these restrictions, the maximum amount of
                    dividends which can be paid to the Company during 1995 by these subsidiaries is $83.8 million. At December 31, 1994 and 1993, statutory capital and surplus totalled $643.6 million and $567.3 million, respectively.

                    Reinsurance
                         The insurance operations assume and cede a portion of their written business with other insurance companies in the normal course of business. To the extent that any reinsuring companies are unable to meet their obligations under agreements covering reinsurance ceded, the Company's insurance subsidiaries would remain liable. Amounts deducted from insurance losses and loss adjustment expenses ("LAE") and net written and earned premiums in
                    connection with reinsurance ceded to affiliates and non-affiliated companies, as well as amounts included in net written and earned
                    premiums for reinsurance assumed from affiliates and non-affiliated companies, were as follows:

                                                                   (In
          Millions)
                    Years Ended December 31,                 1994      1993
              1992
                    Reinsurance ceded:
                      Premiums written
                         Non-affiliates                     $20.4     $ 9.3
             $ 5.9

                      Premiums earned
                         Non-affiliates                      18.7       8.9
               6.4

                      Incurred losses and loss adjustment
                       expenses
                         Affiliates                          (1.8)
          (2.5)
                    (8.8)






                         Non-affiliates                      15.9       3.8
               4.4

                    Reinsurance assumed:
                      Premiums written
                         Affiliates                         167.6     101.2
              56.0

                         Non-affiliates                      36.4      74.4
              46.1

                      Premiums earned
                         Affiliates                         139.4      78.2
              56.1
                         Non-affiliates                      50.1      60.1
              36.4



                                                                      (In
          Millions)
                    December 31,                                   1994
              1993
                    Reinsurance ceded:
                      Reserves for unpaid loss and
                       loss adjustment expenses
                         Affiliates                              $ 10.2
             $

                    14.0
                         Non-affiliates                            40.7

                    29.1


                         The allowance for uncollectible reinsurance was $1.5 million and $1.9 million, respectively, at December 31, 1994 and 1993.

                    Liability for Losses and Loss Adjustment Expenses
                         The following table provides an analysis of changes in the estimated liability for losses and LAE, net of reinsurance activity.

                                                                   (In
          Millions)
                    Years Ended December 31,                  1994
          1993
                    1992
                    Balance at beginning of year, net of
                         reinsurance                        $  916.3  $
          763.5   $
                    663.9

                    Provision for losses and LAE occurring
                         in the current year                 1,169.5
          914.7
                    706.8
                    Net decrease in provision for claims
                         occurring in prior years              (78.8)
          (57.8)
                    (20.2)
                                                             1,090.7
          856.9
                    686.6
                    Payments for losses and LAE
                      occurring during:
                         Current year                          553.6
          413.0






                    294.7
                         Prior years                           386.5
          345.1
                    292.3
                                                               940.1
          758.1
                    587.0
                    Loss and LAE reserves of subsidiaries
                         purchased                              13.1
          54.0
                    -

                    Balance at end of year, net of
                         reinsurance                         1,080.0
          916.3
                    763.5

                    Reinsurance receivable on unpaid losses
                         and LAE at end of year                 50.9
          45.1
                    -
                    Balance at end of period, gross of
                         reinsurance receivable             $1,130.9  $
          961.4   $
                    763.5

                         The decreases in the provision for claims occurring in prior years results from reductions in the estimated ultimate losses
                    and
                    LAE related to such claims.


                    Other
                         Statutory net income for 1994, 1993 and 1992 was
          $74.0
                    million, $93.0 million and $81.6 million, respectively. Deferred policy acquisition costs amortized to income were $292.3 million,
                    $243.8 million and $195.9 million for 1994, 1993 and 1992, respectively.
                         At December 31, 1994 and 1993, reserves for uncollectible
                    premiums receivable were $5.9 million and $5.6 million, respectively.
                         During 1994, 1993 and 1992, 89 percent, 95 percent and 95
                    percent, respectively, of net premiums written in the workers'
                    compensation insurance operations were for policies eligible for policyholder dividend consideration.

                    5.     PARENT COMPANY INVESTMENTS

                         The Parent Company investments in fixed maturity securities at
                    December 31, consisted of the following:

                                                                   Gross
           Gross
                                                       Amortized Unrealized
                    Unrealized   Market
                             1994                        Cost      Gains
           Losses
                       Value
                                                                        (In
          Millions)
                    Held for investment
                      Corporate securities             $  205.4  $     -
          $    6.4
                    $  199.0
                      Public utilities                     23.0        -
              .8
                      22.2
                      Mortgage-backed securities             .4        -
              -
                        .4
                      U.S. Government securities           50.5        -
              .6
                      49.9
                        Total held for investment         279.3        -
             7.8
                     271.5

                    Available for sale
                      U.S. Government securities          328.0        -
             4.6
                     323.4

                        Total fixed maturity
                          securities                   $  607.3  $     -
          $   12.4
                    $  594.9







                                                                   Gross
           Gross
                                                       Amortized Unrealized
                    Unrealized   Market
                             1993                        Cost      Gains
           Losses
                       Value
                                                                 (In
          Millions)
                    Held for investment
                      Corporate securities             $  189.6  $    3.1
          $     .3
                    $  192.4
                      Public utilities                     31.6        -
              -
                      31.6
                      U.S. Government securities           26.5        -
              -
                      26.5
                      Mortgage-backed securities            1.2        -
              -
                       1.2
                         Total fixed maturity
                          securities                   $  248.9  $    3.1
          $     .3













                    $  251.7

                         At December 31, 1994, the carrying value of
          unrated or less
                    than investment grade corporate securities totalled $27.2 million
                    (market value $26.5 million).
                       Proceeds from sales of Parent Company investments during 1992, excluding proceeds from sales at or near maturity
          totaled $5.3
                    million. No gains or losses were realized on such securities in
                    1992.
                       Amortized cost and market value of Parent Company investments in
                    fixed maturity securities at December 31, 1994 are shown below by contractual maturity.  Expected maturities may differ
          from
                    contractual maturities because certain borrowers have the right to
                    call or prepay obligations.
                                                                    (In
          Millions)
                                                                 Amortized
          Market
                                                                   Cost
          Value
                    Held for investment
                      Due in one year or less                    $   42.3
          $   41.8
                      Due after one year through five years         185.5
           180.9
                      Due after five years through ten years         40.6
            38.1
                      Due after ten years                            10.5
            10.3
                                                                    278.9
           271.1
                      Mortgage-backed securities                       .4
              .4
                         Total held for investment                  279.3

           271.5

                    Available for sale
                      Due in one year or less                        83.9
            82.8
                      Due after one year through five years         242.6
           239.1
                      Due after five years through ten years           -
              -
                      Due after ten years                             1.5
             1.5
                                                                    328.0
           323.4
                      Mortgage-backed securities                       -
              -
                         Total available for sale                   328.0
           323.4

                         Total fixed maturity securities         $  607.3
          $  594.9


                         At December 31, 1994 and 1993, short-term investments
                    consisted principally of U.S. Treasury securities and commercial paper.


                    6.     DEBT

                         Debt consisted of the following:

                                                                      (In
          Millions)













                                                              1994

                    1993
                                                                Estimated

                    Estimated
                                                       Carrying  Fair
          Carrying
                     Fair
                    December 31,                        Amount     Value
          Amount
                     Value
                    Subordinated notes, 10 7/8%, due 2011
                      (net of unamortized debt issue costs
                      of $1.1 in each period)          $ 148.9   $ 159.3
          $ 148.9
                    $ 189.0

                    Subordinated notes, 10 5/8%, due 2000
                      (net of unamortized debt issue costs
                      of $.8 and $1.0 respectively)      149.2     155.8
           149.0
                     175.5

                    Subordinated notes, 9 3/4%, due 1999
                      (net of unamortized debt issue costs
                      of $.6 and $.8, respectively)      199.4     201.0
           199.2
                     226.0

                    Subordinated debentures, 9 1/2%, due
                         2002                               -         -
            16.2
                      16.2

                    Other                                  9.8       9.8
             9.9
                       9.9
                      Total                            $ 507.3   $ 525.9
          $ 523.2
                    $ 616.6

                         On March 25, 1994, the Company redeemed all of the
                    outstanding
                    $16.2 million principal amount of its 9 1/2 percent subordinated debentures due August 1, 2002 at the redemption price of 100 percent of the principal amount of each debenture plus accrued interest.
                         On July 30, 1993, the Company redeemed all $133.3 million
                    principal amount of its outstanding 11 percent subordinated debentures due December 15, 1997 at the redemption price of 100 percent of the principal amount of each debenture plus accrued interest to the redemption date.
                         Certain loan agreements contain several covenants and
                    restrictions, none of which significantly impacted the Company's operations at December 31, 1994.
                         The 10 7/8, 10 5/8 and 9 3/4 percent notes (the "Notes") are subordinated in right of payment to all debt of the Company outstanding at any time, except for debt which is by its terms not
                    superior to the notes and debentures. Under certain circumstances, the holders of the Notes can require the Company to purchase all
                    or
                    part of such Notes at par plus accrued interest (the
          "Put
                    Right").
                    The acquisition of AFC described in Note 2, if followed by a ratings downgrade by either Standard & Poor's
          Corporation or
                    Moody's Investor Service Inc., would trigger the Put Right. Both agencies have placed the Notes under review for possible ratings downgrade as a result of the Acquisition. The Company is unable to
                    predict whether either or both of these agencies will in fact downgrade the Notes or to what extent, if any, holders of the
                    Notes
                    would exercise their Put Right.


                         Annual maturities of debt outstanding at December 31, 1994, are as follows:

                                                            (In Millions)
                                   1995                        $   .7
                                   1996                            .8
                                   1997                            .8
                                   1998                            .9
                                   1999                         200.4
                                   After 1999                   303.7

                         At December 31, 1994, the Company had unutilized letter of credit facilities totalling $43.7 million which, if drawn, will bear interest at rates which approximate the prime rates offered by
                    various banks.

                         Estimated fair values for debt issues that are not quoted on an exchange were calculated using interest rates that are
                    currently
                    available to the Company for issuance of debt with similar terms and remaining maturities.


                    7.     INCOME TAXES

                         The Company has reported as of the beginning of its 1994 tax year, an aggregate consolidated net operating loss carryforward for
                    Federal income tax purposes of approximately $638 million, which will expire at the end of 1996 unless previously utilized, and a
                    $252 million capital loss carryforward, which will
          expire in
                    various amounts between 1995 and 1997, unless
          previously
                    utilized.
                    The 1994 consolidated Federal income tax return will
          report a
                    remaining net operating loss carryforward currently estimated at
                    $505 million, which will expire at the end of 1996
          unless
                    previously utilized, and remaining capital loss
          carryforwards
                    estimated at $325 million which will expire in various
          amounts
                    between 1995 and 1999, unless previously utilized.
          Also, as of
                    December 31, 1994, the Company has investment tax
          credit
                    carryforwards totalling approximately $8.8 million,
          which will
                    expire in various amounts between 1995 and 2000 unless previously used, and alternative minimum tax credit ("AMT") carryforwards of approximately $14 million.
                         During 1992, the Company elected to adopt SFAS No.
          109,
                    "Accounting for Income Taxes", effective January 1, 1992, without restating prior years' financial statements.  SFAS No.
          109
                    changed
                    the methods of accounting for income taxes and the criteria for recognition of deferred tax assets.  More specifically,
          a
                    deferred
                    tax asset is recognized for those carryforwards and
          temporary
                    differences which will provide future tax benefits.  A
          deferred
                    tax
                    liability is recognized for temporary differences which
          will
                    result
                    in taxable amounts in future years.  The cumulative
          effect
                    resulting from adopting SFAS No. 109 as of January 1,
          1992 was
                    income of $252.8 million, or $5.36 per share.  As a
          result of
                    adopting SFAS No. 109, common shareholders' equity
          increased
                    $300.8
                    million, or $6.38 per share, which amount includes $48.0 million, or $1.02 per share, attributable to the tax effect of the pre-
                    reorganization net operating loss carryforward, as well as the cumulative effect of accounting change.

                         Components of the provisions for income tax benefit
                    (expense)
                    were as follows:

                                                                    (In
          Millions)
                         Years Ended December 31,             1994     1993

                    1992
                         Current
                           Federal                          $ (2.8)
          $(4.4)    $
                    (2.8)
                           Foreign, state & local             (1.3)
          (.9)
                    (1.5)
                             Total current                    (4.1)
          (5.3)
                    (4.3)
                         Deferred
                           Federal                           (36.3)    59.4

                    (28.9)
                           Foreign, state & local               -
          (1.5)        -

                             Total deferred                  (36.3)    57.9

                    (28.9)













                             Total                          $(40.4)   $52.6

                    $(33.2)


                         Consolidated income tax expense differs from the amount
                    computed using the United States statutory income tax rate for the
                    reasons set forth in the following table:

                                                                    (In
          Millions)
                         Years Ended December 31,             1994
          1993
                    1992
                         Income before income taxes         $ 41.2
          $190.1    $
                    84.1

                         Expected tax at U.S. statutory
                           income tax rate                  $(14.4)
          $(66.5)   $
                    (28.6)
                         Amortization of goodwill             (4.0)
          (3.8)
                    (3.5)
                         Revision to valuation allowance        -
          132.0
                    -
                         Loss disallowance                   (21.4)
          (6.9)
                    -
                         Other, net                            (.6)
          (2.2)
                    (1.1)
                         Consolidated income tax            $(40.4)   $
          52.6    $
                    (33.2)

                         The Company's substantial tax loss carryforwards and
                    temporary
                    differences give rise to deferred tax assets. Based on an
                    analysis
                    of the likelihood of realizing the Company's gross deferred tax asset (taking into consideration applicable statutory carryforward periods), the Company determined that the recognition criteria
                    set
                    forth in SFAS No. 109 are not met for the entire gross deferred tax
                    asset and, accordingly, the gross deferred tax asset is reduced by
                    a valuation allowance. The analysis of the likelihood of
                    realizing
                    the gross deferred tax asset is reviewed and updated periodically.
                    Any required adjustments to the valuation allowance are made in the
                    period in which the developments on which they are based become known. Results for 1993 include tax benefits of $132 million attributable to such adjustments.

                         Carryforwards and temporary differences which give rise to the
                    deferred tax asset are as follows:
                                                               (In
          Millions)
                                                       Amount of Deferred
          Tax Assets
                                                            at Current Tax
          Rates
                                                                 December
          31,
                                                              1994
          1993
                         Net operating loss carryforward    $176.7
          $213.5
                         Capital loss carryforwards          115.5
          93.3
                         Insurance claims and reserves        93.4
          114.0
                         Other, net                           95.6
          70.2
                         Gross deferred tax asset            481.2
          491.0
                         Valuation allowance                (213.5)
          (195.2)
                         Net deferred tax asset             $267.7
          $295.8



                    8.     PENSION PLANS AND OTHER RETIREMENT BENEFITS

                         The Company provides retirement benefits, primarily through contributory and noncontributory defined contribution plans, for the majority of its regular full-time employees except those covered by certain labor contracts. Company contributions under the defined contribution plans sponsored by the Company approximate, on average, five percent of each eligible employee's
                    covered compensation. In addition, the Company sponsors employee savings plans under which the Company matches a specified portion of contributions made by eligible employees.
                         Expense related to defined contribution plans for 1994, 1993 and 1992 totaled $5.8 million, $5.5 million and $6.0 million, respectively. The Company also provides defined benefit pension plan retirement benefits for certain employees. The related amounts included in the accompanying financial statements are not material to the Company's financial condition.


                    9.     EMPLOYEE STOCK OPTION AND PURCHASE PLANS

                         Under the Company's Stock Option Plan, options to purchase shares of Common Stock may be granted to officers and other key employees, and to non-employee directors of the Company. The exercise price may not be less than the fair market value of the
                    Common Stock at the date of the grant. The options granted to officers and key employees generally become exercisable to the extent of 20 percent of the shares covered each year, beginning one
                    year from the date of grant, and expire ten years from the date of
                    grant. The options granted to non-employee directors of the
                    Company generally become fully exercisable upon grant and expire approximately ten years from the date of grant.

                         Under the now terminated Career Share Purchase
          Plan (the
                    "Career Share Plan"), officers and other key employees of the
                    Company purchased shares of the Company's Preference
          Stock
                    (designated Career Shares). Outstanding Career Shares are
                    convertible, at the holder's option, into a specified number of shares of Common Stock determined by reference to the fair market value (as defined) of a share of Common Stock as of the date the
                    Career Shares were offered for purchase.
                         Career Shares are generally not entitled to vote;
          are
                    entitled
                    to cumulative annual cash dividends per share (if declared by the
                    Board of Directors) equal to 9.3 percent of their purchase price per share; are superior to the rights of holders of shares of
                    Common Stock with respect to dividends; and have no preference to the rights of holders of shares of Common Stock in the event of liquidation. Under certain conditions, holders of Career Shares issued under the Career Share Plan are entitled to sell to the
                    Company any or all of their shares and the Company is entitled to repurchase all outstanding Career Shares.

                         The number of common shares available with respect to the
                    Company's Stock Option and Career Share Plans and activity under these Plans were as follows:

                                                  Common Stock Equivalents
                                                  Available
          Exercise
                    or
                                                    Under
          Conversion
                                                    Plans   Outstanding
          Prices Per
                    Share






                    Balance at December 31, 1993  2,098,673  4,328,441
          $15.80 -
                    $31.38
                    Activity during 1994:
                      Stock options granted        (235,137)   235,137
                      Stock options exercised                 (892,968)
          $15.80 -
                    $24.06
                      Stock options terminated      275,256   (275,256)


                    Balance at December 31, 1994  2,138,792  3,395,354
          $17.24 -
                    $31.38
                    Exercisable or convertible (vested)
                      at December 31, 1994                   2,429,430
          $17.24 -
                    $31.38

                         The Company's Employee Stock Purchase Plan
          ("ESPP") provides
                    eligible employees with the opportunity to purchase from the
                    Company, through regular payroll deductions, shares of the
                    Company's Common Stock at 85 percent of its fair market value on the purchase date. A maximum of 3,000,000 common shares can be purchased under the ESPP, and through December 31, 1994,
                    employees
                    had purchased 292,934 shares.
                         In connection with the acquisition of AFC described in Note

                    2,
                    each outstanding share of the Company's Common Stock will be converted into a share of New American Premier Common Stock, each outstanding Career Share will be converted into a share of New
                    American Premier preferred stock and each stock option outstanding under the Company's Stock Option Plan will be converted into an
                    option to purchase New American Premier common stock.
          In
                    addition,
                    New American Premier will succeed to the Company under all provisions of the Option Plan, the Career Share Plan and the
                    ESPP.

                    10.     CAPITAL STOCK

                         The Company is authorized to issue 23,090,274
          shares of
                    Preference Stock, without par value, in one or more
          series.  At
                    December 31, 1994 and 1993 there were 212,698 shares of Preference
                    Stock outstanding, all of which are designated Career
          Shares.
                         The Company is authorized to issue 200,000,000
          shares of
                    Common Stock. At December 31, 1994, there were 46,282,157 shares of Common Stock outstanding or issuable, including
          1,375,162
                    shares
                    set aside for issuance to certain pre-reorganization
          creditors
                    and
                    other claimants.  Holders of Common Stock have one vote
          per
                    share.
                         During 1994, the Company purchased 2,099,600
          shares of its
                    Common Stock for $52.5 million paid or to be paid in
          cash.
                    During
                    the period subsequent to December 31, 1994 through February 13,
                    1995, the Company purchased 3,259,697 shares for $82.8 million.
                    During 1993, the Company purchased 45,522 shares of its
          Common
                    Stock for $1.3 million.  During 1992, the Company
          purchased
                    1,471,002 shares of its Common Stock for $30.2 million.
                         At December 31, 1994, the Company had reserved
          5,534,146
                    shares of Common Stock for issuance in connection with the
                    Company's Stock Option Plan and Career Share Plan. If all stock options outstanding at December 31, 1994 were exercised (whether
                    or
                    not then exercisable) and all Career Shares outstanding at
                    December
                    31, 1994 were converted, the total number of shares of Common
                    Stock
                    outstanding or issuable at December 31, 1994 would have increased from 46,282,157 to 49,657,511.
                         Upon completion of the acquisition of AFC described in Note
                    2,
                    the Company will have 47,000,000 shares of Common Stock outstanding, all of which will be owned by New American
          Premier;
                    none of the remaining 153,000,000 authorized shares of Common
                    Stock
                    will have been reserved for any purpose; and no shares of
                    Preference Stock will be outstanding.

                    11.     CONTINGENCIES

                    Pre-Reorganization Contingencies
                         The following matters arose out of railroad operations
                    disposed of by the Company's predecessor, Penn Central Transportation Company ("PCTC"), prior to its bankruptcy
                    reorganization in 1978 and, accordingly, any ultimate liability arising therefrom in excess of previously established loss accruals
                    would be attributable to pre-reorganization events and circumstances. In accordance with the Company's pre-reorganization accounting policy, any such ultimate liability will reduce the
                    Company's capital surplus and shareholders' equity, but will not be
                    charged to income.

                      USX Litigation
                         In May 1994, lawsuits were filed against the
          Company by USX
                    Corporation ("USX") and its former subsidiary, Bessemer and Lake
                    Erie Railroad Company ("B&LE"), seeking contribution by
          the
                    Company, as the successor to the railroad business conducted by
                    PCTC prior to 1976, for all or a portion of the
          approximately
                    $600
                    million that USX paid in satisfaction of a judgment against B&LE for its
                    participation in an unlawful antitrust conspiracy among certain railroads commencing in the 1950's and continuing through the
                    1970's. The lawsuits argue that USX's liability for that payment was attributable to PCTC's alleged activities in furtherance of the
                    conspiracy. The Company believes that these lawsuits are without merit. On October 13, 1994, the U.S. District Court for the
                    Eastern District of Pennsylvania enjoined USX and B&LE from continuing their lawsuits against the Company, ruling that their claims are barred by the 1978 consummation order issued by that
                    Court in PCTC's bankruptcy reorganization proceedings.
          USX and
                    B&LE have appealed the District Court's ruling to the U.S. Court of
                    Appeals for the Third Circuit.

                      Environmental Matters
                         The Company is a party or named as a potentially responsible party in a number of proceedings and claims by regulatory
                    agencies
                    and private parties under various environmental protection laws, including the Comprehensive Environmental Response, Compensation
                    and Liability Act ("CERCLA"), seeking to impose responsibility on the Company for hazardous waste remediation costs at certain railroad sites formerly owned by PCTC and at certain other sites where hazardous waste allegedly generated by PCTC's railroad operations is present.  It is difficult to estimate the

          Company's
                    liability for remediation costs at these sites for a number of reasons, including the number and financial resources of other potentially responsible parties involved at a given site, the varying availability of evidence by which to allocate responsibility among such parties, the wide range of costs for
                    possible remediation alternatives, changing technology and the period of time over which these matters develop.
          Nevertheless,
                    the
                    Company believes that its previously established loss accruals for
                    potential pre-reorganization environmental liabilities at such sites
                    (including those established as a result of the Special
          Court
                    decision
                    discussed below) are adequate to cover the probable amount of such
                    liabilities, based on the Company's estimates of remediation costs
                    and related expenses at such sites and its estimates of the portions
                    of such costs that will be borne by other parties.
          Such
                    estimates
                    are based on information currently available to the Company and are
                    subject to future change as additional information becomes available.

                    Such estimates do not assume any recovery from the Company's insurance
                    carriers, although the Company does intend to seek reimbursement from
                    certain insurers for such remediation costs as the Company incurs.

                         In the third quarter of 1994, the Special Court created by the
                    Regional Rail Reorganization Act of 1973 (the "Rail Act") ruled, in
                    a decision that has become final, that CERCLA claims against the
                    Company with respect to the railroad sites it transferred to
                    Consolidated Rail Corporation ("Conrail") in 1976 pursuant to the
                    Rail Act are not barred by the terms of the transfer or by the settlement of the valuation proceedings related to the transfer.
                    In terms of potential liability to the Company, the most
                    significant of the sites affected by the Special Court decision is
                    the railyard at Paoli, Pennsylvania ("Paoli Yard") formerly owned by PCTC.  A Record of Decision issued by the U.S.
          Environmental
                    Protection Agency in 1992 presented a final selected remedial action for clean-up of polychlorinated biphenyls
          ("PCB's") at
                    Paoli
                    Yard having an estimated cost of approximately $28 million. As a result of the Special Court decision, the Company has accrued a substantial portion of such estimated clean-up costs in its financial statements (in addition to related expenses) but has not
                    accrued the entire amount because it believes it is probable that other parties, including Conrail, will be responsible for
                    substantial percentages of the clean-up costs by virtue of their operation of electrified railroad cars at Paoli Yard that
                    discharged PCB's at higher levels than discharged by cars
                    operated
                    by PCTC. The amounts accrued by the Company for Paoli F-26

                    Yard and for other sites transferred to Conrail in 1976 are included in the 1994 capital surplus charges discussed in Note
                    12.
                         In management's opinion, the outcome of the foregoing
                    environmental claims and contingencies will not, individually or in
                    the aggregate, have a material adverse effect on the financial condition of the Company. In making this assessment, management has taken into account previously established loss accruals in its
                    financial statements and probable recoveries from third parties.

                    Post-Reorganization Contingencies
                         In connection with the Company's sale on June 9, 1994 of its
                    General Cable Notes and common stock as described in
          Note 3, the
                    Company assumed responsibility for certain actual and potential environmental and other liabilities principally associated with
                    General Cable's recent sales of Marathon LeTourneau Company and
                    Indiana Steel and Wire Company, in consideration of the payment to
                    the Company of an Indemnity Payment of $19.2 million.
          On June
                    30,
                    1994, the Company established a loss accrual in that amount in its
                    financial statements. Although it is difficult to estimate future
                    environmental remediation costs accurately for the reasons discussed above, the Company believes that the Indemnity Payment will provide sufficient funds to permit the Company to discharge such liabilities as they become payable over time.

                    12.    CHANGES IN COMMON SHAREHOLDERS' EQUITY

                    Unrealized


                    Gains


                    (Losses)
                                                 Common Stock    Capital
          Retained On
                    Invest-
                    (Dollars in Millions)      Shares    Amount  Surplus
          Earnings
                    ments    Total
                     Balance, December 31, 1991 47,360,956  $47.4 $  727.5
          $705.1 $
                    (1.0) $1,479.0
                     Portion of deferred tax
                      asset attributable to
                      pre-reorganization net
                      operating loss carryforward                     48.0

                            48.0
                     Net income
          305.4
                           305.4
                     Dividends declared on
                      Common Stock
          (38.1)
                           (38.1)
                     Exercise of stock options
                      and conversion of Career
                      Shares                       397,015     .4      5.6

                             6.0
                     Purchases of Company
                      Common Stock              (1,472,495)  (1.5)   (28.7)

                           (30.2)
                     Issuance of Common Stock
                      under ESPP                    96,694     .1      1.9







                             2.0
                     Adjustment of estimated net pre-
                      reorganization liabilities                     (15.0)

                           (15.0)
                     Distribution of equity to
                      shareholders from spin-off
                      of General Cable
                      Corporation
          (264.5)
                          (264.5)
                     Change in net unrealized gains
                      (losses) on investments

                    11.5     11.5
                     Other, net                                        (.4)
            (.9)
                            (1.3)
                     Balance, December 31, 1992 46,382,170  $46.4  $ 738.9
          $707.0  $
                    10.5 $1,502.8

                      Net income
          232.0
                           232.0













                     Dividends declared on
                      Common Stock
          (40.0)
                           (40.0)
                     Exercise of stock options
                      and conversion of Career
                      Shares                     1,072,397    1.1     21.8

                            22.9
                     Purchases of Company
                      Common Stock                 (45,522)           (1.3)

                            (1.3)
                     Issuance of Common Stock
                      under ESPP                    37,049             1.1

                             1.1
                     Adjustment of estimated net pre-
                      reorganization liabilities                     (14.0)

                           (14.0)
                     Adjustment to the distribution
                      of equity to shareholders
                      from spin-off of General
                      Cable Corporation
           13.3
                            13.3
                     Change in net unrealized gains
                      (losses) on investments

                    5.9      5.9
                     Other, net                               (.1)     (.3)

                             (.4)
                     Balance, December 31, 1993 47,446,094  $47.4  $ 746.2
          $912.3
                    $16.4 $1,722.3

                     Net income
             .3
                              .3
                     Dividends declared on
                      Common Stock
          (42.9)
                           (42.9)
                     Exercise of stock options






                      and conversion of Career
                      Shares                       892,968     .9     17.5

                            18.4
                     Purchases of Company
                      Common Stock              (2,099,600)  (2.1)   (50.4)

                           (52.5)
                     Issuance of Common Stock
                      under ESPP and employee
                      stock bonus                   42,695             1.1

                             1.1
                     Adjustment of estimated net pre-
                      reorganization liabilities                     (52.0)

                           (52.0)
                     Adjustment to the distribution
                      of equity to shareholders
                      from spin-off of General
                      Cable Corporation
           (2.2)
                            (2.2)













                     Change in net unrealized gains
                      (losses) on investments

                    (43.7)   (43.7)
                     Other, net                                .1      (.2)

                             (.1)
                     Balance, December 31, 1994 46,282,157  $46.3  $ 662.2
          $867.5 $
                    (27.3)$1,548.7

                         During 1994, the Company increased its accruals for its net probable liability for claims and contingencies arising
          from
                    events
                    and circumstances preceding the Company's 1978
          reorganization.
                    Of
                    these accruals, $47.8 million was for
          pre-reorganization
                    environmental liabilities established principally as a result of the
                    1994 Special Court decision referred to in Note 11 in respect of
                    Paoli Yard and other sites transferred by the Company to Conrail in
                    1976. The environmental accrual also includes increases
          in the
                    estimated costs to the Company, based on information which became available to it in 1994, related to remediation of environmental conditions allegedly caused or contributed to by PCTC at certain other sites. The remainder of the accruals consists of increases in
                    the estimated cost to the Company, based on information
          which
                    became
                    available to it during 1994, for pending and expected claims by former PCTC employees of injury or disease allegedly
          caused by
                    exposure to excessive noise or asbestos in the railroad workplace.
                    Such increase in the accrual for occupational injury or disease claims is net of probable insurance recoveries related thereto.
                    The
                    foregoing estimates are based on information currently available to
                    the Company and are subject to future change as
          additional
                    information becomes available.  Offsetting these
          accruals was a
                    $13.8
                    million credit representing the net present value of installment payments to be paid by Chicago Union Station ("CUSCO") to the
                    Company resulting from a judgment against CUSCO in favor of the
                    Company. In accordance with the Company's reorganization
                    accounting
                    policy, the Company recorded a net charge of $52.0 million to capital
                    surplus to reflect the net effect of the foregoing accruals which the
                    Company believes will be adequate based on information currently available to it.
                         Also during 1994, the Company settled a dispute with former employees of a business that was acquired in 1990 and subsequently included in the General Cable Spin-off in July 1992.
                         During 1993 the Company settled a lawsuit it had brought
                    against
                    the former owner of a business that was acquired by the Company in
                    1990 and was included in the General Cable Businesses spun-off to shareholders in July 1992. After the General Cable Spin-off, the
                    Company retained the right to receive any amounts recovered in the
                    lawsuit. The net amount of cash received by the Company in the settlement (net of a provision for certain obligations and associated
                    litigation expense) was accounted for as an F-29 adjustment to the distribution of equity to shareholders
                    resulting
                    from the General Cable Spin-off.


                    13.     COMMITMENTS

                         The Company has agreed to guarantee several third
          party
                    obligations which are not material individually or in
          the
                    aggregate.
                    The Company has also entered into various operating
          lease
                    agreements
                    related principally to certain administrative and manufacturing facilities and transportation equipment.  Future
          minimum rental
                    payments required under noncancelable lease agreements
          at
                    December
                    31, 1994 were as follows: 1995--$20.3 million,
          1996--$16.9
                    million,
                    1997--$8.2 million, 1998--$5.7 million, 1999--$3.8
          million and
                    $5.0
                    million thereafter, before deduction of minimum sublease income of
                    $12.3 million, in the aggregate, from January 1, 1995 through the expiration of the leases. Rental expense recorded under
                    operating
                    leases was $12.9 million in 1994, and $13.3 million in both 1993
                    and
                    1992.


                    14.     STATEMENT OF CASH FLOWS

                         For purposes of this Statement, the Company considers only cash
                    on hand or in banks to be cash or cash equivalents.
          For the
                    years
                    ended December 31, 1994 and 1993, amounts included in Purchases of
                    investments and Sales and maturities of investments consist of activity for Short-term investments with original maturities greater
                    than three months.
                         For the years ended December 31, 1994, 1993 and 1992, income taxes paid were $6.4 million, $4.8 million and $5.5 million, respectively. For the same periods interest paid totaled $52.7 million, $62.7 million and $68.9 million, respectively.
                         On February 14, 1994, General Cable delivered to the Company
                    $10.4 million in cash and $41.7 million in promissory notes as a partial payment of the General Cable Notes. The non-cash portion of
                    this transaction is not included in the statement of cash flows.
                         During 1993, General Cable elected to pay the $31.8 million of
                    interest due on the General Cable Note with Interest
          Notes in
                    lieu of
                    cash. These non-cash transactions, which increased the Parent
                    Company investments and decreased accrued investment income, are not
                    included in the Statement of Cash Flows.
                         In December 1992, the Company received a note for
                    approximately
                    $11.0 million in consideration of the sale of G & H Technology,
                    Inc.
                    This transaction was a non-cash investing transaction which is not
                    included in the Statement of Cash Flows.
                         On June 30, 1992, in consideration of the transfer of the
                    General Cable Businesses and the advance of $25.0 million in cash,
                    the Company received the $255.0 million General Cable
          Note.  To
                    the
                    extent of $230.0 million, this transaction was a non-cash
                    investing
                    transaction which is not included in the Statement of Cash Flows.

                    15.     RELATED PARTY TRANSACTIONS

                         The Chairman of the Board, Chief Executive Officer
          and
                    principal
                    shareholder of AFC, which beneficially owned
          approximately 41.6
                    percent of the Company's outstanding common shares at
          December
                    31,
                    1994, is also the Chairman and Chief Executive Officer
          of the
                    Company.  See Note 2 for information regarding the
          Company's
                    acquisition of AFC and Note 3 regarding the sale of the General
                    Cable
                    Notes.
                         During 1990, the Company acquired the non-standard private passenger automobile insurance business (the "NSA
          Group") from
                    AFC.
                    The purchase price was subject to adjustment in 1995,
          based on
                    1991-
                    1994 pre-tax earnings of the NSA Group, by a reduction of up to
                    $20.0
                    million or an increase of up to $40.0 million, in each case plus interest. In December 1993, the Company, having concluded based on
                    the NSA Group's pre-tax earnings subsequent to 1990 that it was highly probable that the maximum $40.0 million purchase
          price
                    adjustment would be payable by the Company, paid $40.0 million, plus
                    $12.8 million of interest, to Great American Insurance
          Company
                    ("GAIC"), a wholly-owned insurance subsidiary of AFC,
          in full
                    settlement of the purchase price contingency in order to cut off the
                    accrual of interest at the relatively high rate prescribed by the acquisition agreement.  Also, as  part of the agreement
          for the
                    purchase of the NSA Group, AFC, through GAIC, provides stop-loss protection to the Company which, in effect, guarantees
          the
                    adequacy
                    of unpaid loss and allocated loss adjustment expense reserves of the
                    NSA Group (net of reinsurance and salvage and
          subrogation
                    recoveries)
                    related to periods prior to 1991 under policies written
          and
                    assumed
                    by the NSA Group.
                         In 1988, the Company's workers' compensation
          insurance
                    operations ("Republic Indemnity") entered into a
          reinsurance
                    contract
                    with GAIC to cover the aggregate losses on workers' compensation coverage for the accident years 1980-1987, inclusive.
          The
                    contract
                    provides for coverage by GAIC of net aggregate paid
          losses of
                    Republic Indemnity in excess of $440 million, up to a maximum of
                    $35.1 million.  Cumulative paid losses at December 31,
          1994
                    pertaining to claims during this period totaled $438.5 million.
                    In
                    addition, GAIC has agreed to reimburse Republic Indemnity for its loss adjustment expenses pertaining to this period up to a maximum of
                    $4.9 million.
















                    16.    QUARTERLY FINANCIAL DATA   ( Unaudited )

                         Summarized quarterly financial data for 1994 and
          1993 are
                    set
                    forth below. Quarterly results have been influenced by acquisitions and divestitures and by seasonal factors inherent in
          the
                    Company's
                    businesses.  The 1993 results include tax benefits of
          $15.0
                    million
                    ($.32 per share), $45.0 million ($.96 per share) and
          $65.0
                    million
                    ($1.33 per share) for the first, second and third quarters, respectively, attributable to increases in the Company's net deferred
                    tax asset. In addition, the table below gives effect to the classification of certain businesses as discontinued operations.

                    (In Millions,
                    Except Per         1st Quarter   2nd Quarter    3rd
          Quarter  4th
                    Quarter
                    Share Amounts)     1994   1993    1994   1993   1994
          1993
                    1994   1993
                        Total
                     1994      1993
                    Revenues         $357.8 $370.2  $469.9 $426.6 $476.6
          $443.7
                    $463.1 $522.8
                    $1,767.4 $1,763.3













                    Income (loss)
                      from continuing
                      operations      (55.9)  31.1    16.6   75.0   25.2
          86.2
                    14.9   50.4
                          .8    242.7

                    Net income (loss) (55.9)  33.9    15.2   75.0   26.1
          82.1
                    14.9   41.0
                          .3    232.0

                    Income (loss)
                      per share from
                      continuing
                      operations      (1.16)   .67     .35   1.60    .52
          1.77
                    .31   1.03
                         .02     5.03

                    Net income (loss)
                      per share       (1.16)   .73     .32   1.60    .54
          1.68
                    .31    .84
                         .01     4.81


          SCHEDULE III


                                      AMERICAN PREMIER UNDERWRITERS, INC.
                            Condensed Financial Information of Registrant
          (Note 1)
                                                 (In Millions)
                                      COMBINED CONDENSED INCOME STATEMENT

                                                        For the Years Ended
          December
                    31,
                    REVENUES                                  1994
          1993
                    1992
                         Equity in earnings of subsidiaries $  161.3   $
          178.1   $
                    146.2
                         Interest and dividend income           37.6
          52.4
                    45.0
                         Net sales                              20.8
          16.8
                    17.3
                         Loss on sale of General Cable Corporation
                              Securities                       (75.8)
          -
                     -
                         Net realized gains (losses)              .1
          92.9
                    (3.3)
                                                               144.0
          340.2
                    205.2

                    EXPENSES
                         Corporate and administrative
                              expenses                          20.0
          20.2
                    20.2






                         Interest and debt expense              52.8
          62.6
                    69.0
                         Provision for loss on sale of
                           subsidiaries and asset impairment     4.0
          37.9
                     -
                         Other (income) expense, net            27.3
          30.3
                    32.3
                                                               104.1
          151.0
                    121.5

                    Income from continuing operations before
                         income taxes                           39.9
          189.2
                    83.7
                    Income tax (expense) benefit               (39.1)
          53.5
                    (32.8)
                    Income from continuing operations             .8
          242.7
                    50.9

                    DISCONTINUED OPERATIONS
                         Equity in earnings of subsidiaries       -
          2.8













                    1.7
                         Loss from disposal of businesses        (.5)
          (13.5)
                     -

                    Cumulative effect of accounting change        -
          -
                    252.8

                    NET INCOME                              $     .3
          $232.0
                    $305.4



                                                     COMBINED CONDENSED
          BALANCE SHEET

                                                                  As of
          December 31,

                                                                1994
           1993
                    ASSETS
                         Investments                        $   807.9
          $   927.4
                         Receivables from subsidiaries          306.5
            293.5
                         Investments in subsidiaries          1,285.8
          1,231.7
                         Net assets of discontinued operations     -
              9.8
                         Deferred tax asset                     267.7
            295.8
                         Other assets                           150.9
            120.8
                                                            $ 2,818.8
          $ 2,879.0

                    LIABILITIES AND CAPITAL
                         Accounts payable, accrued expenses and
                              other liabilities             $   302.9
          $   196.2
                         Payables to subsidiaries               463.5
            440.9
                         Long-term debt                         503.7
            519.6






                         Other capital                        1,548.7
          1,722.3
                                                            $ 2,818.8
          $ 2,879.0


                                                                 SCHEDULE
          III
                    (continued)

                                      AMERICAN PREMIER UNDERWRITERS, INC.
                            Condensed Financial Information of Registrant
          (Note 1)
                                                 (In Millions)
                                  COMBINED CONDENSED STATEMENT OF CASH
          FLOWS

                                                        For the Years Ended
          December
                    31,
                    CASH FLOWS FROM OPERATING ACTIVITIES:       1994
          1993
                    1992
                     Income from continuing operations      $     .8  $
          242.7    $
                    50.9
                     Adjustments
                      Equity in earnings of subsidiaries      (161.3)
          (178.1)
                    (146.2)
                      Deferred Federal income tax               36.3
          (57.9)
                    28.9
                      Net (gain) loss on disposal of bisinesses,
                        investments, and PP&E                   80.4
          (54.5)
                    4.1
                      Cash received from subsidiaries           53.6
          231.2
                    122.2
                      Litigation settlement                       -
          15.6
                    -






                      Other, net                                12.1
          (35.7)
                    (24.0)
                        Cash flows from operating
                        activities                              21.9
          163.3
                    35.9

                    CASH FLOWS FROM INVESTING ACTIVITIES:
                     Purchases of available for sale
                      investments                             (353.6)
          -
                    -
                     Maturities and sales of available for sale
                      investments                               16.3
          -
                    -
                     Purchases of held for investment
                      securities                              (106.5)
          (158.3)
                    -
                     Maturities of held for investment
                      securities                                93.1
          336.7
                    -
                     Sale of General Cable Corporation
                      Securities                               176.7
          -













                    -
                     Net (increase) decrease in short-term
                      investments                              158.7
          (74.8)
                    353.5
                     Purchases of investments                 (263.4)
          (344.1)
                    (674.1)
                     Sales and maturities of investments       318.4
          275.0
                    387.7
                     Sales of businesses                        11.2
          -
                    -
                     Acquisitions of businesses, net of cash
                      acquired                                    -
          (57.3)
                    -
                     Other, net                                 10.6
          (.7)
                    (2.4)
                       Cash flows from investing
                        activities                              61.5
          (23.5)
                    64.7


                    CASH FLOWS FROM FINANCING ACTIVITIES:
                     Purchases of Company Common Stock         (47.7)
          (1.9)
                    (36.8)
                     Repayment of debt                         (16.3)
          (133.7)
                    -
                     Common Stock dividends                    (40.6)
          (38.2)
                    (36.8)
                     Other, net                                 17.8
          23.3
                    13.2
                       Cash flows from financing
                        activities                             (86.8)
          (150.5)
                    (60.4)

                    Net cash flows from continuing
                     operations                                 (3.4)






          (10.7)
                    40.2
                    Net cash (to) from discontinued
                     operations                                   -
          8.3
                    (36.6)

                    Increase (decrease) in cash                 (3.4)
          (2.4)
                    3.6
                    Cash - beginning of year                     3.8
          6.2
                    2.6

                    Cash - end of year                       $    .4   $
          3.8    $
                    6.2

                    Cash dividends received from equity method
                     accounting investees                    $    -    $
          2.5    $
                    3.9
                    Cash dividends received from consolidated
                     subsidiaries                            $  21.0   $
          36.2    $
                    53.1













                    Note 1:For purposes of preparing the combined condensed financial statements included in this Schedule III, the accounts of the
                    Company
                    ("Registrant") have been combined with the accounts of Pennsylvania
                    Company ("Pennco"). Pennco is a wholly owned direct subsidiary of
                    the Registrant, and is itself a holding company. At December 31,
                    1994, approximately 67% of Investments and substantially all
                    Investments in Subsidiaries as reported on the Combined Condensed
                    Balance Sheet were owned by Pennco. Pennco has no debt obligations and there are no restrictions affecting transfers of funds
                    between
                    Pennco and the Registrant. Accordingly, management believes that the
                    financial resources held at Pennco as well as Pennco's cash flow are
                    available, if necessary, to service the obligations of the
                    Registrant.

          SCHEDULE VIII

                       AMERICAN PREMIER UNDERWRITERS, INC. AND CONSOLIDATED
                    SUBSIDIARIES
                                       Valuation and Qualifying Accounts
                             For the Years Ended December 31, 1994, 1993
          and 1992
                                             (Dollars In Millions)

          Additions
                                                     Balance    Charged
          Charged
                                                        at        to
          to
                                                    beginning  costs and
          other
                                                     of period  expenses
          accounts
                                Balance
                                at end
                                  of
                    Deductions   Period

                    Year ended December 31, 1994:
                       Allowance for uncollectible accounts -
                            trade and other receivables     $16.4   $ 1.0
          $   -
                     $  3.6(a)(b)(c) $13.8
                         Miscellaneous reserves for losses -
                            other asset categories            6.7      .9

                    54.0(c)(d)






                        8.4(b)(d)     53.2
                    Year ended December 31, 1993:
                         Allowance for uncollectible accounts -
                            trade and other receivables       9.9     6.4
             .6(e)
                         .5(a)(b)     16.4
                         Allowance for uncollectible notes
                            receivable                       12.9      -
             -
                       12.9(f)          -
                         Miscellaneous reserves for losses -
                            other asset categories            6.3     5.4

                    (9.3)(d)
                        5.7(b)         6.7
                    Year ended December 31, 1992:
                         Allowance for uncollectible accounts -
                            trade and other receivables       6.9     2.0
            1.8(c)
                         .8(a)(b)      9.9
                         Allowance for uncollectible notes
                            receivable                       15.2      -
             -
                        2.3(f)        12.9
                         Miscellaneous reserves for losses -
                            other asset categories           36.9     3.5













                    (17.0)(d)
                       17.1(a)(c)      6.3


                    (a)  Includes reductions for divested businesses.
                    (b) Includes reductions of valuation accounts for actual charges incurred.
                    (c)  Includes transfers to/from other reserve accounts.
                    (d) Includes changes in unrealized gains and/or losses on
                         securities.
                    (e)  Includes additions for businesses acquired.
                    (f)  Includes a reduction in reserves for
          uncollectibility of
                    notes
                         which resulted from the prior sale of certain offshore
                    drilling
                         rigs, to reflect the receipt of significant principal and
                         interest payments.

                                                   EXHIBIT INDEX

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                    (2)             ---Agreement and Plan of Acquisition
          and       *
                                       Reorganization by and among American
                                       Premier Group, Inc., the Company,
          American
                                       Premier Sub, Inc., American
          Financial
                                       Corporation and AFC Sub, Inc. dated
          as
                                       of December 9, 1994, as amended,
          incor-
                                       porated by reference to Exhibit 2 to
          the
                                       Registration Statement on Form S-4
                                       No. 33-56813 (effective February 17,
          1995)
                                       of American Premier Group, Inc.

                    (3)       (i)   ---Amended and Restated Articles of
          Incor-     *
                                       poration of the Company, as amended
                                       effective March 25, 1994,
          incorporated by
                                       reference to Exhibit (3)(i) to the
          Company's
                                       Annual Report on Form 10-K for 1993.

                             (ii)   ---By-Laws of the Company, as amended

                                       February 15, 1995.

                    (4)(i)          ---Order No. 3708 of the United States
          Dis-    *
                                       trict Court for the Eastern District
          of
                                       Pennsylvania in In the Matter of
          Penn
                                       Central Transportation Company,
          Debtor,
                                       Bankruptcy No. 70-347 dated August

          17,
                                       1978 directing the consummation of
          the
                                       Plan of Reorganization for Penn
          Central
                                       Transportation Company, incorporated
          by
                                       reference to Exhibit 4 to Form 8-K
          Current
                                       Report of Penn Central
          Transportation
                                       Company for August 1978.

                    (4)(ii)  (a)    ---(i) Indenture dated as of August 1,
          1989    *
                                       between the Company and Morgan
          Guaranty
                                       Trust Company of New York, as
          Trustee,


                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                         Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                                       regarding the Company's Subordinated
                                       Debt Securities (the "Indenture"),
                                       incorporated by reference to Exhibit
          4.1
                                       to the Company's Form 8-K Current
          Report
                                       dated August 10, 1989.

                                    ---(ii) Instrument of Resignation of
          Trustee   *
                                       and Appointment and Acceptance of
          Successor
                                       Trustee and Appointment of Agent
          dated as
                                       of November 15, 1991 among the
          Company,
                                       Morgan Guaranty Trust Company of New
          York
                                       as Resigning Trustee and Star Bank,
          N.A.
                                       as Successor Trustee, incorporated
          by
                                       reference to Exhibit (4)(ii)(d)(ii)
          to the
                                       Company's Annual Report on Form 10-K
          for
                                       1991.

                                    ---(iii) Officer's Certificate Pursuant
          to     *
                                       Sections 102 and 301 of the
          Indenture
                                       relating to authentication and
          designation
                                       of the Company's 9-3/4% Subordinated
          Notes
                                       due August 1, 1999, to which is
          attached
                                       the Form of Note, incorporated by
          reference
                                       to Exhibit 4.2 to the Company's Form
          8-K

                                       Current Report dated August 10,
          1989.

                                    ---(iv) Officer's Certificate Pursuant
          to      *
                                       Sections 102 and 301 of the
          Indenture
                                       relating to authentication and
          designation
                                       of the Company's 10-5/8%
          Subordinated Notes
                                       due April 15, 2000, to which is
          attached
                                       the Form of Note, incorporated by
          reference
                                       to Exhibit 4.1 to the Company's Form
          8-K
                                       Current Report dated April 19, 1990.

                                    ---(v) Officer's Certificate Pursuant
          to       *
                                       Sections 102 and 301 of the
          Indenture
                                       relating to authentication and
          designation
                                       of the Company's 10-7/8%
          Subordinated Notes
                                       due May 1, 2011, to which is
          attached the
                                       Form of Note, incorporated by
          reference
                                       to Exhibit 4.1 to the Company's Form
          8
                                       amendment dated May 8, 1991 to the
          Company's
                                       Form 8-K Current Report dated May 7,
          1991.


                    -----------

                         * Asterisk indicates an exhibit previously filed with the

                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                    (10)(i)         ---Stock Purchase Agreement, dated as
          of       *
                                       June 10, 1993, among the Company,
          PCC
                                       Technical Industries, Inc. and
          Tracor,
                                       Inc., incorporated by reference to
                                       Exhibit (99) to the Company's
          Current
                                       Report on Form 8-K dated May 26,
          1993.

                    The following Exhibits (10)(iii)(a) through
          (10)(iii)(g) are
                    compensatory plans and arrangements in which directors or
                    executive
                    officers participate:

                        (iii)  (a)  ---(i) The Company's Stock Option Plan,
          as     *
                                       amended March 25, 1992, incorporated
          by
                                       reference to Exhibit (10)(iii)(a)(i)
          to
                                       the Company's Annual Report on Form
          10-K
                                       for 1992.

                                    ---(ii) Amendment to the Company's
          Stock       *
                                       Option Plan adopted by the Company's
                                       Board of Directors on March 24,
          1993,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(a)(ii) to the Company's
          Annual
                                       Report on Form 10-K for 1992.

                                    ---(iii) Forms of stock option
          agreements      *
                                       used to evidence options granted
          under the
                                       Company's Stock Option Plan to
          officers and
                                       directors of the Company,
          incorporated by
                                       reference to Exhibit
          (10)(iii)(a)(iii) to
                                       the Company's Annual Report on Form
          10-K
                                       for 1992.

                                    ---(iv) The Company's Stock Option Loan
          Pro-   *
                                       gram, as amended February 8, 1991,
          incorpor-
                                       rated by reference to Exhibit
          (10)(iii)(a)(v)
                                       to the Company's Annual Report on
          Form 10-K
                                       for 1990.

                               (b)  ---The Company's Annual Incentive
          Compensa-    *
                                       tion Plan, as amended February 12,
          1992,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(b) to the Company's Annual
          Report
                                       on Form 10-K for 1991.

                               (c)  ---Description of the Company's
          retirement     *
                                       program for outside directors, as
          adopted
                                       by the Company's Board of Directors
          on

                                       March 23, 1983, incorporated by
          reference
                                       to Exhibit (10)(iii)(i) to the
          Company's
                                       Annual Report on Form 10-K for 1982.



                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                               (d)  ---The Company's Employee Stock
          Redemption     *
                                       Program, as adopted by the Company's
          Board
                                       of Directors on March 28, 1985,
          incorpor-
                                       ated by reference to Exhibit
          (10)(iii)(j)
                                       to the Company's Annual Report on
          Form 10-K
                                       for 1984.

                               (e)  ---(i) Severance Agreement dated March
          29,     *
                                       1987 between the Company and Alfred
          W.
                                       Martinelli, a director of the
          Company,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(a)(i) to the Company's
          Form 10-Q
                                       Quarterly Report for the Quarter
          Ended
                                       March 31, 1987.

                                    ---(ii) Consulting Agreement dated as
          of       *
                                       March 29, 1987 between the Company
          and
                                       Alfred W. Martinelli, incorporated
          by
                                       reference to Exhibit
          (10)(iii)(a)(ii)
                                       to the Company's Form 10-Q Quarterly
                                       Report for the Quarter Ended March
          31,
                                       1987.

                                    ---(iii) Letter agreement amending the
          fore-   *
                                       going Consulting and Severance

          Agreements
                                       dated December 9, 1991 between the
          Company
                                       and Alfred W. Martinelli,
          incorporated by
                                       reference to Exhibit
          (10)(iii)(e)(iii)
                                       to the Company's Annual Report on
          Form 10-K
                                       for 1991.

                                    ---(iv) Letter agreement amending the
          fore-
                                       going Consulting and Severance
          Agreements
                                       dated June 29, 1994 between the
          Company
                                       and Alfred W. Martinelli.

                               (f)  ---Letters dated April 9, 1987 from the
          Com-   *
                                       pany to each of Neil M. Hahl and
          Robert W.
                                       Olson, officers of the Company, with
                                       respect to severance arrangements,
          as
                                       supplemented by letters dated June
          26,
                                       1987 to each such officer,
          incorporated by
                                       reference to Exhibit (10)(iii)(a) to
          the
                                       Company's Form 10-Q Quarterly Report
          for
                                       the Quarter Ended June 30, 1987.


                    -----------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                               (g)  ---(i) Excess of Loss Agreement,
          effective     *
                                       March 31, 1988, between Republic
          Indemnity
                                       Company of America and Great
          American
                                       Insurance Company, incorporated by
          refer-
                                       ence to Exhibit (g)(1) to Amendment
          No. 1
                                       to Schedule 13E-3, dated January 17,
          1989,
                                       relating to Republic American
          Corporation
                                       filed by Republic American
          Corporation, the
                                       Company, RAWC Acquisition Corp.,
          American
                                       Financial Corporation and Carl H.
          Lindner
                                       (the "Schedule 13E-3 Amendment").

                                    ---(ii) First Amendment to Excess of
          Loss      *
                                       Agreement, effective March 31, 1988,
                                       between Republic Indemnity Company
          of
                                       America and Great American Insurance
                                       Company, incorporated by reference
          to
                                       Exhibit (g)(2) to the Schedule 13E-3
                                       Amendment.

                               (h)  ---(i) Business Assumption Agreement,
                *
                                       effective as of December 31, 1990,
          between
                                       Stonewall Insurance Company and
          Dixie
                                       Insurance Company (now Infinity
          Insurance

                                       Company), incorporated by reference
          to
                                       Exhibit (10)(iii)(o)(i) to the
          Company's
                                       Annual Report on Form 10-K for 1990.

                                    ---(ii) Quota Share Agreements,
          effective      *
                                       December 31, 1990, between Stonewall
                                       Insurance Company and Dixie
          Insurance
                                       Company (now Infinity Insurance
          Company),
                                       incorporated by reference to Exhibit
                                       (10)(iii)(o)(ii) to the Company's
          Annual
                                       Report on Form 10-K for 1990.

                                    ---(iii) Management Agreement,
          effective as    *
                                       January 1, 1991, by and between
          Dixie
                                       Insurance Company (now Infinity
          Insurance
                                       Company) and Stonewall Insurance
          Company,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(o)(iii) to the Company's
          Annual
                                       Report on Form 10-K for 1990.

                                    ---(iv) Assumption and Bulk Reinsurance
          Agree-
                                       ment, effective December 31, 1994,
          between
                                       Stonewall Insurance Company and
          Infinity
                                       Insurance Company.

                    ------------

                         * Asterisk indicates an exhibit previously filed with the
                    Securities and Exchange Commission and incorporated herein by reference.

                          Exhibit Number
                          (Referenced to
                          Item 601 of
                          Regulation S-K)

                               (i)  ---Excess of Loss Agreements, effective
                *
                                       December 31, 1990, between Great
          American
                                       Insurance Company and each of
          Atlanta
                                       Casualty Company, Dixie Insurance
          Company
                                       (now Infinity Insurance Company) and
          Windsor
                                       Insurance Company, incorporated by
          reference
                                       to Exhibit (10)(iii)(p) to the
          Company's
                                       Annual Report on Form 10-K for 1990.

                               (j)  ---Premium Payment Agreement, effective
          as     *
                                       of January 1, 1991, by and between
          Great
                                       American Insurance Company and the
          Company,
                                       incorporated by reference to Exhibit
                                       (10)(iii)(q) to the Company's Annual
          Report
                                       on Form 10-K for 1990.

                    (11)            ---Supplemental information regarding
          computa-
                                       tions of net income per share
          amounts.

                    (12)            ---Calculation of ratio of earnings to
          fixed
                                       charges.

                    (21)            ---List of subsidiaries of the Company.

                    (23)            ---Consent of Deloitte & Touche LLP.

                    (27)            ---Financial data schedule.

                +

                    (28)            ---Information from reports provided to
          state
                                       regulatory authorities.


                    ----------------
                         * Asterisk indicates an exhibit previously filed with the
                    Securities
                    and Exchange Commission and incorporated herein by reference.

                         + Copy included in Report filed electronically with the
                    Securities
                    and Exchange Commission.